Exhibit 4.1

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                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 as Depositor,



                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                        d/b/a KEY COMMERCIAL MORTGAGE,
                              as Master Servicer,



                        ARCAP SPECIAL SERVICING, INC.,
                             as Special Servicer,



                                      and



                       WELLS FARGO BANK MINNESOTA, N.A.,
                                  as Trustee,


                        POOLING AND SERVICING AGREEMENT



                        Dated as of September 11, 2002



                                 $932,759,715



                 Commercial Mortgage Pass-Through Certificates
                               Series 2002-KEY2


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


                               TABLE OF CONTENTS

                                ---------------

Section                                                                                                                Page
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                                                              ARTICLE I

                                DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                                                    RESPECT OF THE MORTGAGE POOL

SECTION 1.01.              Defined Terms..................................................................................2
SECTION 1.02.              General Interpretive Principles...............................................................69
SECTION 1.03.              Certain Calculations in Respect of the Mortgage Pool..........................................70
SECTION 1.04.              Application of Default Charges................................................................72
SECTION 1.05.              Cross-Collateralized Mortgage Loans...........................................................73

                                                             ARTICLE II

                                    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                             ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS,
                                       GROUP X-2 REMIC III REGULAR INTERESTS AND CERTIFICATES

SECTION 2.01.              Conveyance of Mortgage Loans..................................................................74
SECTION 2.02.              Acceptance of Mortgage Assets by Trustee......................................................77
SECTION 2.03.              Certain Repurchases of Mortgage Loans by the Mortgage Loan Sellers............................80
SECTION 2.04.              Representations and Warranties of the Depositor...............................................84
SECTION 2.05.              Representations and Warranties of the Master Servicer.........................................86
SECTION 2.06.              Representations and Warranties of the Special Servicer........................................88
SECTION 2.07.              Representations and Warranties of the Trustee.................................................89
SECTION 2.08.              Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I
                             Residual Interest; Certain Matters Involving REMIC I and the Loan REMICs....................91
SECTION 2.09.              Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular Interests by
                             Trustee.....................................................................................94
SECTION 2.10.              Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II
                             Residual Interest; Certain Matters Involving REMIC II.......................................94
SECTION 2.11.              Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular Interests by
                             Trustee.....................................................................................96
SECTION 2.12.              Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the
                             Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest; Certain
                             Matters Involving REMIC III.................................................................97
SECTION 2.13.              Acceptance of Grantor Trusts and Group Terrorism Insurance Policy by Trustee; Issuance
                             of the Class Y and Class R Certificates....................................................102


                                                                -i-


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Section                                                                                                                Page
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                                                             ARTICLE III

                                           ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.              Administration of the Mortgage Loans.........................................................104
SECTION 3.02.              Collection of Mortgage Loan Payments.........................................................105
SECTION 3.03.              Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                             Accounts...................................................................................107
SECTION 3.04.              Collection Account, Distribution Account, Interest Reserve Account and Excess
                             Liquidation Proceeds Account...............................................................110
SECTION 3.05.              Permitted Withdrawals From the Collection Account, the Distribution Account, the
                             Interest Reserve Account and the Excess Liquidation Proceeds Account.......................114
SECTION 3.06.              Investment of Funds in the Collection Account, the Servicing Accounts, the Reserve
                             Accounts and the REO Account...............................................................119
SECTION 3.07.              Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................122
SECTION 3.08.              Enforcement of Alienation Clauses............................................................126
SECTION 3.09.              Realization Upon Defaulted Serviced Mortgage Loans...........................................128
SECTION 3.10.              Trustee to Cooperate; Release of Mortgage Files..............................................131
SECTION 3.11.              Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of
                             Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any
                             Fiscal Agent Regarding Back-up Servicing Advances..........................................133
SECTION 3.12.              Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........140
SECTION 3.13.              Annual Statement as to Compliance............................................................144
SECTION 3.14.              Reports by Independent Public Accountants....................................................144
SECTION 3.15.              Access to Certain Information................................................................145
SECTION 3.16.              Title to Administered REO Property; REO Account..............................................145
SECTION 3.17.              Management of Administered REO Property......................................................147
SECTION 3.18.              Fair Value Option; Sale of Administered REO Properties.......................................150
SECTION 3.19.              Additional Obligations of the Master Servicer and the Special Servicer.......................155
SECTION 3.20.              Modifications, Waivers, Amendments and Consents..............................................162
SECTION 3.21.              Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........168
SECTION 3.22.              Sub-Servicing Agreements.....................................................................169
SECTION 3.23.              Controlling Class Representative.............................................................171
SECTION 3.24.              Certain Rights and Powers of the Controlling Class Representative............................173

                                                             ARTICLE IV

                                                   PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.              Distributions................................................................................178


                                                                -ii-


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Section                                                                                                                Page
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SECTION 4.02.              Statements to Certificateholders; Certain Other Reports......................................184
SECTION 4.03.              P&I Advances.................................................................................187
SECTION 4.04.              Allocation of Realized Losses and Additional Trust Fund Expenses.............................190
SECTION 4.05.              Calculations.................................................................................191

                                                              ARTICLE V

                                                          THE CERTIFICATES

SECTION 5.01.              The Certificates.............................................................................192
SECTION 5.02.              Registration of Transfer and Exchange of Certificates........................................193
SECTION 5.03.              Book-Entry Certificates......................................................................200
SECTION 5.04.              Mutilated, Destroyed, Lost or Stolen Certificates............................................201
SECTION 5.05.              Persons Deemed Owners........................................................................201
SECTION 5.06.              Certification by Certificate Owners..........................................................201

                                                             ARTICLE VI

                                     THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.              Liability of the Depositor, the Master Servicer and the Special Servicer.....................203
SECTION 6.02.              Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the
                             Special Servicer...........................................................................203
SECTION 6.03.              Limitation on Liability of the Depositor, the Master Servicer, and the Special
                             Servicer...................................................................................203
SECTION 6.04.              Resignation of Master Servicer and Special Servicer..........................................204
SECTION 6.05.              Rights of the Depositor and the Trustee in Respect of the Master Servicer and the
                             Special Servicer...........................................................................205
SECTION 6.06.              Designation of Special Servicer by Certain Certificateholders................................206
SECTION 6.07.              Master Servicer or Special Servicer as Owner of a Certificate................................207

                                                             ARTICLE VII

                                                               DEFAULT

SECTION 7.01.              Events of Default............................................................................209
SECTION 7.02.              Trustee to Act; Appointment of Successor.....................................................212
SECTION 7.03.              Notification to Certificateholders...........................................................213
SECTION 7.04.              Waiver of Events of Default..................................................................213
SECTION 7.05.              Additional Remedies of Trustee Upon Event of Default.........................................213
SECTION 7.06.              Replacement of Westfarms Mall Special Servicer...............................................214


                                                               -iii-


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Section                                                                                                                Page
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                                                            ARTICLE VIII

                                                             THE TRUSTEE

SECTION 8.01.              Duties of the Trustee........................................................................215
SECTION 8.02.              Certain Matters Affecting the Trustee........................................................217
SECTION 8.03.              Trustee and  Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                             Mortgage Loans.............................................................................218
SECTION 8.04.              Trustee and Fiscal Agent May Own Certificates................................................219
SECTION 8.05.              Fees and Expenses of the Trustee and any Fiscal Agent; Indemnification of and by the
                             Trustee and any Fiscal Agent...............................................................219
SECTION 8.06.              Eligibility Requirements for Trustee.........................................................220
SECTION 8.07.              Resignation and Removal of Trustee...........................................................221
SECTION 8.08.              Successor Trustee............................................................................222
SECTION 8.09.              Merger or Consolidation of Trustee...........................................................223
SECTION 8.10.              Appointment of Co-Trustee or Separate Trustee................................................223
SECTION 8.11.              Appointment of Custodians....................................................................224
SECTION 8.12.              Access to Certain Information................................................................224
SECTION 8.13.              Appointment of Fiscal Agent..................................................................225
SECTION 8.14.              Advance Security Arrangement.................................................................227
SECTION 8.15.              Filings with the Securities and Exchange Commission..........................................227

                                                             ARTICLE IX

                                                             TERMINATION

SECTION 9.01.              Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................235
SECTION 9.02.              Additional Termination Requirements..........................................................237
SECTION 9.03.              Westfarms Mall REO Property..................................................................238

                                                              ARTICLE X

                                                      ADDITIONAL TAX PROVISIONS

SECTION 10.01.             Tax Administration...........................................................................239
SECTION 10.02.             Depositor, Master Servicer, Special Servicer and Fiscal Agent to Cooperate with
                             Trustee....................................................................................242

                                                             ARTICLE XI

                                                      MISCELLANEOUS PROVISIONS

SECTION 11.01.             Amendment....................................................................................243
SECTION 11.02.             Recordation of Agreement; Counterparts.......................................................244
SECTION 11.03.             Limitation on Rights of Certificateholders...................................................244
SECTION 11.04.             Governing Law................................................................................245


                                                                -iv-


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Section                                                                                                                Page
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SECTION 11.05.             Notices......................................................................................245
SECTION 11.06.             Severability of Provisions...................................................................246
SECTION 11.07.             Successors and Assigns; Beneficiaries........................................................246
SECTION 11.08.             Article and Section Headings.................................................................246
SECTION 11.09.             Notices to and from the Rating Agencies and the Depositor....................................246
SECTION 11.10.             Notices to Controlling Class Representative..................................................248
SECTION 11.11.             Complete Agreement...........................................................................248

                                                             ARTICLE XII

                                SERVICING OF THE WESTFARMS MALL LOAN GROUP FOLLOWING A WESTFARMS MALL
                                                  CHANGE OF SERVICING CONTROL EVENT

SECTION 12.01.             General......................................................................................249
SECTION 12.02.             Collection of Loan Payments..................................................................251
SECTION 12.03.             Collection of Taxes, Assessments and Similar Items; Servicing Accounts.......................251
SECTION 12.04.             Westfarms Mall Custodial Account.............................................................251
SECTION 12.05.             Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................253
SECTION 12.06.             Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements;
                             Defeasance Provisions; Other Provisions....................................................253
SECTION 12.07.             Realization Upon Defaulted Mortgage Loans....................................................253
SECTION 12.08.             Mortgage Loan Documents......................................................................254
SECTION 12.09.             Servicing Compensation.......................................................................254
SECTION 12.10.             Reports and Statements.......................................................................254
SECTION 12.11.             Annual Statement as to Compliance; Reports by Independent Public Accountants; Access
                             to Certain Information.....................................................................255
SECTION 12.12.             Westfarms Mall REO Property..................................................................255
SECTION 12.13.             Modifications, Waivers, Amendments and Consents; Inspections; Appraisals; Lock-Box
                             Accounts and Servicing Accounts; and Other Additional Obligations..........................255
SECTION 12.14.             Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping;
                             Asset Status Report........................................................................255
SECTION 12.15.             Sub-Servicing................................................................................256
SECTION 12.16.             Rights of the Holder of the Westfarms Mall Subordinate Companion Loan........................256
SECTION 12.17.             P&I Advances.................................................................................256
SECTION 12.18.             Limitation on Liability; Certain Indemnities.................................................256
SECTION 12.19.             Events of Default............................................................................256
SECTION 12.20.             Amendments to the Series 2002-CP3 PSA........................................................257


                                                                -v-




EXHIBITS
--------

EXHIBIT A-1                Form of Class X-1 and Class X-2 Certificates

EXHIBIT A-2                Form of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F

EXHIBIT A-3                Form of Class H,  Class J,  Class K,  Class L,  Class M,  Class N, Class P, Class Q, Class S and
                             Class T Certificates

EXHIBIT A-4                Form of Class Y Certificates

EXHIBIT A-5                Form of Class R Certificates

EXHIBIT B-1A               Schedule of SBRC Mortgage Loans

EXHIBIT B-1B               Schedule of KeyBank Mortgage Loans

EXHIBIT B-1C               Schedule of Column Mortgage Loans

EXHIBIT B-1D               Schedule of Early Defeasance Mortgage Loans

EXHIBIT B-1E               Schedule of Environmentally Insured Mortgage Loans

EXHIBIT B-1F               Schedule of Primary Serviced Mortgage Loans

EXHIBIT B-1G               Schedule of Class X-2 Reference Rates

EXHIBIT B-1H               Schedule of Mortgage Loans Covered by Group Terrorism Insurance Policy

EXHIBIT B-2                Schedule of Exceptions to Mortgage File Delivery

EXHIBIT B-3                Form of Custodial Certification

EXHIBIT C                  Letters of Representations among Depositor and Initial Depository

EXHIBIT D-1                Form of Master Servicer Request for Release

EXHIBIT D-2                Form of Special Servicer Request for Release

EXHIBIT E-1                Form of Statement to Certificateholders

EXHIBIT E-2                CMSA Servicer Watch List Criteria

EXHIBIT E-3                Controlling Class Representative's Reports Checklist

EXHIBIT E-4                Form of Payments Received after Determination Date Report

EXHIBIT E-5                Form of Mortgage Loans Delinquent Report

EXHIBIT E-6                ARCap Naming Convention for Electronic File Delivery

EXHIBIT F-1A               Form I of Transferor  Certificate for Transfers of Non-Registered  Certificates Held in Physical
                             Form

EXHIBIT F-1B               Form II of Transferor Certificate for Transfers of Non-Registered  Certificates Held in Physical
                             Form

EXHIBIT F-1C               Form of Transferor  Certificate for Transfers of Interests in Rule 144A Global  Certificates for
                             Classes of Non-Registered Certificates


                                                                -vi-




EXHIBIT F-2A               Form I of Transferee  Certificate for Transfers of Non-Registered  Certificates Held in Physical
                             Form

EXHIBIT F-2B               Form II of Transferee Certificate for Transfers of Non-Registered  Certificates Held in Physical
                             Form

EXHIBIT F-2C               Form of Transferee  Certificate for Transfers of Interests in Rule 144A Global  Certificates for
                             Classes of Non-Registered Certificates

EXHIBIT F-3A               Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights

EXHIBIT F-3B               Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights

EXHIBIT G-1                Form of Transferee Certificate in Connection with ERISA (Definitive Non-Registered Certificates)

EXHIBIT G-2                Form of Transferee Certificate in connection with ERISA (Book-Entry Non-Registered Certificates)

EXHIBIT H-1                Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates

EXHIBIT H-2                Form of Transferor Certificate for Transfers of Class R Certificates

EXHIBIT I-1                Form of Notice and Acknowledgment Concerning Replacement of Special Servicer

EXHIBIT I-2                Form of Acknowledgment of Proposed Special Servicer

EXHIBIT J                  Form of Uniform Commercial Code Financing Statement

EXHIBIT K-1                Information Request from Certificateholder or Certificate Owner

EXHIBIT K-2                Information Request from Prospective Investor

EXHIBIT L                  Schedule of Designated Sub-Servicers

EXHIBIT M                  Form of S&P Defeasance Certification


                                                               -vii-

          This Pooling and Servicing Agreement, is dated and effective as of September 11, 2002, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEY COMMERCIAL MORTGAGE as Master Servicer and ARCAP SPECIAL SERVICING, INC. as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A. as Trustee.

                            PRELIMINARY STATEMENT:

          Salomon Brothers Realty Corp. (together with its successors in interest, "SBRC") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to Salomon Brothers Mortgage Securities VII, Inc. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of September 17, 2002 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "SBRC Mortgage Loans").

          KeyBank National Association (together with its successors in interest, "KeyBank") has sold, in its capacity as a Mortgage Loan Seller, to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 17, 2002 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "KeyBank Mortgage Loans").

          Column Financial, Inc. (together with its successors in interest, "Column") has sold, in its capacity as a Mortgage Loan Seller, to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 17, 2002 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "Column Mortgage Loans").

          The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the SBRC Mortgage Loans, the KeyBank Mortgage Loans, the Column Mortgage Loans and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans and other assets that from time to time constitute part of such trust fund.

          Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage (together with its successors in interest, "KRECM") desires to act as "Master Servicer" hereunder; and ARCap Special Servicing, Inc. (together with its successors in interest, "ARCap") desires to act as Special Servicer hereunder.

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

     DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                         RESPECT OF THE MORTGAGE POOL


          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.05.

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

          "Acceptable Insurance Default" shall mean, with respect to any Serviced Mortgage Loan, a default under the related Mortgage Loan Documents arising by reason of any failure on the part of the related Borrower to maintain specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Borrower to maintain insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of September 1, 2002, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action provided that each of the following relevant conditions are satisfied: (a) the Master Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (ii) such insurance is not available at any rate; and (b) if the Stated Principal Balance of such Mortgage Loan is in excess of $2,500,000 (or any lesser amount that the Master Servicer deems appropriate), the Master Servicer has obtained the concurrence of the Special Servicer with respect to the Master Servicer's determination referred to in the immediately preceding clause (a); and (c) if the Cut-off Date Principal Balance of such Mortgage Loan is in excess of $20,000,000, the Special Servicer has determined, in its reasonable judgment, based on information and analysis provided to it by the Master Servicer, that forbearance in the taking of any enforcement action with respect to the subject default clearly and convincingly is in accordance with the Servicing Standard (it being understood and agreed that in making such determination the Special Servicer shall consider as the primary factor the specific insurance terms of the Mortgage Loan Documents). The Special Servicer shall notify the Rating Agencies upon making the determination described in clause (c) above with respect to any Mortgage Loan.

          "Accounts" shall mean, collectively, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account, the Collection Account, the REO Account, the Servicing Accounts and the Reserve Accounts.

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or, if applicable, in the case of the Westfarms Mall

REO Property, on behalf of, among others) the Trust within the meaning of Treasury regulation section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property or any interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit and Reserve Funds) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

          "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

          "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

          "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

          "Additional Yield Amount" shall have the meaning assigned thereto in
Section 4.01(d).

          "Adjusted REMIC II Remittance Rate" shall mean:

          (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 3.2220% per annum;

          (b) with respect to REMIC II Regular Interest A-2A, for any Interest Accrual Period, 4.4670% per annum;

          (c) with respect to REMIC II Regular Interest A-2B, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, 4.4670% per annum;

          (d) with respect to REMIC II Regular Interest A-3, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, 4.8650% per annum;

          (e) with respect to REMIC II Regular Interest B, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0150% per annum;

          (f) with respect to REMIC II Regular Interest C, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0450% per annum;

          (g) with respect to REMIC II Regular Interest D, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0740% per annum;

          (h) with respect to REMIC II Regular Interest E, for any Interest Accrual Period up to and including the August 2009 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0840% per annum;

          (i) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.1630% per annum;

          (j) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.5590% per annum;

          (k) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.6580% per annum;

          (l) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.9540% per annum; and

          (m) with respect to each of REMIC II Regular Interests L, M, N, P, Q, S and T for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.1500% per annum.

          "Administered REO Property" shall mean any REO Property other than, if applicable, the Westfarms Mall REO Property.

          "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Loan), the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable, and Section 3.05(a).

          "Advance Security Arrangement" shall have the meaning assigned thereto in Section 8.14.

          "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

          "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in
Section 860G(d) of the Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

          "A.M. Best" shall mean A.M. Best Company or its successor in interest.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

          "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR Section 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

          "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated, in consultation with the Controlling Class Representative, by the Special Servicer as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal (or update to an Appraisal) acceptable for purposes of Section 3.19(c) hereof was obtained or conducted by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,
     (c) all unpaid Special Servicing Fees accrued in respect of such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal (or update to an Appraisal) acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, (y) any Escrow Payments and Reserve Funds held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, and (z) the amount of any Letter of Credit that constitutes additional security for the Required Appraisal Loan and that may be used to reduce the principal balance thereof.

          Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Serviced Mortgage Loan, (ii) either (A) no Appraisal (or update to an Appraisal) has been obtained or conducted, as applicable, in accordance with Section 3.19(c), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal (or update to an Appraisal) a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the Special Servicer's judgment, materially affect the value of the property, and
(iii) no new Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(c), by the earlier of the 60th day after such Appraisal Trigger Event and the date on which the subject Mortgage Loan first becomes 120 days delinquent as to any Monthly Payment (other than any Balloon Payment, for which the applicable delinquency period is either (X) 150 days if the related Borrower continues to make the Assumed Monthly Payment and a refinancing commitment reasonably acceptable to the Special Servicer has been delivered or (Y) 120 days otherwise), then (x) until such new Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.19(c), of such Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated by the Special Servicer in accordance with the preceding sentence of this definition.

          In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately for purposes of calculating an Appraisal Reduction Amount.

          "Appraisal Trigger Event" shall mean, with respect to any Serviced Mortgage Loan, any of the following events:

          (i) such Mortgage Loan becomes a Modified Mortgage Loan (other than solely as a result of an extension of the maturity date for less than six
     (6) months);

          (ii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment (or, in the case of a delinquent Balloon Payment, either for 90 days past the Due Date for such Balloon Payment or, if the related Borrower has delivered a refinancing commitment reasonably acceptable to the Special Servicer and is continuing to make the Assumed Monthly Payment for such Mortgage Loan, for such longer period, not to exceed 150 days beyond the Due Date for such Balloon Payment, during which the refinancing would occur);

          (iii) any other material payment due under the related Mortgage Loan Documents remains unpaid for 60 days past the date on which that payment was first required to be made;

          (iv) the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days;

          (v) a receiver is appointed with respect to the related Mortgaged Property and continues in such capacity for 60 days; or

          (vi) the related Mortgaged Property becomes an REO Property.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal (or update thereof), if any, obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal (or update thereof) that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

          "ARCap" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "ARCap Naming Convention for Electronic File Delivery" shall mean the naming convention for electronic file delivery set forth on Exhibit E-6 hereto.

          "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

          "Asset Status Report" shall have the meaning assigned thereto in
Section 3.24(a).

          "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Monthly Payment" shall mean:

          (a) with respect to any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (but on which no Monthly Payment is scheduled to be due in respect of such Mortgage Loan, other than the delinquent Balloon Payment), the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date;

          (b) with respect to any REO Loan (other than any Westfarms Mall REO
     Loan), for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan; and

          (c) with respect to the Westfarms Mall Mortgage Loan and any Westfarms Mall REO Loan, an "Assumed Scheduled Payment" under the Series 2002-CP3 PSA.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Aventine Guarantor" shall mean Salomon Smith Barney Holdings Inc.

          "Aventine Guaranty" shall mean the Limited Guaranty dated as of September 26, 2002, executed and delivered by the Aventine Guarantor in favor of the Trustee, which limited Guaranty covers, subject to the terms and conditions thereof, certain losses and expenses in respect of the Aventine Mortgage Loan up to a maximum amount of $3,800,000.

          "Aventine Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the Aventine Mortgaged Property.

          "Aventine Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "The Aventine Apartments".

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

          "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that (i) is at least three times as large as the normal Monthly Payment due on such Mortgage Loan and (ii) includes a principal component equal to at least 5% of the original principal balance of such Mortgage Loan.

          "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Base Prospectus" shall mean that certain prospectus dated September 3, 2002, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate registered in the name of the Depository or its nominee.

          "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

          "Breach" shall mean, with respect to any Mortgage Loan, any breach of a representation or warranty made by a Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, any city in which any of the Primary Servicing Offices of the Master Servicer and/or the Special Servicer are located, or the city or cities in which the Corporate Trust Office(s) of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

          "Carryforward Interest Distribution Amount" shall have:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the meaning assigned thereto in
     Section 2.12(g); and

          (d) with respect to any Group X-2 REMIC III Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.12(g).

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the Depositor's Series 2002-KEY2 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

          "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed or otherwise acting pursuant to Section 5.02.

          "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Statement to Certificateholders and the CMSA Investor Reporting Package.

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms. The respective Classes of Certificates are designated in
Section 5.01(a).

          "Class A Certificate" shall mean any of the Class A-1, Class A-2 and/or Class A-3 Certificates.

          "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-1".

          "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-2".

          "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the designation "A-3".

          "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "B".

          "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "C".

          "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "D".

          "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "E".

          "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "F".

          "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "H".

          "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "J".

          "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "K".

          "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "L".

          "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "M".

          "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "N".

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues interest from time to time, as calculated in accordance with Section 2.12(e).

          "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "P".

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.12(e).

          "Class Q Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "Q".

          "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "R".

          "Class S Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "S".

          "Class T Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "T".

          "Class X-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "X-1".

          "Class X-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "X-2".

          "Class X-1 Portion" shall mean:

          (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that is equal to the product of
     (i) the entire such Interest Accrual Amount, multiplied by (ii) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period;

          (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of
     (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.10(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

          (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X-1 Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first sentence of Section 4.01(k).

          "Class X-2 Reference Rate" shall mean, with respect to any Interest Accrual Period through and including the August 2009 Interest Accrual Period, the rate per annum specified for such Interest Accrual Period on Exhibit B-1G.

          "Class Y Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "Y".

          "Class Y Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust Y, but not an asset of any REMIC Pool.

          "Clearstream" shall mean Clearstream International or any successor.

          "Closing Date" shall mean September 26, 2002.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

          "CMSA Collateral Summary File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the

"Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things,
(A) the most recent property inspection date for each Mortgaged Property to be covered thereby and (B) in each instance based on (1) the most recent rent roll in the possession or under the control of the Master Servicer and (2) to the extent in the possession or under the control of the Master Servicer (in descending order of desirability), (a) trailing 12-months normalized financial information, or (b) if the information in clause (a) is not available, normalized financial information based on no less than nine months of operating statements (annualized), or (c) if the information in clauses (a) and (b) is not available, the most recent current year-to-date financial information (annualized): (x) the occupancy and debt service coverage ratio for each Mortgage Loan or Mortgaged Property, as applicable, to be covered thereby; and (y) the revenue, expense, net operating income and net cash flow for each Mortgaged Property to be covered thereby. For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA Investor Reporting Package" shall mean, collectively: (a) the following six electronic files: (i) CMSA Loan Set-Up File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report,
(ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

          "CMSA Loan Periodic Update File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

          "CMSA Loan Set-Up File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Set-Up File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Set-Up File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

          "CMSA NOI Adjustment Worksheet" shall mean a report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis Report" shall mean a report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

          "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, which report shall identify all Performing Serviced Mortgage Loans that are required by the criteria set forth on Exhibit E-2; provided that, upon adoption by the CMSA of a standard format and criteria, such format and criteria shall be used for this report instead of Exhibit E-2.

          "CMSA Website" shall mean the CMSA's Website located at "www.cssacmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to the first paragraph of Section 3.04(a), in trust for the Certificateholders, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage [or the name of any successor master servicer], as Master Servicer on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Collection Account".

          "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided that, if any Collection Period would be different if the definition of "Business Day" used in the Series 2002-CP3 PSA were in effect under this Agreement, then references herein to "Collection Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred, on the Westfarms Mall Mortgage Loan, any Westfarms Mall REO Loan or any Westfarms Mall REO Property, mean the period described above in this definition determined using the definition of "Business Day" under the Series 2002-CP3 PSA.

          "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Column Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Column Performance Guarantee" shall mean the Guarantee dated as of September 17, 2002, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 5 of the Column Mortgage Loan Purchase Agreement. Any purchase of a Column Mortgage Loan or any related REO Property by the Column Performance Guarantor, pursuant to the Column Performance Guarantee, shall constitute a repurchase of such Mortgage Loan or REO Property, as the case may be, on behalf of Column pursuant to the Column Mortgage Loan Purchase Agreement.

          "Column Performance Guarantor" shall mean Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

          "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

          "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover any Prepayment Interest Shortfalls incurred during the related Collection Period (or, in the case of the Westfarms Mall Mortgage Loan, incurred in connection with the receipt of a Principal Prepayment or other early collection of principal in the form of Insurance Proceeds and/or Condemnation Proceeds, that is distributable to Certificateholders on such Distribution Date).

          "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or the Special Servicer (including, in the case of the Westfarms Mall Mortgaged Property, from the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer) in connection with the taking of all or a part of a Mortgaged Property by exercise (or threatened exercise) of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subject; provided that, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, "Condemnation Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to Section 12.04(b).

          "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

          "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a) and shall initially be ARCap CMBS Fund REIT, Inc.

          "Controlling Class Representative's Reports Checklist" shall mean the list of reports specified in Exhibit E-3 attached hereto.

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office is as of the Closing Date located (i) for Certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services, SBMS VII, Series 2002-KEY2 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services, SBMS VII, Series 2002-KEY2.

          "Corrected Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

          "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic or alphanumeric class designation that is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest; provided that the Class A-2 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B.

          "Corresponding Group X-2 REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group X-2 REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "X-2-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates (other than Class A-2 Certificates), the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as applicable, Class designation for such Class of Principal Balance Certificates; (b) with respect to the Class A-2 Certificates, each of REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B; and (c) with respect to any Group X-2 REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "X-2-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group X-2 REMIC III Regular Interest.

          "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other. The Westfarms Mall Loan Group shall not be a Cross-Collateralized Group for purposes of this Agreement.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan. The Westfarms Mall Mortgage Loan shall not be a
Cross-Collateralized Mortgage Loan for purposes of this Agreement.

          "CSFB" shall mean Credit Suisse First Boston Corporation or its successor in interest.

          "Current Interest Distribution Amount" shall have:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the meaning assigned thereto in
     Section 2.12(g); and

          (d) with respect to any Group X-2 REMIC III Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.12(g).

          "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian on behalf of the Trustee for the Mortgage Files.

          "Cut-off Date" shall mean: (A) with respect to any Mortgage Loan, its Due Date in September 2002; and (B) with respect to any group of Mortgage Loans, their respective Due Dates in September 2002, collectively.

          "Cut-off Date Principal Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

          "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan; provided that, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to
Section 12.04(b).

          "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

          "Defeasance Loan" shall mean a Mortgage Loan that permits the related Borrower to obtain a release of the related Mortgaged Property through defeasance.

          "Defective Mortgage Loan" shall mean a Mortgage Loan as to which there exists a Material Breach or a Material Document Defect.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Deleted Mortgage Loan" shall mean a Defective Mortgage Loan which is repurchased from the Trust as contemplated by Section 2.03.

          "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Depository" shall mean The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

          "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

          "Determination Date" shall mean, with respect to any calendar month, commencing in October 2002, the 11th day of such month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

          "Directly Operate" shall mean, with respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an Administered REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

          "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee (at no expense to the Trustee or the Trust) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Account" shall mean, subject to Section 3.04(f), the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Distribution Account".

          "Distribution Date" shall mean, with respect to any calendar month, commencing in October 2002, the 18th day of such month (or, if such 18th day is not a Business Day, the Business Day immediately following).

          "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

          "Due Date" shall mean, with respect to any Mortgage Loan (and any successor REO Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due (without regard to any applicable grace period).

          "Early Defeasance Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1D attached hereto.

          "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "AA" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), and which, in either case, is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with KeyBank so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from S&P and its short-term unsecured debt rating shall be at least "A-1" from S&P, or (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

          "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property (other than the Westfarms Mall Mortgaged Property) or Administered REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "Environmental Laws" shall mean any federal or state laws and regulations governing the use, management or disposal of Hazardous Materials.

          "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1E attached hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment" shall mean, with respect to any Serviced Mortgage Loan, any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

          "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor.

          "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

          "Excess Liquidation Proceeds" shall mean, with respect to any Specially Serviced Mortgage Loan or Administered REO Property, the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of such Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest), Prepayment Premiums and late payment charges payable with respect to such Mortgage Loan or the related REO Loan in full, (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances,
(v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Mortgage Loan or the related REO Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan or REO Property.

          "Excess Liquidation Proceeds Account" shall mean, subject to Section 3.04(f), the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Excess Liquidation Proceeds Account".

          "Excess Servicing Fees" shall mean, with respect to each Mortgage Loan (and successor REO Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

          "Excess Servicing Fee Rate" shall mean, with respect to each Mortgage Loan (and successor REO Loan), initially a rate per annum equal to the related Master Servicing Fee Rate minus the sum of one basis point and any applicable Primary Servicing Fee Rate; provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with the second paragraph of such Section) or any termination of the Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the sum of one basis point and any applicable Primary Servicing Fee Rate.

          "Excess Servicing Fee Right" shall mean, with respect to each Mortgage Loan (and successor REO Loan), the right to receive Excess Servicing Fees.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reporting Period" shall mean the period from and including the Closing Date to and including December 31, 2002, as well as any other fiscal year for the Trust if either (i) as of the commencement of such fiscal year the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository or (ii) reporting under the Exchange Act is required with respect to the Trust during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting.

          "Exchange Place Mortgage Loan" shall mean the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as "Exchange Place".

          "Exemption-Favored Party" shall mean any of (i) SSBI, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with SSBI, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates (other than the Class R and Class Y Certificates).

          "Fair Value" shall mean, with respect to any Specially Designated Defaulted Mortgage Loan, the amount that, in the Special Servicer's reasonable judgment, taking into account the factors set forth in Section 3.18(b) and such other factors as the Special Servicer reasonably deems appropriate, is the fair value of such Mortgage Loan.

          "Fair Value Determination" shall mean the determination of Fair Value of any Specially Designated Defaulted Mortgage Loan by the Special Servicer in accordance with Section 3.18(b).

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

          "Final Recovery Determination" shall mean a determination made by the Special Servicer (or, in the case of a Performing Serviced Mortgage Loan, the Westfarms Mall Mortgage Loan or the Westfarms Mall REO Property, by the Master Servicer), in its reasonable judgment, with respect to any Mortgage Loan or REO Property (other than (i) a Mortgage Loan that is paid in full and (ii) a Mortgage Loan or REO Property, as the case may be, repurchased by or on behalf of a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.03, or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01, or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to
Section 9.01), that there has been a recovery of all related

Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

          "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

          "Fiscal Agent Agreement" shall have the meaning assigned thereto in
Section 8.13.

          "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

          "Global Certificate" shall mean, with respect to any Class of Book-Entry Certificates, a single global certificate, or multiple global certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons.

          "Grantor Trust" shall mean a grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

          "Grantor Trust Pool" shall mean either of Grantor Trust R or Grantor Trust Y.

          "Grantor Trust R" shall mean the Grantor Trust designated as such in
Section 2.13(b).

          "Grantor Trust Y" shall mean the Grantor Trust designated as such in
Section 2.13(a).

          "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

          "Group Terrorism Insurance Policy" shall mean that certain Insurance Policy in respect of the Mortgage Loans identified on Exhibit B-1H, which Insurance Policy (i) is intended to cover, for a limited period, property damage resulting from certain acts of terrorism and (ii) is to be delivered by the Depositor to the Special Servicer on behalf of the Trustee on the Closing Date.

          "Group Terrorism Insurance Policy Reserve Fund" shall mean the "outside reserve fund" (within the meaning of Treasury regulation section 1.860G-2(h)) designated as such pursuant to Section 2.13(c) of this Agreement. The Group Terrorism Insurance Policy Reserve Fund will be part of the Trust Fund but not part of any REMIC Pool or Grantor Trust Pool.

          "Group X-2 REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest X-2-A-2B, REMIC III Regular Interest X-2-A-3, REMIC III Regular Interest X-2-B, REMIC III Regular Interest X-2-C, REMIC III Regular Interest X-2-D and REMIC III Regular Interest X-2-E.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be (so long as such ownership interest constitutes less than 1.0% of the total assets of such Person).

          "Independent Contractor" shall mean any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of an Administered REO Property relating to an Early Defeasance Mortgage Loan, the related Loan REMIC) within the meaning of Section 856(d)(3) of the Code if REMIC I (or the related Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in Section 2.03(b).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity as to which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be, including, in the case of Mortgage Loans identified on Exhibit B-1H, the Group Terrorism Insurance Policy.

          "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents; provided that, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, "Insurance Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to Section 12.04(b).

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

          "Interest Accrual Amount" shall have:

          (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, the meaning assigned thereto in Section 2.12(g); and

          (d) with respect to any Group X-2 REMIC III Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.12(g).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

          "Interest Accrual Period" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Distribution Amount" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the sum of the related Current

Interest Distribution Amount and the related Carryforward Interest Distribution Amount for such Distribution Date.

          "Interest Only Certificate" shall mean any of the Class X-1 and/or Class X-2 Certificates.

          "Interest Reserve Account" shall mean, subject to Section 3.04(f), the segregated account created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Interest Reserve Account".

          "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during February 2003 and during February of each year thereafter and during January 2003 and during January of each year thereafter that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date (and, accordingly, prior to any reduction in such Stated Principal Balance on such Distribution Date), to the extent that a Monthly Payment is received in respect of such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect of such Interest Reserve Loan for such Due Date on the related Master Servicer Remittance Date.

          "Interest Reserve Loan" shall mean any Mortgage Loan or REO Loan in the Mortgage Pool that accrues or is deemed to accrue interest on an Actual/360 Basis.

          "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          "Investment Grade Certificate" shall mean, as of any date of determination, any Certificate that a Responsible Officer of the Certificate Registrar actually knows is rated at least "Baa3" by Moody's or "BBB-" by S&P.

          "IRS" shall mean the Internal Revenue Service or any successor.

          "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement

          "KeyBank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "KRECM" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts that are received thereon (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer) during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts that are received in connection with the related REO Property (including, in the case of any Westfarms Mall REO Property, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer) during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude any Default Charges.

          "Latest Possible Maturity Date" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest, any Class of Principal Balance Certificates or the Class X-1 Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

          "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

          "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full,
(ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased by or on behalf of a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of the foregoing pursuant to Section 3.18(c), (v) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01, or (vi) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property (and the related REO Loan) (or, in the case of any Westfarms Mall REO Property, any interest therein) is repurchased by or on behalf of a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.03, (iii) such REO Property (or, in the case of any Westfarms Mall REO Property, any interest therein) is purchased by the Master Servicer, the Special

Servicer or any Controlling Class Certificateholder(s) pursuant to Section
9.01 or (iv) such REO Property (or, in the case of any Westfarms Mall REO Property, any interest therein) is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or Administered REO Property pursuant to
Section 3.09 or Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain recoveries on a Specially Serviced Mortgage Loan or Administered REO Property pursuant to, the third paragraph of Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or Administered REO Property as to which a Liquidation Fee is payable, 1.00%.

          "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer (including, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, from the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer) in connection with: (i) the full, discounted or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents (provided that, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (i) as are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to Section 12.04(b)); (ii) the realization upon any deficiency judgment obtained against a Borrower (provided that, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (ii) as are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, as are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to Section 12.04(b)); (iii) the purchase of a Specially Designated Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder(s), the Special Servicer or any assignee of the foregoing pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan or REO Property by or on behalf of a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.03;
(v) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01; (vi) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to
Section 9.01; (vii) a payment under the Aventine Guaranty or the purchase of the Aventine Mortgage Loan, in either case as contemplated by Section 3.19(j); or (viii) solely in the case of the Westfarms Mall Mortgage Loan, any purchase thereof from the Trust as contemplated by the Westfarms Mall Intercreditor Agreements.

          "Loan REMIC" shall mean, with respect to the Westfarms Mall Mortgage Loan and each Early Defeasance Mortgage Loan, the segregated pool of assets consisting primarily of such Mortgage Loan, any related REO Property, and any and all payments under and the proceeds of such Mortgage Loan and/or related REO Property received after the date of the related Loan REMIC Declaration.

          "Loan REMIC Declaration" shall mean, with respect to the Westfarms Mall Mortgage Loan and each Early Defeasance Mortgage Loan, the REMIC declaration made as of a date prior to the Closing Date.

          "Loan REMIC Interest" shall mean any Loan REMIC Regular Interest or Loan REMIC Residual Interest.

          "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in each Loan REMIC. The principal balance of each Loan REMIC Regular Interest shall equal the principal balance of the related Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Westfarms Mall Mortgage Loan and each of the Early Defeasance Mortgage Loans (or any related REO Property or the Trust's interest therein) and allocable (in accordance with Section 1.03) to interest (exclusive of any portion thereof that constitutes Post-ARD Additional Interest, and otherwise adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums with respect to such Mortgage Loan (or any successor REO
Loan) shall be deemed paid on the related Loan REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of each Loan REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

          "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of a Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the related Loan REMIC Declaration.

          "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in each Loan REMIC.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (c) with respect to any Class of Principal Balance Certificates for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

          "Majority Controlling Class Certificateholder(s)" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

          "Master Servicer" shall mean KRECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:
(i) any collected Monthly Payment that is due with respect to any Serviced Mortgage Loan on a Due Date following the end of the then most recently ended Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received (including, if applicable, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) with respect to any Mortgage Loan or REO Property after the end of the then most recently ended Collection Period,
(iii) any Prepayment Premium received (including, if applicable, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) with respect to any Mortgage Loan or any REO Loan after the end of the then most recently ended Collection Period, (iv) Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xx) of the first paragraph of Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

          "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

          "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Loan, the fee designated as such, and payable to the Master Servicer pursuant to, Section 3.11(a).

          "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

          "Material Breach" shall mean any Breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, in or with respect to such Mortgage Loan, including a material and adverse effect on any of the payments payable with respect to any of the Certificates or the value of any of the Certificates. In determining whether a Breach materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders, or any of them, in such Mortgage Loan, the extent to which such Breach adversely affects the value of the related Mortgaged Property, if at all, is a factor to be considered.

          "Material Document Defect" shall mean any Document Defect that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, in or with respect to such Mortgage Loan, including a material and adverse effect on any of the payments payable with respect to any of the Certificates or the value of any of the Certificates; provided, however, that, except as set forth in the next sentence, no Document Defect will be considered to be a Material Document Defect prior to the first anniversary of the Closing Date, unless the document with respect to which the subject Document Defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate servicing obligation. Notwithstanding the foregoing, it is agreed by all parties that the absence of a Specially Designated Mortgage Loan Document shall be a Material Document Defect.

          "Memorandum" shall mean the final Offering Memorandum, dated September 17, 2002, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to SSBI as of the Closing Date.

          "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

          "MII" shall mean McDonald Investments Inc. or its successor in interest.

          "Modified Mortgage Loan" shall mean any Serviced Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the Westfarms Mall Mortgage Loan, by the

Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer pursuant to a Westfarms Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13)).

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean:

          (a) with respect to any Serviced Mortgage Loan, subject to Sections
     1.05 and 2.01, the following documents on a collective basis:

               (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, without recourse", and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

               (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has been delivered to, but has not been returned from, the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

               (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has been delivered to, but has not been returned from, the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

               (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, or in blank, in recordable form (except for any missing recording information with respect to such Mortgage and, if delivered in blank, the name of the assignee);

               (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases and, if delivered in blank, the name of the assignee);

               (vi) originals or copies of any written assumption, modification, assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or such Mortgage Loan has been assumed, in each case (unless the particular item has been delivered to, but has not been returned from, the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office if the instrument being modified or assumed is a recordable document;

               (vii) the original or a copy of the policy of lender's title insurance (or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance, marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter);

               (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had or gains possession of such UCC Financing Statements) and, in connection with such UCC Financing Statements, an original UCC Financing Statement Amendment, as appropriate, in form suitable for filing (except for the completion of the assignee's name), in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, or in blank;

               (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating to such Mortgage Loan;

               (x) the original or a copy of any power of attorney, guaranty, loan agreement, cash management agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

               (xi) any original documents (including any security agreement(s) and any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

               (xii) the original or a copy of any intercreditor agreement, co-lender agreement or similar agreement relating to such Mortgage Loan;

               (xiii) the original or a copy of any agreement whereby the payment of property management fees are subordinated to payment of the subject Mortgage Loan;

               (xiv) in the case of any Early Defeasance Mortgage Loan, the original or a copy of the related Loan REMIC Declaration and any tax returns or other related filings, if any; and

               (xv) if the documents described in clauses (i) - (xiv) above are delivered, in whole or in part, as part of a closing binder, an index of the documents in that closing binder; and

          (b) with respect to the Westfarms Mall Mortgage Loan, the following documents on a collective basis:

               (i) the original executed Mortgage Note for such Mortgage Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, without recourse", and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

               (ii) a copy of the executed Westfarms Mall Intercreditor Agreements;

               (iii) a copy of a Westfarms Mall Servicing Agreement; and

               (iv) the original or a copy of the related Loan REMIC
          Declaration;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received.

          "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File, except that, with respect to the Westfarms Mall Mortgage Loan, the term "Mortgage Loan" includes the related Mortgage Note and any other documents contained in the related Mortgage File or otherwise held on behalf of the Trust. As used herein, the term "Mortgage Loan" also includes a mortgage loan in the Trust Fund that has been wholly or partially defeased.

          "Mortgage Loan Document" shall mean, with respect to any Mortgage Loan, each document comprising the related Mortgage File or the related Servicing File.

          "Mortgage Loan Purchase Agreements" shall mean, collectively, the SBRC Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Column Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule" shall mean, collectively, the three lists of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B and Exhibit B-1C, respectively, as such lists may be amended from time to time in accordance with this Agreement. Such lists shall set forth the following information with respect to each Mortgage Loan:

          (i) the Mortgage Loan number and the Prospectus Loan Identification Number as provided in the Prospectus;

          (ii) the (A) street address (including city, state and zip code) of the related Mortgaged Property and (B) number or amount, as applicable, of apartment units, rentable square footage, rooms or other relevant divisions at or measurement of the related Mortgaged Property;

          (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v) the Mortgage Rate as of the Cut-off Date;

          (vi) the (A) original and remaining term to stated maturity (or, in the case of an ARD Mortgage Loan, to the related Anticipated Repayment
     Date) and (B) Stated Maturity Date;

          (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term and the Balloon Payment;

          (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

          (ix) whether the Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date;

          (x) whether the Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

          (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

          (xii) the related Mortgage Loan Seller and, if different, the named lender on the related Mortgage Loan Documents;

          (xiii) the Interest Accrual Basis;

          (xiv) the Master Servicing Fee Rate;

          (xv) whether the Mortgage Loan provides, at any time during its term, for a Prepayment Premium calculated based on a yield maintenance formula in connection with voluntary Principal Prepayments and, if so, what is the applicable Yield Maintenance Interest

     Rate, whether or not the Yield Maintenance Interest Rate is converted to a monthly equivalent yield, and the Yield Maintenance Discounting Horizon;

          (xvi) the number of grace days before such Mortgage Loan requires a late payment charge in connection with a delinquent Monthly Payment;

          (xvii) the amount of any Reserve Funds and Escrow Payments that represent 5% or more of the unpaid principal balance of such Mortgage Loan; and

          (xviii) whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral.

          "Mortgage Loan Sellers" shall mean, collectively, SBRC, KeyBank and Column.

          "Mortgage Loans Delinquent Report" shall mean the report in the form of and containing the information provided for in Exhibit E-5 attached hereto.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include either of the Westfarms Mall Companion Loans.

          "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 (or, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer pursuant to a Westfarms Mall Servicing Agreement or by the Master Servicer or Special Servicer pursuant to Section 12.13) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

          "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

          "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

          "Net Adjusted REMIC II Remittance Rate" shall mean:

          (a) with respect to REMIC II Regular Interest A-2B, for any Interest Accrual Period, 4.4670% per annum,

          (b) with respect to REMIC II Regular Interest A-3, for any Interest Accrual Period, a rate per annum equal to 4.8650% per annum;

          (c) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0150% per annum;

          (d) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0450% per annum;

          (e) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0740% per annum; and

          (f) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 5.0840% per annum.

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments, or any other early collections of principal in the form of Insurance Proceeds and/or Condemnation Proceeds, on the Mortgage Loans during the Collection Period for such Distribution Date (or, in the case of the Westfarms Mall Mortgage Loan, incurred in connection with the receipt of a Principal Prepayment, or any other early collection of principal in the form of Insurance Proceeds and/or Condemnation Proceeds, that is distributable to Certificateholders on such Distribution Date), exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) to cover such Prepayment Interest Shortfalls.

          "Net Assumption Application Fee" shall have the meaning assigned thereto in Section 3.08.

          "Net Assumption Fee" shall have the meaning assigned thereto in
Section 3.08.

          "Net Default Charges" shall mean, with respect to any Mortgage Loan or successor REO Loan, the Default Charges referred to in clause seventh of
Section 1.04(a), which are payable either to the Master Servicer as Additional Master Servicing Compensation or to the Special Servicer as Additional Special Servicing Compensation.

          "Net Investment Earnings" shall mean, with respect to any Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Account for the benefit of the

Master Servicer or the Special Servicer, as applicable, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

          "Net Investment Loss" shall mean, with respect to any Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06; provided that, notwithstanding anything herein to the contrary, Net Investment Loss shall not include any loss with respect to deposits in any Account that are not invested; and provided, further, that in the case of any Account and any particular investment of funds in such Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company was not the party or an Affiliate of the party hereunder maintaining such Account on behalf of the Trust and such Account satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and as of a date not more than 30 days prior to the date of the loss.

          "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or Administered REO Property, over the amount of all unpaid Liquidation Expenses and unreimbursed Servicing Advances incurred with respect thereto.

          "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Loan), a rate per annum equal to the related Mortgage Rate, minus the related Administrative Fee Rate and, in the case of an ARD Mortgage Loan subsequent to its Anticipated Repayment Date, minus the related Post-ARD Additional Interest Rate.

          "New Lease" shall mean any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if the Special Servicer has the right to negotiate the terms of such lease.

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan hereunder that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan. In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

          "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property hereunder that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property. In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

          "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class Y and Class R Certificates will constitute Non-Registered Certificates.

          "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

          "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

          "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent, as applicable, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03 (as well as, in the case of the Westfarms Mall Mortgage Loan or any successor REO Loan with respect thereto, any comparable advance made by the Westfarms Mall Master Servicer or any other party under a Westfarms Mall Servicing Agreement).

          "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

          "Payments Received After Determination Date Report" shall mean the report in the form of and containing the information provided for in Exhibit E-4 attached hereto.

          "Percentage Interest" shall mean:

          (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and

          (b) with respect to a Class Y Certificate or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Serviced Mortgage Loan" shall mean, as of any date of determination, any Serviced Mortgage Loan as to which no Servicing Transfer Event then exists.

          "Permitted Investments" shall mean any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

          (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

          (v) units of money market funds (including, subject to the rest of this clause (v), those managed by the Trustee or its Affiliates) which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

          (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) a remaining maturity of not more than 30 days and an original maturity of not more than 365 days and (Z) except in the case of a Permitted Investment described in clause (v) above, either (1) a fixed interest rate or (2) an interest rate that is tied to a single interest rate index plus a single fixed spread and that moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

          "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization, a Non-United States Tax Person, or a foreign permanent establishment or fixed base (each within the meaning of the applicable income treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society of Testing and Materials Standard, Designation E-1527 or any successor thereto published by the American Society of Testing Materials.

          "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

          "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

          "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

          "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interests, the REMIC I Regular Interests, the REMIC II Regular Interests, the Group X-2 REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise prepaid prior to its Stated Maturity Date.

          "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust), after the Due Date for such Mortgage Loan in any Collection Period, any payment of interest accrued on such Principal Prepayment or other early collection of principal (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) that was actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium that may have been collected).

          "Prepayment Interest Shortfall" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust), prior to the Due Date for such Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be (without regard to any Prepayment Premium that may have been collected), that would have accrued on the amount of such Principal Prepayment or other early collection of principal during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest, Post-ARD Additional Interest and late payment charges).

          "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor

REO Loan, including any such premium, fee or other additional amount that is calculated as a percentage of the principal amount being prepaid or pursuant to a yield maintenance formula.

          "Primary Serviced Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1F attached hereto.

          "Primary Servicing Fee Rate" shall mean, with respect to any Primary Serviced Mortgage Loan (or successor REO Loan), the excess, if any, of the related Master Servicing Fee Rate over two (2) basis points.

          "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

          "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

          "Principal Balance Certificate" shall mean any of the Class A, Class B, Class C, Class D, Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and/or Class T Certificates.

          "Principal Distribution Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to the Mortgage Loan or successor REO Loan, as the case may be, that relates to such REMIC I Regular Interest; and

          (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest(s)) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

For purposes of the foregoing, for so long as the Class A Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A Certificates, up to the lesser of (i) the aggregate of the Class Principal Balances of the Class A Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A Certificates (such portion, the "Class A Principal Distribution Amount") shall, in turn, be allocated as between the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date

(or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Class A Principal Distribution Amount, second, to the Class A-2 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Class A Principal Distribution Amount (reduced by any portion thereof allocated to the Class A-1 Certificates pursuant to the immediately preceding clause first), and then to the Class A-3 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Class A Principal Distribution Amount (reduced by any portion thereof allocated to the Class A-1 and/or Class A-2 Certificates pursuant to the immediately preceding clauses first and/or second; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the Class Principal Balances of the Class A Certificates have been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (exclusive of any portion thereof that may have been allocated to the Class A Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of
(i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the Class F Certificates; sixth, to the Class H Certificates; seventh, to the Class J Certificates; eighth, to the Class K Certificates; ninth, to the Class L Certificates; tenth, to the Class M Certificates; eleventh, to the Class N Certificates; twelfth, to the Class P Certificates; thirteenth, to the Class Q Certificates; fourteenth, to the Class S Certificates; and fifteenth, to the Class T Certificates.

          "Principal Prepayment" shall mean any payment of principal made by the Borrower on a Mortgage Loan that is received (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any Collection Period or Collection Periods subsequent to the Collection Period of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds.

          "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

          "Prospectus Supplement" shall mean that certain prospectus supplement dated September 17, 2002, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

          "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a)(iii).

          "PTCE" shall mean prohibited transaction class exemption.

          "PTE" shall mean prohibited transaction exemption.

          "Purchase Option Period" shall have the meaning assigned thereto in
Section 3.18(c).

          "Purchase Price" shall mean, with respect to any Mortgage Loan (or related REO Property (or, in the case of any Westfarms Mall REO Property, the Trust's interest therein)), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances and all related Servicing Advances that were previously reimbursed out of collections on other Mortgage Loans and/or REO Properties relating to other Mortgage Loans, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, (i) all related Special Servicing Fees, Liquidation Fees, Advance Interest (to the extent not otherwise included in clause (d) of this definition) and other related Additional Trust Fund Expenses, whether paid or then owing, that have not been offset by Default Charges related to such Mortgage Loan (or any successor REO Loan) or by any Additional Master Servicing Compensation or Additional Special Servicing Compensation related to such Mortgage Loan (or any successor REO Loan), and
(ii) to the extent not otherwise included in the amount described in clause
(c) or clause (e)(i) of this definition, any reasonable out-of-pocket costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the agent of any of them (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

          "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualified Mortgage" shall mean a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

          "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

          "Rated Final Distribution Date" shall mean the Distribution Date in March 2036.

          "Rating Agency" shall mean either of Moody's and S&P.

          "Realized Loss" shall mean:

          (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or successor REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or successor REO Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest), minus (c) all payments and proceeds, if any, received (including, if applicable, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) in respect of such Mortgage Loan or successor REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied to principal of or interest (other than Default Interest or Post-ARD Additional Interest) on such Mortgage Loan or successor REO Loan, as the case may be;

          (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer pursuant to a Westfarms Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13), the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

          (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer pursuant to a Westfarms Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13), the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates constitute Registered Certificates.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets designated as such in Section 2.08(a)

          "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.08.

          "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f).

          "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

          "REMIC II" shall mean the segregated pool of assets designated as such in Section 2.10(a).

          "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.10.

          "REMIC II Regular Interest A-1" shall mean the REMIC II Regular Interest which bears the designation "A-1".

          "REMIC II Regular Interest A-2A" shall mean the REMIC II Regular Interest which bears the designation "A-2A".

          "REMIC II Regular Interest A-2B" shall mean the REMIC II Regular Interest which bears the designation "A-2B".

          "REMIC II Regular Interest A-3" shall mean the REMIC II Regular Interest which bears the designation "A-3".

          "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest which bears the designation "B".

          "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest which bears the designation "C".

          "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest which bears the designation "D".

          "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest which bears the designation "E".

          "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest which bears the designation "F".

          "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest which bears the designation "H".

          "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest which bears the designation "J".

          "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest which bears the designation "K".

          "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest which bears the designation "L".

          "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest which bears the designation "M".

          "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest which bears the designation "N".

          "REMIC II Regular Interest P" shall mean the REMIC II Regular Interest which bears the designation "P".

          "REMIC II Regular Interest Q" shall mean the REMIC II Regular Interest which bears the designation "Q".

          "REMIC II Regular Interest S" shall mean the REMIC II Regular Interest which bears the designation "S".

          "REMIC II Regular Interest T" shall mean the REMIC II Regular Interest which bears the designation "T".

          "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.10(f).

          "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

          "REMIC III" shall mean the segregated pool of assets designated as such in Section 2.12(a).

          "REMIC III Regular Interest Certificate" shall mean any of the Certificates that evidence an undivided interest in one or more "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III.

          "REMIC III Regular Interest X-2-A-2B" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-A-2B".

          "REMIC III Regular Interest X-2-A-3" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-A-3".

          "REMIC III Regular Interest X-2-B" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-B".

          "REMIC III Regular Interest X-2-C" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-C".

          "REMIC III Regular Interest X-2-D" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-D".

          "REMIC III Regular Interest X-2-E" shall mean the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the designation "X-2-E".

          "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group X-2 REMIC III Regular Interest, as set forth in or otherwise calculated in accordance with Section 2.12(f).

          "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

          "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III or the Loan REMICs.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

          "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) in the name of the Trustee in trust for the Certificateholders, each of which shall be entitled "ARCap Special Servicing, Inc. [or the name of any successor Special Servicer], as special servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, REO Account".

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any Westfarms Mall REO Property, pursuant to a Westfarms Mall Servicing Agreement or Section 12.07, as applicable).

          "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d) (or, in the case of any Westfarms Mall REO Property, pursuant to a Westfarms Mall Servicing Agreement or Section 12.12, as applicable).

          "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

          "REO Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the related REO Acquisition). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest) and other unpaid Additional Trust Fund Expenses relating to the predecessor Mortgage Loan, shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Loan.

          "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of the Trust (or, if applicable, in the case of the Westfarms Mall Mortgaged Property, by the Westfarms Mall Special Servicer (or, if Article XII is in effect, by the Special Servicer) on behalf of, among others, the Trust) for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section
3.17(a).

          "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal Loan" shall mean any Serviced Mortgage Loan (and any successor REO Loan with respect thereto) as to which an Appraisal Trigger Event has occurred, provided that a Serviced Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, at least 90 days have passed without the occurrence of another Appraisal Trigger Event and any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist (other than by reason of the occurrence of an REO Acquisition or a Liquidation Event).

          "Required Claims-Paying Rating" shall mean, with respect to any insurance carrier, a claims-paying ability or financial strength rating of "A2" or better from Moody's and "A" or better from S&P unless, in the case of either Rating Agency, such Rating Agency has confirmed in writing that an insurance company with lower or fewer claims-paying ability or financial strength ratings shall not result, in and of itself, in an Adverse Rating Event with respect to any Class of Rated Certificates.

          "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

          "Reserve Funds" shall mean, with respect to any Serviced Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(b).

          "Responsible Officer" shall mean, when used with respect to the Trustee, any Fiscal Agent, the Certificate Registrar or the Custodian, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee, any Fiscal Agent, the Certificate Registrar or the Custodian, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

          "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File and the CMSA Comparative Financial Status Report.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single Global Certificate, or multiple Global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties to this Agreement, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

          "SBRC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "SBRC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "SBRC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Certificate" shall mean any of the Class A, Class X-1 and/or Class X-2 Certificates.

          "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to
Section 4.01(a) have been so made.

          "Series 2002-CP3 A/B Loan Custodial Account" shall mean the "A/B Loan Custodial Account" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Appraisal Reduction Amount" shall mean an "Appraisal Reduction Amount" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Appraisal Reduction Event" shall mean an "Appraisal Reduction Event" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Assumed Scheduled Payment" shall mean an "Assumed Scheduled Payment" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Certificate" shall mean any of the Credit Suisse First Boston Mortgage Securities Corp. Series 2002-CP3 Commercial Mortgage Pass-Through Certificates.

          "Series 2002-CP3 Certificateholder" shall mean a "Certificateholder" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Collection Account" shall mean the "Collection Account" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Companion Loan Custodial Account" shall mean the "Companion Loan Custodial Account" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Depositor" shall mean the "Depositor" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Directing Certificateholder" shall mean the "Directing Certificateholder" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Event of Default" shall mean an "Event of Default" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Fiscal Agent" shall mean the "Fiscal Agent" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Master Servicer" shall mean the "Master Servicer" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 PSA" shall mean the Pooling and Servicing Agreement dated as of July 1, 2002, between Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc. as master servicer, Clarion Partners, LLC as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent, relating to the Series 2002-CP3 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

          "Series 2002-CP3 Rating Agency" shall mean a "Rating Agency" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Requesting Subordinate Certificateholder" shall mean a "Requesting Subordinate Certificateholder" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Servicing Standard" shall mean the "Servicing Standard" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Servicing Transfer Event" shall mean a "Servicing Transfer Event" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Specially Serviced Loan" shall mean a "Specially Serviced Loan" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Trust" shall mean the "Trust" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Trust Fund" shall mean the "Trust Fund" under the Series 2002-CP3 PSA.

          "Series 2002-CP3 Trustee" shall mean the "Trustee" under the Series 2002-CP3 PSA.

          "Serviced Mortgage Loan" shall mean any Mortgage Loan other than the Westfarms Mall Mortgage Loan.

          "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property securing any such Mortgage Loan or of any REO Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by any party hereto or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or the Special Servicer.

          "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Loan, the Master Servicing Fee and, if applicable, the Special Servicing Fee.

          "Servicing File" shall mean, with respect to any Serviced Mortgage Loan, any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required (pursuant to the applicable Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered to, as the context may require, the Master Servicer or the Special Servicer and relating to the origination and servicing of such Mortgage Loan or the administration of any related REO Property, including any insurance certificates (and, if available, policies) relating to hazard insurance maintained by the related Borrower with respect to the related Mortgaged Property that are in the possession of the Master Servicer or the Special Servicer, as the case may be, at any particular time.

          "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable. The Depositor shall provide a copy of any such list received by it to the Trustee, upon request.

          "Servicing Return Date" shall mean, with respect to any Corrected Serviced Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

          "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and real properties on behalf of third parties or on behalf of itself, whichever is the higher standard, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances; (b) with a view to (i) the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, (ii) the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans, (iii) if a Mortgage Loan comes into and continues in default, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) and (iv) to the extent necessary to offset all Additional Trust Fund Expenses (including Advance Interest) that may be paid, or for which the Trust may be reimbursed, therefrom, the collection of all Default Charges that may become payable under the Mortgage Loans, insofar as those Default Charges do not constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates may have with the related Borrower, with any Mortgage Loan Seller or with any other party to this Agreement, (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, (iii) the obligation of the Master Servicer to make Advances or otherwise to incur servicing expenses,
(iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses,
(v) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates of any other mortgage loans or real property, (vii) the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower, and (viii) the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document Defect; provided that the foregoing standards shall apply with respect to the Westfarms Mall Mortgage Loan and any Westfarms Mall REO Property only to the extent that the Master Servicer or Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to Articles I through XI.

          "Servicing Transfer Date" shall mean, with respect to any Specially Serviced Mortgage Loan, the date that servicing thereof is transferred by the Master Servicer to the Special Servicer pursuant to Section 3.21(a).

          "Servicing Transfer Event" shall mean, with respect to any Serviced Mortgage Loan, any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment, including a Balloon Payment, or any other payment required under the related Mortgage Loan Documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (and unwaived) for 60 days beyond the date on which the subject payment was due (or, in the case of a delinquent Balloon Payment, either for 90 days beyond the date on which such Balloon Payment was due or, if the Borrower has delivered prior to the maturity date a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the date on which that Balloon Payment was due, during which the refinancing would occur); or

          (b) the Master Servicer or the Special Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment, including a Balloon Payment, or any other material payment required under the related Mortgage Loan Documents is likely to occur within 30 days, and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan, which modification the Master Servicer, in its reasonable judgment, determines is necessary to avoid a monetary or a material non-monetary default, or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or clause (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the subject Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower, provided that if such decree or order shall have been dismissed, discharged or stayed within 60 days thereafter the Mortgage Loan shall not be a Specially Serviced Mortgage Loan and no Special Servicing Fees, Workout Fees or Liquidation Fees shall be payable with respect thereto; or

          (e) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties;

provided that an Acceptable Insurance Default will not, in and of itself, be a Servicing Transfer Event.

          A Servicing Transfer Event with respect to any Serviced Mortgage Loan shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
     (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

          (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

          "Sole Certificateholder(s)" shall mean any Holder (or, to the extent that they are voluntarily acting as a collective whole (as evidenced in a writing signed by all the affected Holders), any group of Holders) of 100% of the Certificates.

          "Special Servicer" shall mean ARCap, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Loan that relates to an Administered REO Property, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Loan that relates to an Administered REO Property, 0.25% per annum.

          "Specially Designated Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan that is delinquent 120 days or more in respect of any Balloon Payment or 60 days or more in respect of any other Monthly Payment, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage, the related Mortgage Note or other related

Mortgage Loan Document and without regard to any acceleration of payments under the related Mortgage, the related Mortgage Note and other related Mortgage Loan Documents.

          "Specially Designated Mortgage Loan Documents" shall mean:

          (a) with respect to any Serviced Mortgage Loan, subject to Sections
     1.05 and 2.01, the following documents on a collective basis--

          (i) the original executed Mortgage Note (together with all related allonges) or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note,

          (ii) the items (exclusive of intervening assignments) referred to in clauses (a)(ii) and (a)(iii) of the definition of "Mortgage File",

          (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions,

          (iv) the original or a copy of any Ground Lease and Ground Lease estoppel,

          (v) the original of any Letter(s) of Credit constituting Additional Collateral,

          (vi) originals or copies of any agreements evidencing material modifications of the foregoing documents and any assumption agreements,

          (vii) if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than 2% of the Initial Pool Balance, the original or a copy of any cash management agreement related to such Mortgage Loan, and

          (viii) if the subject Mortgage Loan is an Early Defeasance Mortgage Loan, the original or a copy of the related Loan REMIC Declaration; and

          (b) with respect to the Westfarms Mall Mortgage Loan, the following documents on a collective basis--

          (i) the original executed Mortgage Note (together with all related allonges) or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note; and

          (ii)    the original or a copy of the related Loan REMIC
                  Declaration;

provided that, whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments referred to in clause (a) or clause (b), as applicable, of this definition unless they are actually so received.

          "Specially Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

          "SSBI" shall mean Salomon Smith Barney Inc. or its successors in interest.

          "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum of, without duplication, (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments made with respect to the Mortgage Pool for distribution on such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account for distribution on such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2003 or during March of any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date; net of
(b) any portion of the amounts described in clause (a) of this definition that represents, without duplication, one or more of the following--(i) any collected Monthly Payment that is due with respect to a Mortgage Loan on a Due Date following the end of the Collection Period for such Distribution Date,
(ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received (including, if applicable, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer, on behalf of the Trust) on any Mortgage Loan or REO Property after the end of the Collection Period for such Distribution Date, (iii) any Prepayment Premiums and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vi) of Section 3.05(b), (v) if such Distribution Date occurs during February 2003 or during February of any year thereafter or during January 2003 or during January of any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.08(a) (in the case of REMIC I), Section 2.10(a) (in the case of REMIC II), Section 2.12(a) (in the case of REMIC III) or the related Loan REMIC Declaration (in the case of any Loan REMIC), as applicable.

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer pursuant to a Westfarms Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to
Section 12.13) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Loan with respect thereto), a principal balance which (a) initially shall equal the Cut-off Date Principal Balance of such Mortgage Loan, and (b) shall be permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the Collection Period for such Distribution Date, and (iii) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Advance Interest that were applied, in accordance with the definition of "Total Principal Distribution Amount", to reduce the portion of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Loan); provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or related REO Property during any Collection Period, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of such Distribution Date.

          "Statement to Certificateholders" shall have the meaning assigned thereto in Section 4.02(a).

          "Subordinate Certificate" shall mean any of the Subordinate Principal Balance Certificates and/or the Class R Certificates.

          "Subordinate Principal Balance Certificate" shall mean any of the Principal Balance Certificates other than the Class A Certificates.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage Loans as provided in Section 3.22.

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

          "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

          "Termination Price" shall have the meaning assigned thereto in
Section 9.01.

          "Total Principal Distribution Amount" shall mean, with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) all payments of principal (including Principal Prepayments) received on the Serviced Mortgage Loans during the Collection Period for such Distribution Date, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the Collection Period for such Distribution Date;

          (b) all scheduled payments of principal received (other than as part of a Principal Prepayment) on the Serviced Mortgage Loans prior to the Collection Period for such Distribution Date that were, in each case, due with respect to the subject Mortgage Loan for its Due Date in the month of such Distribution Date;

          (c) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received on the Serviced Mortgage Loans during the Collection Period for such Distribution Date, that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

          (d) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any Administered REO Properties during the Collection Period for such Distribution Date, that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

          (e) either (i) if the Westfarms Mall Loan Group or any Westfarms Mall REO Property is then being serviced and administered pursuant to a Westfarms Mall Servicing Agreement, all amounts received by the Master Servicer on behalf of the Trust as remittances under such Westfarms Mall Servicing Agreement on or with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing
     Date) that represents a payment, advance or other recovery of principal with respect to such Mortgage Loan or REO Loan, as the case may be, exclusive of any portion of such amounts that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date, or (ii) if the Westfarms Mall Loan Group or any Westfarms Mall REO Property is then being serviced and administered pursuant to Article

     XII, the total of all amounts described in clauses (a) through (d) above with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan (calculated as if the Westfarms Mall Mortgage Loan was a Serviced Mortgage Loan or any Westfarms Mall REO Property was an Administered REO Property, as applicable); and

          (f) the respective principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Pool for such Distribution Date;

provided that, if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Mortgage Loan or REO Property during the related Collection Period, then that portion, if any, of the aggregate amount described in clauses (a) through (e) above that is specifically attributable to such Mortgage Loan or REO Property, as the case may be, shall be reduced (to not less than zero) by any Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to such Mortgage Loan or REO Property, as the case may be, that was paid hereunder from a source other than related Default Charges during the related Collection Period.

          With respect to the Final Distribution Date, the "Total Principal Distribution Amount" shall equal the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately following the preceding Distribution Date.

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

          "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Treasury Rate" shall have the meaning assigned thereto in Section 4.01(d).

          "Trust" shall mean the trust created hereby.

          "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools, the Grantor Trust Pools and the Group Terrorism Insurance Policy Reserve Fund.

          "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee's Fee" shall mean, with respect to any Mortgage Loan or successor REO Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

          "Trustee's Fee Rate" shall mean 0.0025% per annum.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement filed or to be filed pursuant to the UCC.

          "UCC Financing Statement Amendment" shall mean a financing statement amendment filed, or to be filed, pursuant to the UCC.

          "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.08(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.10(e) hereof).

          "Underwriter Exemption" shall mean PTE 91-23, as such may be amended from time to time, including by PTE 2000-58.

          "Underwriters" shall mean, collectively, SSBI, CSFB, MII and Merrill Lynch.

          "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

          "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

          "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

          "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

          "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, 2% of the Voting Rights shall be allocated between the Holders of the two Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes, and 0% of the Voting Rights shall be allocated to the Holders of the Class R and Class Y Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

          "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement.

          "Westfarms Mall A/A Intercreditor Agreement" shall mean the A Notes Intercreditor Agreement, dated as of July 29, 2002, by and between Column, as holder of the Westfarms Mall Pari Passu Companion Loan, and Column, as holder of the Westfarms Mall Mortgage Loan.

          "Westfarms Mall A/B Intercreditor Agreement" shall mean the Intercreditor and Servicing Agreement, dated as of July 29, 2002, by and between Column, as holder of the Westfarms Mall Pari Passu Companion Loan and the Westfarms Mall Mortgage Loan, and Column, as holder of the Westfarms Mall Subordinate Companion Loan.

          "Westfarms Mall Borrower" shall mean the Borrower under the Westfarms Mall Mortgage Loan.

          "Westfarms Mall Change of Servicing Control Event" shall mean any event that, in accordance with the Westfarms Mall Intercreditor Agreements, would result in the Westfarms Mall Loan Group being serviced under this Agreement rather than under the Series 2002-CP3 PSA.

          "Westfarms Mall Companion Loans" shall mean, together, the Westfarms Mall Pari Passu Companion Loan and the Westfarms Mall Subordinate Companion Loan.

          "Westfarms Mall Custodial Account" shall have the meaning assigned thereto in Section 12.04.

          "Westfarms Mall Intercreditor Agreements" shall mean, together, the Westfarms Mall A/A Intercreditor Agreement and the Westfarms Mall A/B Intercreditor Agreement.

          "Westfarms Mall Loan Group" shall mean, collectively, the Westfarms Mall Mortgage Loan and the Westfarms Mall Companion Loans.

          "Westfarms Mall Master Servicer" shall mean the master servicer of the Westfarms Mall Loan Group under any Westfarms Mall Servicing Agreement.

          "Westfarms Mall Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the Westfarms Mall Mortgaged Property.

          "Westfarms Mall Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Westfarms Mall".

          "Westfarms Mall Pari Passu Companion Loan" shall mean the mortgage loan secured by the same Mortgage as the Westfarms Mall Mortgage Loan on the Westfarms Mall Mortgaged Property, which mortgage loan is pari passu in right of payment with the Westfarms Mall Mortgage Loan and, as of the Closing Date, directly backs the Credit Suisse First Boston Mortgage Securities Corp. Series 2002-CP3 Commercial Mortgage Pass-Through Certificates.

          "Westfarms Mall REO Loan" shall mean any REO Loan related to the Westfarms Mall Mortgage Loan.

          "Westfarms Mall REO Property" shall mean the Westfarms Mall Mortgaged Property, if it is acquired on behalf of the respective holders of the Westfarms Mall Loan Group at a time that the Trust is one of those holders.

          "Westfarms Mall Servicing Agreement" shall mean any servicing agreement (other than this Agreement) pursuant to which the Westfarms Mall Loan Group and any Westfarms Mall REO Property is to be serviced and/or administered, which is, as of the Closing Date, in accordance with the Westfarms Mall Intercreditor Agreements, the Series 2002-CP3 PSA.

          "Westfarms Mall Special Servicer" shall mean the special servicer with respect to the Westfarms Mall Loan Group under any Westfarms Mall Servicing Agreement.

          "Westfarms Mall Subordinate Companion Loan" shall mean the mortgage loan secured by the same Mortgage as the Westfarms Mall Mortgage Loan on the Westfarms Mall Mortgaged Property, which mortgage loan is subordinate in right of payment to the Westfarms Mall Mortgage Loan and, as of the Cut-off Date, is held by Teachers Insurance and Annuity Association of America.

          "Workout Fee" shall mean, with respect to each Corrected Serviced Mortgage Loan, the fee designated as such in, and payable to the Special Servicer or a predecessor thereto in connection with certain recoveries on a Corrected Serviced Mortgage Loan pursuant to, the second paragraph of Section 3.11(c).

          "Workout Fee Rate" shall mean, with respect to each Corrected Serviced Mortgage Loan, 1.00%.

          "Yield Maintenance Certificate" shall mean any of the Class A, Class B, Class C, Class D, Class E, Class F, Class H, Class J and/or Class K Certificates.

          "Yield Maintenance Discounting Horizon" means, with respect to any Mortgage Loan, the time horizon used to select the appropriate U.S. Treasury Rate that is used when calculating a yield maintenance charge. If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on the Mortgage Loan Schedule is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or Anticipated Repayment Date, as applicable, of the subject Mortgage Loan. If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on the Mortgage Loan Schedule is "WAL", the Yield Maintenance Discounting Horizon is the remaining weighted average life to maturity of the subject Mortgage Loan.

          "Yield Maintenance Interest Rate" shall mean, with respect to any Mortgage Loan, the annualized yield (for purposes of this definition, the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to such Mortgage Loan's Yield Maintenance Discounting Horizon, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

          The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject Mortgage Loan in the column labeled "Yield Maintenance Interest Rate" on the Mortgage Loan Schedule is "Treasury +x" or by zero (0) basis points if the value is "Treasury Flat" or "T-Flat".

          The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject Mortgage Loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on the Mortgage Loan
Schedule is "Yes".

          "Yield Maintenance Treasury Source and Selection Date" means:

          (a) for the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Exchange Place, the second full week ending prior to the prepayment date, as quoted in the Federal Reserve Statistical Release H.15(519); and

          (b) for each of (i) the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Big Creek Apartments Phase I and II and (ii) the Mortgage Loan secured by Mortgaged Property identified on the Mortgage Loan Schedule as Otay Mesa Self Storage, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H.15 - Selected Interest Rates, under the heading U.S. Government Securities/Treasury Constant Maturities.

          If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the Master Servicer by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the Master Servicer based on comparable data.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same
     Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

          (a) All amounts collected in respect of any Cross-Collateralized Group (which shall not include the Westfarms Mall Loan Group), including in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if such documents authorize the lender to use its discretion, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Serviced Mortgage Loan (such allocation to be made pursuant to the prior sentence if such Mortgage Loan constitutes part of a Cross-Collateralized Group), including in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under such Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such documents authorize the lender to use its discretion, as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; seventh, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees, assumption application fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to, but not including, the date of receipt.

          (b) Collections in respect of any Administered REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers and also for reporting purposes) as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Loan to, but not including, the Due Date in the Collection Period of receipt (exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest); third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Loan; fifth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of an REO Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, any accrued and unpaid Post-ARD Additional Interest to, but not including, the date of receipt.

          (c) Amounts received by the Master Servicer on behalf of the Trust as remittances under a Westfarms Mall Servicing Agreement with respect to the Westfarms Mall Mortgage Loan or the Westfarms Mall REO Loan shall be allocated, subject to the Westfarms Mall Intercreditor Agreements, among interest (other than Additional Interest), principal, Prepayment Premiums, Additional Interest and other amounts due thereon consistent with Section 3.02(b) of the Series 2002-CP3 PSA or any comparable section of any other Westfarms Mall Servicing Agreement.

          (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan Documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          (e) Insofar as amounts received in respect of any Serviced Mortgage Loan or Administered REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements in accordance with Section 3.11.

          (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer, in its reasonable judgment, and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Statement to Certificateholders as provided in Section 4.02.

          SECTION 1.04. Application of Default Charges.

          (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan (and, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, that are remitted to the Master Servicer on behalf of the Trust under a Westfarms Mall Servicing Agreement or, if Article XII is in effect, are transferred from the Westfarms Mall Custodial Account to the Collection Account pursuant to Section 12.04(b)), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default
Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

          second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

          third, to pay any outstanding expense incurred by the Special Servicer in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12;

          fourth, to reimburse the Trust for any expenses reimbursed to the Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
     Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

          fifth, to pay the appropriate party for any other outstanding expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

          sixth, to reimburse the Trust for any other Additional Trust Fund Expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which Additional Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

          seventh, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected when the loan was a Performing Serviced Mortgage Loan or were collected with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

          (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 1.04(a) are intended to be available for distribution on the Certificates pursuant to
Section 4.01(a) and Section 4.01(b), subject to application pursuant to
Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 1.04(a) shall be deemed to offset payments of Advance Interest, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such Advance Interest, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

          SECTION 1.05. Cross-Collateralized Mortgage Loans.

          Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.05; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                  ARTICLE II

                 CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
             AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
      INTERESTS, REMIC II REGULAR INTERESTS, GROUP X-2 REMIC III REGULAR
                          INTERESTS AND CERTIFICATES

          SECTION 2.01. Conveyance of Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Salomon Brothers Commercial Mortgage Trust 2002-KEY2". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, all payments under and proceeds of the Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and all documents included in the related Mortgage Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan (or, in the case of any Westfarms Mall REO Property, the Trust's interest therein); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Account (if established), the Westfarms Mall Custodial Account (if established) and the Series 2002-CP3 Companion Loan Custodial Account; (iv) each Mortgage Loan Purchase Agreement; (v) the Column Performance Guarantee; (vi) the Loan REMIC Interests and the Loan REMIC Declarations; (vii) the Aventine Guaranty, (viii) the Group Terrorism Insurance Policy and (ix) all other assets included or to be included in the Trust Fund. This conveyance is subject to: the terms and conditions of the respective Mortgage Loan Documents (including the Westfarms Mall Intercreditor Agreements, in the case of the Westfarms Mall Mortgage Loan, and the Loan REMIC Declarations, in the case of the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans); and the right of the Designated Sub-Servicers to primary service (or to perform select servicing duties with respect to) certain of the Mortgage Loans pursuant to the respective Designated Sub-Servicer Agreements.

          Under GAAP, the Depositor shall report: (i) its acquisition of the SBRC Mortgage Loans from SBRC, pursuant to the SBRC Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from SBRC; (ii) its acquisition of the KeyBank Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from KeyBank; (iii) its acquisition of the Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Column Mortgage Loans from Column; and (iv) its transfer of the Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of the Mortgage Loans to the Trustee on behalf of the Certificateholders. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

          (c) The conveyance to the Trust of the Mortgage Loans (and, in the case of the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans, the related Loan REMIC Interests) and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Mortgage Loans (and, in the case of the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans, the related Loan REMIC Interests) and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the parties hereto intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties hereto also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law,
(ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans and the Loan REMIC Interests subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans and Loan REMIC Interests after the Closing Date (other than scheduled payments of interest and principal due and payable on the Mortgage Loans and the Loan REMIC Interests on or prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Account (if established), the Westfarms Mall Custodial Account (if established) and the Series 2002-CP3 Companion Loan Custodial Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under each Mortgage Loan Purchase Agreement and the Column Performance Guarantee, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans and the Loan REMIC Interests subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a UCC Financing Statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute (if necessary) and file at each such office, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor hereby authorizes the Trustee to prepare, execute (if necessary) and file in the name of the Depositor, and shall cooperate in a reasonable manner with the Trustee in preparing and filing, such continuation statements. This
Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

          (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds and Escrow Payments) for each Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller, subject to the next paragraph, to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement.

          Notwithstanding the foregoing, if any Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such cash reserve shall be deemed to be Reserve Funds of the type covered by Section 2.01(f).

          (e) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee is hereby authorized and shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (a)(iv) and (a)(v) of the definition of "Mortgage File" that has been received by the Trustee and each UCC Financing Statement Amendment in favor of the Trustee referred to in clause (a)(viii) of the definition of "Mortgage File" that has been received by the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement Amendment shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Master Servicer shall, at the direction of the Trustee, obtain from such public recording office and deliver to the Trustee a certified copy of the recorded original. At such time as any such assignments, UCC Financing Statement Amendments or verifications of electronic filing have been returned to the Trustee, the Trustee shall, upon request, forward a copy thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or to cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly so notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative. The Depositor and the Trustee hereby acknowledge and agree that each Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans acquired by the Depositor from such Mortgage Loan Seller, as and to the extent provided for in the related Mortgage Loan Purchase Agreement; provided that no Mortgage Loan Seller shall actually record or file any such documents.

          (f) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, within 10 days following the Closing Date, each of the following items that are in the possession or under the control of such Mortgage Loan Seller and that relate to the Mortgage Loans transferred by it to the Depositor (except to the extent that any of the following items are to be retained by a primary servicer that will continue to act on behalf of the Master Servicer as a Sub-Servicer): (i) originals or copies of all property-specific financial statements, appraisals, environmental/engineering reports, transaction screens, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, property management agreements, tenant estoppels, subordination and non-disturbance agreements, and any other relevant documents that the Master Servicer or Special Servicer reasonably deems necessary to service the subject Mortgage Loan and specifies to such Mortgage Loan Seller in writing and, to the extent they are not required to be a part of a Mortgage File for any such Mortgage Loan, originals or copies of all documents, certificates and opinions that were delivered by or on behalf of the related Borrowers in connection with the origination of such Mortgage Loans (provided that such Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication or any documents or materials prepared by it or its Affiliates solely for internal uses); and (ii) all unapplied Reserve Funds and Escrow Payments. The Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders.

          (g) The Depositor shall be responsible for paying the on-going surveillance fees of the Rating Agencies, which may be in the form of a one time up-front payment.

          SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

          (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests and the Loan REMIC Declarations and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans, the Loan REMIC Interests and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the parties hereto and to the Mortgage Loan Sellers that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents (without regard to Assignments of Leases, modification agreements and assumption agreements) are in its possession or the possession of a Custodian on its behalf and (ii) such Mortgage Loan Documents have been reviewed by it or such Custodian and each (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower and lender),
(B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

          (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 1.05, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification, which exception report, if and to the extent applicable and delivered to any Mortgage Loan Seller shall constitute notice to such Mortgage Loan Seller of any Document Defects identified thereon): (i) if such Mortgage Loan is a Serviced Mortgage Loan, the original Mortgage Note specified in clause (a)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and indemnity" certifying that the original of such Mortgage Note has been lost), the original or a copy of each document specified in clauses (a)(ii),
(a)(iv), and (a)(vii) of the definition of "Mortgage File", originals or copies of any documents specified in clauses (a)(iii), (a)(v), (a)(ix),
(a)(x), (a)(xi), (a)(xii), (a)(xiii) and (a)(xiv) of the definition of "Mortgage File" (to the extent that the Trustee has actual knowledge that such documents exist) and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received by the Trustee or a Custodian on its behalf; (ii) if such Mortgage Loan is the Westfarms Mall Mortgage Loan, the original Mortgage Note specified in clause (b)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and indemnity" certifying that the original of such Mortgage Note has been lost), and the original or a copy of each document specified in clauses (b)(ii), (b)(iii) and (b)(iv) of the definition of "Mortgage File", have been received by the Trustee or a Custodian on its behalf; (iii) if such report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) (except in the case of the Westfarms Mall Mortgage Loan) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iv) all documents received by it with respect to such Mortgage Loan have been reviewed by the Trustee or a Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower and lender), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (v) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii)(A) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. The Trustee shall deliver electronically or via its website to the Controlling Class Representative and, upon request, to any other party to this Agreement, the Rating Agencies or the Certificateholders current exception reports for as long as there are exceptions outstanding.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) In performing the reviews contemplated by subsections (a) and
(b) above, the Trustee or any Custodian on its behalf may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or such Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i), (a)(ii),
(a)(iii) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(iv), (a)(v) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(vi) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(vii), (a)(ix) through
(a)(xiii) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(xiv), (b)(i), (b)(ii), (b)(iii) and (b)(iv) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements) have been received and such additional information as will be necessary for making and/or delivering the certifications required by subsections (a) and (b) above.

          With respect to any of the documents described in clauses (a)(iii),
(a)(v), (a)(vi), (a)(ix), (a)(x), (a)(xi), (a)(xii) and (a)(xiii) of the definition of "Mortgage File", the Trustee shall be deemed to have knowledge of the existence of the subject document in respect of any Serviced Mortgage Loan if the subject document is listed on any closing binder index that may be delivered to the Trustee as part of, or in connection with the delivery of, the Mortgage File for such Serviced Mortgage Loan.

          With respect to the documents described in clause (viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be made or otherwise delivered pursuant to this
Section 2.02, that the Mortgage File for each Mortgage Loan should include one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCCs to be assigned to the Trust will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller (to the extent provided in the related Mortgage Loan Purchase Agreement).

          SECTION 2.03. Certain Repurchases of Mortgage Loans by the Mortgage
                        Loan Sellers.

          (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Master Servicer, the Special Servicer, the Controlling Class Representative, the Rating Agencies and the related Mortgage Loan Seller.

          (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller with respect thereto in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Mortgage Loan Seller that it must, not later than 90 days from the receipt by such Mortgage Loan Seller of such notice (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is or, as of the Closing Date, was a Qualified Mortgage, and provided that such Mortgage Loan Seller received prompt written notice thereof, within 90 days after any earlier discovery by any party to this Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement), at the applicable Purchase Price; provided that if such Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date, was a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) what actions such Mortgage Loan Seller is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that such Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Mortgage Loan Seller shall have an additional period equal to such Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that the delivery of the foregoing certification in connection with, and/or any attempt by a Mortgage Loan Seller to cure, any alleged Breach or Document Defect shall not be deemed an admission on the part of such

Mortgage Loan Seller that such alleged Breach or Document Defect is, in fact, a Breach or Document Defect, as the case may be, or more particularly, that it is a Material Breach or Material Document Defect, as the case may be.

          The remedies provided for in this Section 2.03(b) with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

          If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by a Mortgage Loan Seller, as contemplated by this Section 2.03, then, prior to the subject repurchase, the Master Servicer shall use its reasonable efforts, subject to the terms of the affected Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless the Mortgage Loans from such Cross-Collateralized Group that are to remain part of the Trust Fund have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x; and provided, further, that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the related Mortgage Loan Seller (i) an Opinion of Counsel addressed to the Trustee, the Master Servicer and the Rating Agencies from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the related Mortgage Loan Seller may, at its option, repurchase the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or the Special Servicer, as the case may be.

          If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans is not or cannot be terminated as contemplated by the preceding paragraph for any reason (including the failure of the related Mortgage Loan Seller to satisfy any of the conditions set forth in the provisos to the first sentence of the preceding paragraph), then, for purposes of this Section 2.03 and the related Mortgage Loan Purchase Agreement, including for purposes of
(i) determining whether the particular Breach or Document Defect that gave rise to the repurchase obligation for such Cross-Collateralized Group is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

          In the event that the Master Servicer, the Special Servicer or the Trustee is notified or otherwise has actual knowledge that Column has an obligation to repurchase the Westfarms Mall Pari Passu Companion Loan from the Series 2002-CP3 Trust by reason of a "Material Document Defect" or a "Material Breach" (as such terms are defined in the Series 2002-CP3 PSA), then such party shall promptly notify the other such parties, and the Master Servicer shall, as and to the extent contemplated by the Column Mortgage Loan Purchase Agreement, direct Column to repurchase the Westfarms Mall Mortgage Loan at the Purchase Price contemporaneously with any repurchase of the Westfarms Mall Pari Passu Companion Loan.

          In the event that the Master Servicer receives notice from the Borrower under any Early Defeasance Mortgage Loan that such Borrower intends to, and the related Mortgage Loan Documents permit such Borrower to, defease such Mortgage Loan on or before the second anniversary of the Startup Day of the related Loan REMIC, then the Master Servicer shall promptly (and, in any event, within five Business Days of receiving such notice from such Borrower) notify SBRC of such Borrower's intention, and the Master Servicer shall direct SBRC to repurchase such Mortgage Loan at the Purchase Price within the time frame contemplated by the SBRC Mortgage Loan Purchase Agreement.

          In connection with any repurchase of the Westfarms Mall Mortgage Loan or any of the Early Defeasance Mortgage Loans pursuant to or as contemplated by this Section 2.03(b), the Trustee shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

          In the case of a Column Mortgage Loan, all references in this
Section 2.03(b) to "Mortgage Loan Seller" or "Column" shall be deemed to also be references to the Column Performance Guarantor (but only if and to the extent that the Column Performance Guarantor would, pursuant to the Column Performance Guarantee, be liable for those obligations of Column as a Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

          The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this
Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Mortgage Loan Seller.

          (c) If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price are to be wired, and the Master Servicer shall promptly notify the Trustee, by delivery of an Officer's Certificate, when such deposit is made. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Upon its receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price for any Mortgage Loan repurchased by a Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in the Collection Account, the Trustee shall release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase or its designee, and the Trustee or the Master Servicer on behalf of the Trustee shall execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrower(s) of the transfers of the Deleted Mortgage Loan(s). In connection with any such repurchase by a Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase.

          If any Mortgage Loan is to be repurchased as contemplated by this
Section 2.03, the Master Servicer shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of the Deleted Mortgage Loan and deliver the same to the Trustee. Upon the Trustee's receipt of such amended Mortgage Loan Schedule, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the respective parties hereto and to the Controlling Class Representative.

          (d) Except as contemplated by the next two sentences, the Mortgage Loan Purchase Agreements (and, in the case of a Column Mortgage Loan, the Column Performance Guarantee) provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If, in connection with any Material Document Defect or Material Breach in respect of any Mortgage Loan, the related Mortgage Loan Seller (and, in the case of a Column Mortgage Loan, the Column Performance Guarantor) defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase the affected Mortgage Loan as contemplated by this Section 2.03, or if, in connection with any repurchase of the Westfarms Mall Pari Passu Companion Loan from the Series 2002-CP3 Trust, Column defaults on its obligation to repurchase the Westfarms Mall Mortgage Loan, or if, in connection with any defeasance of an Early Defeasance Mortgage Loan prior to the second anniversary of the Startup Day of the related Loan REMIC, SBRC defaults on its obligations to repurchase the affected Mortgage Loan as contemplated by this Section 2.03, then with respect to the Westfarms Mall Mortgage Loan and any Performing Serviced Mortgage Loans (except for Early Defeasance Mortgage Loans) the Master Servicer shall (and the Special Servicer may), and with respect to Specially Serviced Mortgage Loans and Early Defeasance Mortgage Loans the Special Servicer shall, promptly notify the Trustee and the Controlling Class Representative, and the Trustee shall notify the Certificateholders. Thereafter, with respect to the Westfarms Mall Mortgage Loan and any Performing Serviced Mortgage Loans (except for Early Defeasance Mortgage Loans) the Master Servicer shall (and the Special Servicer may), and with respect to Specially Serviced Mortgage Loans and Early Defeasance Mortgage Loans the Special Servicer shall, take such actions on behalf of the Trust with respect to the enforcement of such repurchase obligations (and if the Master Servicer (or the Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, then with respect to the Westfarms Mall Mortgage Loan and any Performing Serviced Mortgage Loans (except for Early Defeasance Mortgage Loans) the Master Servicer shall (and the Special Servicer may), and with respect to Specially Serviced Mortgage Loans and Early Defeasance Mortgage Loans the Special Servicer shall, also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer or the Special Servicer, as applicable, shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(d), including, reasonable attorney's fees and expenses, to the extent not collected from the related Mortgage Loan Seller (or, in the case of a Column Mortgage Loan, the Column Performance Guarantor), shall constitute Servicing Advances in respect of the affected Mortgage Loan.

          SECTION 2.04. Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Depositor's principal place of business and its chief executive office is located in the State of New York.

               (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the

     Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

               (vii) The Depositor's transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (viii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors. In connection with its transfer of the Mortgage Loans hereunder, the Depositor will receive new value and consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

               (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b).

               (x) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business, and such transfer will not render the Depositor insolvent.

               (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor. The execution, delivery and performance of this Agreement by the Depositor constitutes bona fide and arm's-length transactions and are undertaken in the ordinary course of business of the Depositor.

               (xiv) Assuming the accuracy of the representations and warranties of the Mortgage Loan Sellers set forth in their respective Mortgage Loan Purchase Agreements, immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good title to, and was the sole owner and holder of, each Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

               (xv) The Depositor is transferring all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

               (xvi) Except for any actions that are the express responsibility of another party hereunder or under a Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

          SECTION 2.05. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer, the outcome of which, in the Master Servicer's reasonable judgement, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

               (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Serviced Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

          (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.06. Representations and Warranties of the Special
                        Servicer.

          (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's reasonable judgment, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

               (ix) As of the Closing Date, the Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the Special Servicer by any Sub-Servicers with respect to any of the Serviced Mortgage Loans or Administered REO Properties.

          (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto and the Controlling Class Representative.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.07. Representations and Warranties of the Trustee.

          (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

               (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the reasonable judgment of the Trustee, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06 and has errors and omissions insurance in such amount and with such coverage as is consistent with any criteria published by S&P as of the Closing Date (or, if permitted by such criteria, is self-insured).

          (b) The representations, warranties and covenants of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations, warranties and covenants set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.08. Creation of REMIC I; Issuance of the REMIC I Regular
                        Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I and the Loan REMICs.

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Mortgage Loans that are from time to time subject to this Agreement (other than the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans), together with (A) all payments under and proceeds of the Mortgage Loans (other than the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans) received after the Closing Date (exclusive of any portion of such payments and/or proceeds that represents scheduled payments of interest and principal due on or before the Cut-off Date, Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates and/or Excess Servicing Fees), (B) all Principal Prepayments and corresponding interest payments on the Mortgage Loans (other than the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans) received after the Cut-off Date through and including the Closing Date, and
(C) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of a Mortgage Loan that is not the Westfarms Mall Mortgage Loan or an Early Defeasance Mortgage Loan; (iii) the Loan REMIC Regular Interests and all payments under and proceeds of such Loan REMIC Regular Interests received after the Closing Date; (iv) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account (if established) (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates and exclusive of Excess Servicing Fees); (v) the rights of the Depositor under each Mortgage Loan Purchase Agreement; and (vi) the rights of the Trustee under the Column Performance Guarantee and the Aventine Guaranty. The Closing Date is hereby designated as the "Startup Day" of REMIC I, within the meaning of Section 860G(a)(9) of the Code.

          A Loan REMIC Declaration has been made with respect to the Westfarms Mall Mortgage Loan and each of the Early Defeasance Mortgage Loans. In the case of the Westfarms Mall Mortgage Loan and each Early Defeasance Mortgage Loan, the related Loan REMIC will include such Mortgage Loan and any REO Property acquired in respect of such Mortgage Loan (or, in the case of the Westfarms Mall Mortgage Loan, the Trust's interest in any Westfarms Mall REO Property); provided that, if applicable, such Loan REMIC shall exclude any collections of Post-ARD Additional Interest. The "Startup Day" for each Loan REMIC within the meaning of Section 860G(a)(9) of the Code, is designated in the related Loan REMIC Declaration.

          (b) Concurrently with the assignment of the Mortgage Loans (or, in the case of the Westfarms Mall Mortgage Loan and the Early Defeasance Mortgage Loans, the related Loan REMIC Regular Interests) and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Mortgage Loan and Loan REMIC Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Mortgage Loan with respect to which it was issued (or, if applicable, to the Loan REMIC Regular Interest in respect of which it was issued and also to the corresponding Mortgage Loan) and to any successor REO Loan deemed outstanding with respect to any REO Property acquired in respect of any such Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

          (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. Each Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and each Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the related Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or any Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Mortgage Loan set forth in the Mortgage Loan Schedule.

          (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

               (i) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; and

               (ii) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during

     January 2003 or during January of any year thereafter or during December 2002 or during December of any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account with respect to such Interest Reserve Loan in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during February 2003 or during February of any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account with respect to such Interest Reserve Loan pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2002. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution
Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall, to the extent attributable to any particular Mortgage Loan, be allocated to the related REMIC I Regular Interest. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date, and the Latest Possible Maturity Date for each Loan REMIC Regular Interest shall be the Stated Maturity Date for the related Mortgage Loan.

          (i) Neither the REMIC I Residual Interest nor any Loan REMIC Residual Interest shall have a principal balance or bear interest.

          SECTION 2.09. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC I Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.10. Creation of REMIC II; Issuance of the REMIC II Regular
                        Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.09 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 19 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The REMIC II Regular Interests shall have the following alphabetic or alphanumeric designations: "A-1", "A-2A", "A-2B", "A-3", "B", "C", "D", "E", "F", "H", "J", "K", "L", "M", "N", "P", "Q", "S" and "T",
respectively.

          (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

         Designation of
            REMIC II                      Initial Uncertificated
        Regular Interest                    Principal Balance
        ----------------                    -----------------

               A-1                          $       87,597,000
              A-2A                          $      340,000,000
              A-2B                          $       85,000,000
               A-3                          $      252,265,000
                B                           $       39,643,000
                C                           $        9,327,000
                D                           $        9,328,000
                E                           $       13,991,000
                F                           $        9,328,000
                H                           $        6,996,000
                J                           $       13,992,000
                K                           $        9,327,000
                L                           $       13,991,000
                M                           $        9,328,000
                N                           $        4,663,000
                P                           $        2,332,000
                Q                           $        6,996,000
                S                           $        6,996,000
                T                           $       11,659,715

          On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

          (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective

Uncertificated Principal Balances of the REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2002. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution
Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to
Section 4.01(k).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.11. Conveyance of REMIC II Regular Interests; Acceptance
                        of REMIC II Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the

REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.12. Creation of REMIC III; Issuance of the REMIC III
                        Regular Interest Certificates, the Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 20 Classes of REMIC III Regular Interest Certificates. The Class X-2 Certificates shall collectively represent all of the Group X-2 REMIC III Regular Interests. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

          (c) The respective Group X-2 REMIC III Regular Interests and the respective interests evidenced by the Class X-1 Certificates and the 18 Classes of Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The REMIC III Regular Interest Certificates will have the following respective alphabetic or alphanumeric class designations: "A-1", "A-2", "A-3", "B", "C", "D", "E", "F", "H", "J", "K", "L", "M", "N", "P", "Q",
"S", "T", "X-1" and "X-2".

          The Group X-2 REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "X-2-A-2B", "X-2-A-3", "X-2-B", "X-2-C", "X-2-D" and "X-2-E".

          (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof.

                Class                                Initial Class
             Designation                           Principal Balance
             -----------                           -----------------

                 A-1                               $       87,597,000
                 A-2                               $      425,000,000
                 A-3                               $      252,265,000
                  B                                $       39,643,000
                  C                                $        9,327,000
                  D                                $        9,328,000
                  E                                $       13,991,000
                  F                                $        9,328,000
                  H                                $        6,996,000
                  J                                $       13,992,000
                  K                                $        9,327,000
                  L                                $       13,991,000
                  M                                $        9,328,000
                  N                                $        4,663,000
                  P                                $        2,332,000
                  Q                                $        6,996,000
                  S                                $        6,996,000
                  T                                $       11,659,715

          On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

          The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, the Class X-1 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests; and the Class X-2 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the Uncertificated Principal Balances of REMIC II Regular Interest A-2B, REMIC II Regular Interest A-3, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D and REMIC II Regular Interest E.

          None of the Group X-2 REMIC III Regular Interests shall have principal balances. For purposes of accruing interest, however, each Group X-2 REMIC III Regular Interest shall have a notional amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

          (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate, and each Group X-2 REMIC III Regular Interest shall have a REMIC III Remittance Rate.

          The Pass-Through Rate with respect to each Class of Principal Balance Certificates for any Interest Accrual Period shall be as follows:

               (i) in the case of the Class A-1 Certificates, 3.2220% per annum;

               (ii) in the case of the Class A-2 Certificates, 4.4670% per annum;

               (iii) in the case of the Class A-3 Certificates, 4.8650% per annum;

               (iv) in the case of the Class B Certificates, the lesser of (A) 5.0150% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period;

               (v) in the case of the Class C Certificates, the lesser of (A) 5.0450% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period;

               (vi) in the case of the Class D Certificates, the lesser of (A) 5.0740% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period;

               (vii) in the case of the Class E Certificates, the lesser of
     (A) 5.0840% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such interest Accrual Period;

               (viii) in the case of the Class F Certificates, the lesser of
     (A) 5.1630% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest F for such Interest Accrual Period; and

               (ix) in the case of the Class H Certificates, the lesser of (A) 5.5590% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest H for such Interest Accrual Period;

               (x) in the case of the Class J Certificates, the lesser of (A) 5.6580% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest J for such Interest Accrual Period;

               (xi) in the case of the Class K Certificates, the lesser of (A) 5.9540% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest K for such Interest Accrual Period;

               (xii) in the case of the Class L Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest L for such Interest Accrual Period;

               (xiii) in the case of the Class M Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest M for such Interest Accrual Period;

               (xiv) in the case of the Class N Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest N for such Interest Accrual Period;

               (xv) in the case of the Class P Certificates, the lesser of (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest P for such Interest Accrual Period;

               (xvi) in the case of the Class Q Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest Q for such Interest Accrual Period;

               (xvii) in the case of the Class S Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest S for such Interest Accrual Period; and

               (xviii) in the case of the Class T Certificates, the lesser of
     (A) 6.1500% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest T for such Interest Accrual Period.

          With respect to the Class X-1 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall be a rate per annum equal to the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each such REMIC II Regular Interest immediately prior to the related Distribution Date.

          With respect to the Class X-2 Certificates, the Pass-Through Rate for any Interest Accrual Period shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group X-2 REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective notional amounts of the Group X-2 REMIC III Regular Interests immediately prior to the related Distribution Date.

          The REMIC III Remittance Rate for any Group X-2 REMIC III Regular Interest for any Interest Accrual Period shall equal the excess, if any, of
(i) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC III Regular Interest, over (ii) the Net Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC III Regular Interest.

          (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on September 1, 2002. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Class of REMIC III Regular Interest Certificates during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to the Class X-2 Certificates for any Interest Accrual Period that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period, multiplied by
(ii) the notional amount of such Group X-2 REMIC III Regular Interest immediately prior to the related Distribution Date.

          The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders thereof on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to the Class of X-2 Certificates for any Distribution Date that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Group X-2 REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Group X-2 REMIC III Regular Interest's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to the Class X-2 Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to the Class X-2 Certificates shall in turn be allocated among the Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

          If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the

Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or
Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to the Class X-2 Certificates for any Distribution Date that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Group X-2 REMIC III Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Group X-2 REMIC III Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(a).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of REMIC III Regular Interest Certificates (or, in the case of the Class X-2 Certificates, for each Group X-2 REMIC III Regular Interest) shall be the Rated Final Distribution Date.

          (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.13. Acceptance of Grantor Trusts and Group Terrorism
                        Insurance Policy by Trustee; Issuance of the Class Y and Class R Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust Y". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust Y and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class Y Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust Y, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class Y Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust Y. The rights of the Holders of the Class Y Certificates to receive distributions from the proceeds of Grantor Trust Y, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse, all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (c) It is the intention of the parties hereto that the Group Terrorism Insurance Policy and any amounts paid thereunder shall collectively constitute an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h), designated as the "Group Terrorism Insurance Policy Reserve Fund". The Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets of the Group Terrorism Insurance Policy Reserve Fund and declares that it holds and will hold such assets, through the Special Servicer, in accordance with Section 3.07(e), in trust and for the benefit of Certificateholders and the Depositor, as their interests may appear. Notwithstanding anything herein to the contrary, unless there is a change in applicable law occurring after the date hereof, for all income and franchise tax purposes, the Depositor shall be treated and reported as the sole beneficial owner of the Group Terrorism Insurance Policy Reserve Fund.

                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) The Master Servicer and the Special Servicer shall each service and administer the Serviced Mortgage Loans and any Administered REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders, as a collective whole, in accordance with any and all applicable laws, in accordance with the express terms of this Agreement and the related Mortgage Loan Documents and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Serviced Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer (X) each Serviced Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (Y) each Administered REO Property; provided, however, that the Master Servicer shall continue to collect information and, subject to its receipt of information from the Special Servicer as provided herein, prepare and deliver all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and Administered REO Properties (and the related REO Loans), to process payments at the direction of the Special Servicer with respect to any Specially Serviced Mortgage Loans and Administered REO Properties, and to render such incidental services with respect to any Specially Serviced Mortgage Loans and Administered REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer may communicate with the Borrower under any Performing Serviced Mortgage Loan in order to obtain information required to be provided by such Borrower under the related Mortgage Loan Documents that the Master Servicer has been unsuccessful in obtaining and shall render such incidental services with respect to any Performing Serviced Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

          (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration referred to in Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name or in the name of the Trustee, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder, including for purposes of drawing on any letter of credit; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

          (c) The parties hereto acknowledge that, pursuant to the Westfarms Mall Intercreditor Agreements: (i) until the occurrence of a Westfarms Mall Change of Servicing Control Event, the Westfarms Mall Loan Group is to be serviced and administered by the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer in accordance with the Series 2002-CP3 PSA (provided that the Master Servicer is responsible for performing such services with respect to the Westfarms Mall Mortgage Loan as are specifically set forth in Articles I through XI of this Agreement); and (ii) upon the occurrence of a Westfarms Mall Change of Servicing Control Event, the Westfarms Mall Loan Group will be serviced and administered by the Master Servicer and Special Servicer in accordance with Article XII of this Agreement; provided that, if the Series 2002-CP3 PSA is ever to be replaced by any other Westfarms Mall Servicing Agreement, then prior to exercising any consent right that the Trustee may have with respect to that successor Westfarms Mall Servicing Agreement, the Trustee shall obtain written confirmation from each Rating Agency that such successor Westfarms Mall Servicing Agreement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          For so long as (i) the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan are part of the Mortgage Pool and (ii) the Westfarms Mall Loan Group and/or any Westfarms Mall REO Property are being serviced and administered under any Westfarms Mall Servicing Agreement, the Master Servicer shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Westfarms Mall Master Servicer and the Westfarms Mall Special Servicer, respectively, under such Westfarms Mall Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its reasonable judgment, would require were it the owner of the Westfarms Mall Mortgage Loan. The reasonable costs and expenses incurred by the Master Servicer in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances.

          (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) The Master Servicer (in the case of Performing Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall each undertake reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Mortgage Loans and, in connection therewith, shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Mortgage Loan Documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that the Master Servicer shall not, with respect to any Serviced Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer shall only do so if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Serviced Mortgage Loan; provided that, to the extent the Master Servicer, as to a Performing Serviced Mortgage Loan, and the Special Servicer, as to a Specially Serviced Mortgage Loan, waives any Default Charges, any outstanding Advance Interest, property inspection costs and other Additional Trust Fund Expenses with respect to such Mortgage Loan that would otherwise have been paid out of such Default Charges shall be paid out of the Additional Master Servicing Compensation payable to the Master Servicer or Additional Special Servicing Compensation payable to the Special Servicer, as the case may be, with respect to such Mortgage Loan; and provided, further, that if no Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable, is available to offset the outstanding Advance Interest, property inspection costs and other Additional Trust Fund Expenses with respect to such Mortgage Loan that would otherwise be offset by the Default Charges, then the Master Servicer or the Special Servicer, as the case may be, shall not waive such Default Charges unless (i) it is the first such waiver with respect to the subject Serviced Mortgage Loan under such circumstances (regardless of whether such first waiver is made by the Master Servicer or the Special Servicer), or (ii) in the case of a Performing Serviced Mortgage Loan, the Master Servicer has obtained the consent of the Special Servicer which has, as and to the extent contemplated by Section 3.24, obtained the consent of the Controlling Class Representative, or (iii) in the case of a Specially Serviced Mortgage Loan, the Special Servicer has, as and to the extent contemplated by Section 3.24, obtained the consent of the Controlling Class Representative.

          (b) At least 90 days prior to the maturity date of each Serviced Mortgage Loan that is a Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date; provided that if the Master Servicer has not received such confirmation, the Master Servicer shall send a second notice at least 60 days prior to such maturity date, and a third notice at least 30 days prior to such maturity date.

          (c) Promptly following the Closing Date, the Trustee shall send written notice to the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Trustee stating that, as of the Closing Date, the Trustee is the holder of the Westfarms Mall Mortgage Loan and directing the Series 2002-CP3 Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Westfarms Mall Mortgage Loan under the Westfarms Mall Intercreditor

Agreements and the Series 2002-CP3 PSA. In the event that the Series 2002-CP3 PSA is replaced by another Westfarms Mall Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement, then the Trustee shall promptly send a comparable written notice to the then holder of the Westfarms Mall Pari Passu Companion Loan and to the Westfarms Mall Master Servicer under such new Westfarms Mall Servicing Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Collection Account all amounts received by it from the Westfarms Mall Master Servicer or any other party under any Westfarms Mall Servicing Agreement with respect to the Westfarms Mall Mortgage Loan, the Westfarms Mall Mortgaged Property or any Westfarms Mall REO Property. In the event the Master Servicer fails to so receive any amounts due to the holder of the Westfarms Mall Mortgage Loan during any calendar month under the Westfarms Mall Intercreditor Agreements and any Westfarms Mall Servicing Agreement by 2:00 p.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the Master Servicer shall (i) notify the Westfarms Mall Master Servicer or other applicable party responsible for making such remittances, as well as the holder of the Westfarms Mall Pari Passu Companion Loan, that such amounts due with respect to the Westfarms Mall Mortgage Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, make a P&I Advance with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with
Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, then the Trustee shall make such P&I Advance.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Serviced Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Serviced Mortgage Loan (together with interest and other income earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing

Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

          (b) The Master Servicer shall as to each Serviced Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided, however, that if the subject Serviced Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer and the Special Servicer each shall, as to those Serviced Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

          (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Serviced Mortgage Loans (including all the Specially Serviced Mortgage Loans, if any), advance with respect to the related Mortgaged Properties all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent that Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been, or are not reasonably likely to be, paid by the applicable penalty date. In no event shall the Master Servicer be required to make any Servicing Advance under this Section 3.03(c) to the extent such Advance would, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this provision is in no way intended to affect amounts actually due and owing from the related Borrower under any such Mortgage Loan.

          (d) The Master Servicer shall establish and maintain one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Reserve Accounts, and may apply Reserve Funds held therein with respect to any Serviced Mortgage Loan (together with interest and other income earned thereon), only as follows: (i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements, environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or, in the case of Earn-Out Reserve Funds, to otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied, including any requirements set forth in this Agreement; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to the Master Servicer); (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section 9.01. If the Borrower under any Serviced Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Notwithstanding the foregoing, the Master Servicer shall not release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) the Master Servicer has so notified the Special Servicer in writing and has provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding the subject Serviced Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24, the Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within ten Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). The

Master Servicer shall pay or cause to be paid to the relevant Borrowers interest and other income, if any, earned on the investment of funds in Reserve Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Reserve Account, any provision herein to the contrary notwithstanding. Promptly after any Reserve Funds are received by the Special Servicer from any Borrower, and in any event within two Business Days of such receipt, the Special Servicer shall remit such Reserve Funds to the Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by the Master Servicer or Special Servicer to enable the Master Servicer or Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer or Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Serviced Mortgage Loan.

          (e) To the extent an operations and maintenance plan is required to be established and executed with respect to any Serviced Mortgage Loan pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation relating to environmental matters is required to have been taken or completed with respect to any Serviced Mortgage Loan pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that the Borrower under any Serviced Mortgage Loan has failed to perform its obligations under the related Mortgage Loan Documents in respect of environmental matters.

          (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

          SECTION 3.04. Collection Account, Distribution Account, Interest
                        Reserve Account and Excess Liquidation Proceeds
                        Account.

          (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Serviced Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master

Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Serviced Mortgage Loans, including Principal Prepayments;

               (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Serviced Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

               (iii) all Prepayment Premiums and late payment charges received in respect of the Serviced Mortgage Loans;

               (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Serviced Mortgage Loans and all Liquidation Proceeds of the type described in clauses (iv) through (vi) and clause (viii) of the definition of "Liquidation Proceeds" received in respect of the Westfarms Mall Mortgage Loan;

               (v) all remittances to the Trust under a Westfarms Mall Servicing Agreement with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property;

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master forced place hazard policy with respect to the Serviced Mortgage Loans;

               (viii) any amounts required to be transferred to the Collection Account from (A) any REO Account pursuant to Section 3.16(c) or (B) any Westfarms Mall Custodial Account pursuant to Section 12.04(b); and

               (ix) insofar as they do not constitute Escrow Payments, any amounts paid by the Borrower under any Serviced Mortgage Loan specifically to cover items for which a Servicing Advance has been made.

          The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Borrowers under the Serviced Mortgage Loans in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers under the Serviced Mortgage Loans that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation need not be deposited by the Master

Servicer in the Collection Account, and (B) any amount representing a sub-servicing fee that otherwise would be required to be deposited by the Master Servicer in the Collection Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Collection Account, pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, shall be deemed to have been deposited to and withdrawn from the Collection Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. The Master Servicer shall promptly within one Business Day deliver to the Special Servicer any of the foregoing items received by it with respect to any Serviced Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          Upon receipt of any of the amounts described in clauses (i) through
(v), (vii) and (ix) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account (together with sufficient information to properly allocate such amount to the appropriate Mortgage Loan), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to any Administered REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account (together with sufficient information to properly allocate such amount to the appropriate REO Property).

          (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates and (ii) one of which sub-accounts (such sub-account, the "Class Y Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class Y Certificates. By 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Class Y Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder with respect to the Mortgage Pool. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the

Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. The Trustee shall also deposit in the Distribution Account from its own funds any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

          (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2003, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Trustee shall also deposit in the Interest Reserve Account from its own funds any amounts required to be deposited by the Trustee pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

          (d) Upon or prior to the receipt of any Excess Liquidation Proceeds in connection with the liquidation of any defaulted Serviced Mortgage Loan or Administered REO Property, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and shall deposit, or shall deliver to the Trustee to deposit, into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. The Trustee shall also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

          (e) Funds in the Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account may be invested in Permitted Investments in accordance with the provisions of Section
3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall initially be held at the Corporate Trust Office of the Trustee, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

          (f) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (iii) the Trustee shall make debits and credits to those three subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate subaccounts of a single Eligible Account (as opposed to in the form of three separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank Minnesota, N.A. [or name of any successor trustee], as trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

          SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                        Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee or itself, in that order, for unreimbursed P&I Advances made by that Person (in each case, with its own funds) hereunder with respect to the Mortgage Pool, any Fiscal Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited, however, to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees);

               (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to each Mortgage Loan and REO Loan to but not including the latest Due Date for such Mortgage Loan or REO Loan, as the case may be, the Master Servicer's rights to payment pursuant to this clause (iii) with respect to any particular Mortgage Loan or successor REO Loan being limited, however, to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or successor

     REO Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

               (iv) to pay to the Special Servicer, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, earned and unpaid Special Servicing Fees with respect to each Specially Serviced Mortgage Loan and each REO Loan that relates to an Administered REO Property to but not including the latest Due Date for such Specially Serviced Mortgage Loan or REO Loan, as the case may be;

               (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to any Serviced Mortgage Loan or Administered REO Property pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances made by that Person (in each case, with its own funds) hereunder with respect to any Mortgage Loan or REO Property, any Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any such Servicing Advance being limited, however, to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

               (vii) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, for any unreimbursed Advances made by that Person (in each case, with its own funds) hereunder that have been determined to be Nonrecoverable Advances;

               (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any unpaid Advance Interest accrued on Advances made by such Person, such payment to be made, as and to the extent contemplated by Section 1.04, out of Default Charges collected on the Mortgage Loan or REO Loan, as the case may be, as to which the subject Advance was made;

               (ix) to the extent that the Master Servicer has reimbursed or is reimbursing any Fiscal Agent, the Trustee, itself or the Special Servicer, as applicable, for any unreimbursed Advance (regardless of whether such reimbursement is pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c) or Section 3.03(d)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment, pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, first out of the remaining Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, from the Mortgage Loan to which the Advance relates, and then out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

               (x) to pay (A) any outstanding expenses that were incurred by the Special Servicer in connection with its inspecting, pursuant to
     Section 3.12(a), any Mortgaged Property securing a Specially Serviced Mortgage Loan or any Administered REO Property or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Mortgage Loan or REO Property (other than Advance Interest, which is covered by clause (viii) above, and other than Special Servicing Fees, Workout Fees and Liquidation Fees) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made, as and to the extent contemplated by Section 1.04, out of Default Charges collected on the related Mortgage Loan or REO Loan, as the case may be, and then from Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, from the related Mortgage Loan or REO Loan;

               (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

               (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Serviced Mortgage Loan or Administered REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Serviced Mortgage Loan or Administered REO Property, as the case may be, and then, out of such general collections on other Mortgage Loans and REO Properties as are then on deposit in the Collection Account;

               (xiii) to pay, in accordance with Section 3.11(i), out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

               (xiv) to pay, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, for costs and expenses incurred by the Trust Fund pursuant to
     Section 3.09(c) (other than those costs that are, as expressly set forth in Section 3.09(c), to be covered by, and reimbursable as, a Servicing Advance);

               (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, any expenses, reimbursements or indemnities payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable;

               (xvi) to pay, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, for the cost of recording this Agreement in accordance with
     Section 11.02(a);

               (xvii) to pay, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, to the Westfarms Mall Master

     Servicer, the holder of the Westfarms Mall Pari Passu Companion Loan or the holder of the Westfarms Mall Subordinate Companion Loan, any amount payable or reimbursable to such party pursuant to the terms of either of the Westfarms Mall Intercreditor Agreements;

               (xviii) to pay, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, for (A) any fees earned and/or expenses (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer, (B) any reasonable expense (including reasonable attorneys' fees and disbursements) that the Special Servicer incurs pursuant to its assuming the defense of the Controlling Class Representative in accordance with Section 3.23(e) and (C) any fee earned by the Master Servicer or the Trustee for making a Fair Value Determination in respect of any Specially Designated Defaulted Mortgage Loan pursuant to Section 3.18(b);

               (xix) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person out of the Collection Account under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

               (xx) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder, the Sole Certificateholder(s) or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person(s) pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase or other removal;

               (xxi) to transfer any Excess Liquidation Proceeds on deposit in such Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

               (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

          If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses
(ii) through (xxi) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, provided that where, as in clauses
(ii) and (vi), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made

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from the general funds remaining on deposit in the Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds, provided that where, as in clause (vii), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clause, payments, reimbursements or remittances pursuant to such clause shall be made in such order of priority to the extent of available funds.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xxi) above.

          The Master Servicer shall pay to the Special Servicer from the Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and Administered REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

          (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes, to the extent not previously paid (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

               (ii) to pay itself, pursuant to Section 8.05(a), the Trustee's Fee for each Distribution Date;

               (iii) to pay itself, any Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and/or 8.13(a);

               (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on the Trust or on the assets or transactions of the Trust, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

               (vi) to pay itself interest or other income earned on deposits in the Distribution Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Distribution Account for each Collection Period);

               (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2003), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. In addition, the Trustee shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

          (d) On each Distribution Date, prior to 11:00 a.m. New York City time, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and
(ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Final Distribution Date, prior to 11:00 a.m. New York City time, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. In addition, the Trustee shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

          (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts and the REO Account.

          (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining the REO Account, and the

Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, to invest, or if it is such depository institution, may itself invest, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such Account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable (or with respect to Permitted Investments of funds held in the Distribution Account, no later than 12:00 noon (New York City time) on the next succeeding Distribution Date); provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Account shall remain uninvested unless and until the Master Servicer, the Special Servicer or the Trustee, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee shall (and the Trustee hereby designates the Master Servicer or the Special Servicer, as applicable, as the Person that shall), and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account), acting on behalf of itself, shall, (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security", "uncertificated security" or "deposit account". For purposes of this Section 3.06(a), (i) the terms "entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given to such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account), or the Special Servicer (in the case of the REO Account) or the Trustee (in the case of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Account.

          (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period and, further, if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan Documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Account (other than a loss of what would otherwise have constituted investment earnings and, in the case of a Servicing Account or Reserve Account, other than a loss of an investment made for the benefit of the related Borrower, which is either invested at the direction of the related Borrower or as required under the related Mortgage Loan Documents), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due under any Permitted Investment of funds in any Account, or if a default occurs in any other performance required under any Permitted Investment of funds in any Account, and the Master Servicer or the Special Servicer, as applicable, has not taken such action, then the Trustee may (and, subject to Section 8.02, upon the request of (i) Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates or
(ii) the Controlling Class Representative, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the party hereunder that maintains such Account (or, if it is the Trustee that maintains such Account, shall be borne by the Trustee). This provision is in no way intended to limit any actions that the Master Servicer or the Special Servicer may take in this regard at its own expense.

          (d) Notwithstanding the investment of funds held in any Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and
                        Omissions and Fidelity Coverage.

          (a) In the case of each Serviced Mortgage Loan (including each Specially Serviced Mortgage Loan), the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained) for the related Mortgaged Property all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any Serviced Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance coverage with respect to the related Mortgaged Property no less favorable to that in place with respect to the related Mortgaged Property on the Closing Date and otherwise comparable to that required under other Serviced Mortgage Loans with express provisions governing such matters and, in any event, including insurance for property damage resulting from terrorist and similar acts (either by way of an all-risk casualty policy with no exclusion for such risks or a separate policy covering property damage from such risks), as well as business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any Serviced Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that possess (or whose obligations are, in any such case, guaranteed or backed in writing by an entity that possesses) the Required Claims-Paying Ratings; and provided, further, that, in the case of any Serviced Mortgage Loan, the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that
(I) such insurance is available at commercially reasonable rates and the Trustee as mortgagee has an insurable interest (provided that, subject to the Trustee as mortgagee having an insurable interest, the Master Servicer shall maintain insurance coverage for property damage resulting from terrorist or similar acts, unless the Borrower's failure to maintain such insurance constituted an Acceptable Insurance Default), and (II) the payment of premiums for such insurance either would not constitute a Nonrecoverable Advance or may be made directly from the Collection Account in accordance with Section 3.11(i). Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage (to the extent (I) such insurance is available at commercially reasonable rates (except in the case of insurance coverage for property damage resulting from terrorist or similar acts, which coverage the Special Servicer shall maintain unless the Borrower's failure to maintain such insurance would have constituted an Acceptable Insurance Default), and (II) the payment of premiums for such insurance either would not constitute a Nonrecoverable Advance or may be made directly from the Collection Account in accordance with Section 3.11(i)) than was previously required of the related Borrower under the related Mortgage Loan Documents and, at a minimum, (i) hazard insurance with a replacement cost rider and, unless it would have constituted an Acceptable Insurance Default for the related Borrower, no exclusion for terrorist or similar acts, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that possess (or whose obligations are, in any such case, guaranteed or backed in writing by an entity that possesses) the Required Claims-Paying Ratings. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Serviced Mortgage
Loan), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an Administered REO Property), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Serviced Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or Special Servicer, as the case may be, as a Servicing Advance.

          (b) If the Master Servicer or Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on some or all of the Serviced Mortgage Loans and/or Administered REO Properties, as applicable, for which it is responsible, then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed in writing by an entity that possesses) the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required under Section 3.07(a), the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property (other than the Westfarms Mall Mortgaged Property) or Administered REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds (without right of reimbursement), the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan Documents (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). Each of the Master Servicer and the Special Servicer shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

          (c) Within 45 days after the Closing Date, with respect to each of the Environmentally Insured Mortgage Loans, the Master Servicer shall notify the insurer under the related

Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Borrower has not filed a claim, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Environmentally Insured Mortgage Loan, such party shall promptly so notify the Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy in order to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to Environmentally Insured Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Borrower under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          (d) The Master Servicer and the Special Servicer each shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are, in any such case, guaranteed or backed in writing by an entity that possesses) the Required Claims-Paying Ratings, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans (or in such other form and amount as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). The Master Servicer and the Special Servicer each shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          In addition, the Master Servicer and the Special Servicer each shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are, in any such case, guaranteed or backed in writing by an entity that possesses) the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Serviced Mortgage Loans for which it is responsible hereunder and, to the limited extent contemplated by Articles I through XI, to administer the Westfarms Mall Mortgage Loan, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans (or in such other form and amount as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          (e) On the Closing Date, the Depositor shall deliver to and deposit with the Special Servicer the Group Terrorism Insurance Policy, and the Special Servicer shall hold and maintain the Group Terrorism Insurance Policy for so long as it is in effect. In the event that the Special Servicer gains actual knowledge of any act of terrorism at any of the Mortgaged Properties securing the Mortgage Loans identified on Exhibit B-1H, which gives rise to a loss for which a claim can be made under the Group Terrorism Insurance Policy (an "Insured Terrorism Event"), then the Special Servicer shall promptly notify the Trustee and, in accordance with the terms of the Group Terrorism Insurance Policy and the Servicing Standard, shall timely make a claim under the Group Terrorism Insurance Policy with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under the Group Terrorism Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Terrorism Event with respect to any Mortgage Loan identified on Exhibit B-1H, such party shall promptly so notify the Special Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under the Group Terrorism Insurance Policy shall, at the direction of the Special Servicer pursuant to Section 3.19(b), be paid by the Master Servicer and shall be reimbursable to the Master Servicer as a Servicing Advance. With respect to the Group Terrorism Insurance Policy, the Special Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy in order to realize the full value thereof for the benefit of the Certificateholders in the event the Special Servicer has actual knowledge of an Insured Terrorism Event giving rise to a claim under such policy.

          The Special Servicer shall abide by the terms and conditions precedent to payment of claims under the Group Terrorism Insurance Policy with respect to the Mortgage Loans identified on Exhibit B-1H and take all such action as may be required to comply with the terms and provisions of such policy in order to maintain such policy in full force and effect and to make claims thereunder.


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          It is hereby acknowledged that the Depositor or its Affiliate will be responsible for paying the premiums with respect to the Group Terrorism Insurance Policy and that the Group Terrorism Insurance Policy will remain in place with respect to any particular Mortgage Loan identified on Exhibit B-1H only until the "renewal date" for such Mortgage Loan specified on Exhibit B-1H. The Special Servicer shall not undertake any efforts to extend the term of the Group Terrorism Insurance Policy with respect to any Mortgage Loan identified on Exhibit B-1H, provided that in no event is this sentence intended to relieve the Master Servicer or the Special Servicer of any obligations relating to the maintenance of insurance in respect of the Serviced Mortgage Loans and the related Mortgaged Properties under any other provisions of this Agreement. At such time as the Group Terrorism Insurance Policy is no longer in effect, the Special Servicer shall return such policy to the Depositor.

          Any Insurance Proceeds received under the Group Terrorism Insurance Policy shall be promptly delivered to the Master Servicer for deposit in the Collection Account.

          SECTION 3.08. Enforcement of Alienation Clauses.

          The Master Servicer (with respect to a Performing Serviced Mortgage
Loan) and the Special Servicer (with respect to a Specially Serviced Mortgage
Loan), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage Loan Documents on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 3.20(a) and Section 3.24; provided that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Serviced Mortgage Loan, until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if the affected Serviced Mortgage Loan, individually or together with all other Serviced Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan is one of the 10 largest Mortgage Loans then in the trust or has a Cut-off Date Principal Balance in excess of $18,000,000, then, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Serviced Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Serviced Mortgage Loan, until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 3.24), which consent shall be deemed given if not denied in writing within ten Business Days of receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Controlling Class Representative; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer


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shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Serviced Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged
Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower or (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within ten Business Days of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto. In the case of any Serviced Mortgage Loan, the Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

          In connection with any permitted assumption of any Serviced Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Serviced Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

          If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan Documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

          If and to the extent that, in the case of any Mortgage Loan, approval of the lender is required in connection with the related Borrower's incurring unsecured debt in addition to (A) trade receivables, (B) equipment financing and (C) other debt incurred in the ordinary course of business, then the Master Servicer (if the subject Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the subject Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall refuse to approve such unsecured debt unless and until it has obtained (i) in the case of the Master Servicer, the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 3.24), which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer, and (ii)


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in each such case, if the subject Mortgage Loan has an unpaid principal balance in excess of $15,000,000, written confirmation from each Rating Agency to the effect that the related Borrower's incurring such unsecured debt will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; provided that neither the Master Servicer nor the Special Servicer shall be obligated to obtain any such ratings confirmation if, pursuant to the related Mortgage Loan Documents and/or applicable law, it would not be able either (i) to withhold its consent based upon the failure of either Rating Agency to provide such ratings confirmation or (ii) to obtain payment from the related Borrower of the cost of obtaining such ratings confirmation.

          SECTION 3.09. Realization Upon Defaulted Serviced Mortgage Loans.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24 of this Agreement, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Serviced Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that the Master Servicer shall not, with respect to any Serviced Mortgage Loan that is an ARD Mortgage Loan, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer will do so only if such Mortgage Loan has become a Specially Serviced Mortgage Loan and either (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Serviced Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and shall be reimbursable to, the Special Servicer (or, subject to Section 3.19(b), the Master Servicer) as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer (or, subject to Section 3.19(b), the Master Servicer) as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).


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


          The Master Servicer shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Serviced Mortgage Loan (and, except as expressly provided for in Article XII, neither the Master Servicer nor the Special Servicer shall take any such action with respect to the Westfarms Mall Mortgage Loan).

          (b) Notwithstanding any other provision of this Agreement, the Special Servicer shall not acquire a Mortgaged Property on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company pursuant to Section 3.16. In addition, the Special Servicer shall not acquire any personal property (including the mortgage loan securing the Exchange Place Mortgage Loan) on behalf of the Trust pursuant to this
Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

               (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of the subject Mortgaged Property conducted during the 12-month period preceding any such acquisition of title or other action by an Independent Person who regularly conducts Phase I Environmental Assessments, that such Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at such Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               (ii) subject to Section 3.24 of this Agreement, in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has


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


     previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under any related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the subject Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

          Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer in accordance with Section 3.19(b) given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

                  (d) If neither of the conditions set forth in clause (i) and clause (ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Mortgage Loan, then (subject to Section 3.24 of this Agreement) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing, in the form of an Officer's Certificate, as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Serviced Mortgage Loan's becoming a Corrected Serviced Mortgage Loan.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment with respect to any Serviced Mortgage Loan if the state in which the related Mortgaged Property is located and the related Mortgage Loan Documents permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer the information required to prepare, and the Master Servicer shall promptly prepare and file with the IRS on a timely basis, the information returns with respect to the reports of foreclosures


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


and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage Loan or related Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall promptly forward to the Trustee an Officer's Certificate stating that all such information returns relating to any Specially Serviced Mortgage Loan or Administered REO Property that were required to be filed during the prior twelve (12) months have been properly completed and timely filed. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

          (h) As soon as the Special Servicer (or, in the case of a Performing Serviced Mortgage Loan, the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, the Master Servicer) makes in consultation with the Controlling Class Representative a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer, and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Controlling Class Representative no later than the third Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer of a notification that such payment in full shall be escrowed or made in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. Customary expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall not be chargeable to the Collection Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release or cause the release of such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) the subject Serviced Mortgage Loan was liquidated and all amounts received or to be received in connection


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


with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

          (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) If from time to time, pursuant to the terms of the Westfarms Mall A/A Intercreditor Agreement and any Westfarms Mall Servicing Agreement, and as appropriate for enforcing the terms of the Westfarms Mall Mortgage Loan, the Westfarms Mall Master Servicer, the Westfarms Mall Special Servicer or the holder of the Westfarms Mall Pari Passu Companion Loan requests delivery to it of the original Mortgage Note for the Westfarms Mall Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the Westfarms Mall Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the Westfarms Mall Master Servicer, the Westfarms Mall Special Servicer or the holder of the Westfarms Mall Pari Passu Companion Loan of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Master Servicing and Special Servicing Compensation;
                        Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive monthly the Master Servicing Fee with respect to each Mortgage Loan (including the Westfarms Mall Mortgage Loan and each Specially Serviced Mortgage Loan) and each REO Loan. The


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


Master Servicing Fee with respect to any Mortgage Loan shall commence accruing on its Due Date in September 2002, and the Master Servicing Fee with respect to any REO Loan shall commence accruing on the Acquisition Date for the related REO Property. As to each Mortgage Loan and REO Loan, for any particular one-month period from and including one related Due Date to but excluding the immediately following related Due Date (or for any applicable portion of any such one-month period), the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue during such one-month period (or portion thereof) on such Mortgage Loan or REO Loan, as the case may be. As to each Mortgage Loan and REO Loan, the Master Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Loan, as the case may be.

          KRECM and any holder of the Excess Servicing Fee Right shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign the Excess Servicing Fee Right in whole (but not in part) to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to KRECM and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of the Excess Servicing Fee Right without registration or qualification. KRECM, and each holder of the Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Fee Right shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Fee Right by its acceptance of the Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Certificate Registrar, the Master Servicer and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Fee Right, the Person then acting as Master Servicer shall pay, out of each amount paid to the Master Servicer as Master Servicing Fees, the related Excess Servicing Fees to the holder of the Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. Neither the Trustee nor the Certificate Registrar shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

          Subject to the Master Servicer's right to employ Sub-Servicers, the right to receive the Master Servicing Fee may not be transferred in whole or in part except pursuant to the immediately preceding paragraph or in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          (b) Subject to offset as provided in Section 3.02(a), the Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

               (i) any and all Net Default Charges collected with respect to a Performing Serviced Mortgage Loan or, to the extent remitted to the Trust under a Westfarms Mall Servicing Agreement or transferred from the Westfarms Mall Custodial Account to the Collection Account under Section 12.04(b), with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan;

               (ii) 50% of any and all Net Assumption Application Fees, Net Assumption Fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Borrower with respect to a Performing Serviced Mortgage Loan;


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


               (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Serviced Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

               (iv) any and all Prepayment Interest Excesses collected with respect to the Mortgage Loans, including Specially Serviced Mortgage Loans and, if applicable, the Westfarms Mall Mortgage Loan, to the extent not needed to pay Compensating Interest Payments; and

               (v) interest or other income earned on deposits in the Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

          To the extent that any of the amounts described in clauses (i) through (iv), inclusive, of the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

          (c) As compensation for its activities hereunder, subject to the proviso to clause (e) of the definition of "Servicing Transfer Event", the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan (other than any Westfarms Mall REO Loan). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan shall commence accruing on the related Servicing Transfer Date, and the Special Servicing Fee with respect to any REO Loan (other than any Westfarms Mall REO Loan) shall commence accruing on the Acquisition Date for the related REO Property. As to each Specially Serviced Mortgage Loan and REO Loan (other than any Westfarms Mall REO Loan), for any particular one-month period from and including one related Due Date to but excluding the immediately following related Due Date (or for any applicable portion of any such one-month period), the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue from time to time during such one-month period (or portion thereof) on such Specially Serviced Mortgage Loan or such REO Loan, as the case may be. As to each Specially Serviced Mortgage Loan and REO Loan (other than any Westfarms Mall REO Loan), the Special Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Specially Serviced Mortgage Loan or REO Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan (other than any Westfarms Mall REO Loan) shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it ceases to be a Specially Serviced Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable first out of related Liquidation Proceeds and then monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account.

          As further compensation for its activities hereunder, subject to the proviso to clause (e) of the definition of "Servicing Transfer Event", the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Serviced Mortgage Loan. As to each Corrected Serviced Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the applicable Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Serviced Mortgage Loan. The Workout Fee with respect to any Corrected Serviced Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if such Mortgage Loan otherwise ceases to be a Corrected Serviced Mortgage Loan; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Serviced Mortgage Loan with respect to such new Servicing Transfer Event. If the Special Servicer is terminated (other than for cause), including pursuant to
Section 6.06, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Serviced Mortgage Loans that became Corrected Serviced Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Serviced Mortgage Loans at the time of such termination or resignation and
(ii) any Specially Serviced Mortgage Loan for which it has resolved the circumstances and/or conditions causing such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Serviced Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Serviced Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor special servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated/resigning Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Serviced Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

          As further compensation for its activities hereunder, subject to the proviso to clause (e) of the definition of "Servicing Transfer Event", and further subject to the second succeeding sentence, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan, if any, as to which it receives any full, partial or discounted payoff from the related Borrower and each Specially Serviced Mortgage Loan and Administered REO Property, if any, as to which it receives any Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds. As to any such Specially Serviced Mortgage Loan or Administered REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges or a Prepayment Premium). Notwithstanding the foregoing, no Liquidation Fee shall be payable based on, or out of, Liquidation Proceeds received in connection with (A) the repurchase of any Specially Serviced Mortgage Loan or Administered REO Property by or on behalf of the related Mortgage Loan Seller as a result of a Material Document Defect or a Material Breach, pursuant to the related Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.03, so long as such repurchase occurs within the Initial Resolution Period and any applicable Resolution Extension Period, (B) the repurchase of any Early Defeasance Mortgage Loan by SBRC as a result of the defeasance of such Mortgage Loan prior to the second anniversary of the Startup Day of the related Loan REMIC, pursuant to the related Mortgage Loan Purchase Agreement, (C) the purchase of any Specially Designated Defaulted Mortgage Loan by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee thereof pursuant to
Section 3.18(c), (D)


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


the purchase of any Specially Serviced Mortgage Loan or Administered REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 9.01, (E) the acquisition of any Specially Serviced Mortgage Loan or Administered REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, (F) the purchase of any Specially Serviced Mortgage Loan or Administered REO Property by any other creditor of the related Borrower or any of its Affiliates or other equity holders pursuant to a right under the related Mortgage Loan Documents (provided that such right is exercised within the period and in the manner required under such Mortgage Loan Documents and the payment of the Liquidation Fee would not otherwise be covered by the price to be paid by such creditor), (G) any payments under the Aventine Guaranty, or any purchase of the Aventine Mortgage Loan, in either case as contemplated by
Section 3.19(j), (H) any payments under the Group Terrorism Insurance Policy or (I) any Liquidation Event involving the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property (including any purchase of such Mortgage Loan by the holder of the Westfarms Mall Subordinate Companion Loan in accordance with the Westfarms Mall A/B Intercreditor Agreement). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Serviced Mortgage Loan.

          Subject to the Special Servicer's right to employ Sub-Servicers, the Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Subject to offset as provided in Section 3.02(a), the Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

               (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Loan (other than any Westfarms Mall REO Loan);

               (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Mortgage Loan or an REO Loan (other than any Westfarms Mall REO Loan);

               (iii) 50% of any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees that are actually received on or with respect to a Performing Serviced Mortgage Loan; and

               (iv) interest or other income earned on deposits in the REO Account maintained by the Special Servicer in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

          To the extent that any of the amounts described in clauses (i) through (iii), inclusive, of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

          (e) The Master Servicer and the Special Servicer each shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force place policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not Servicing Advances or expenses payable pursuant to Section 3.11(i) or otherwise pursuant to this Agreement, directly out of the Collection Account, any Servicing Account, any Reserve Account or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

          (f) If the Master Servicer or the Special Servicer is required under this Agreement to make a Servicing Advance, but it does not do so within ten days after such Advance is required to be made, then the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or the Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer, as the case may be, within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

          (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made by that Person (with its own funds) hereunder, for so long as such Servicing Advance is outstanding; provided that the Master Servicer shall not be entitled to Advance Interest on any Servicing Advance made thereby to the extent a payment of the item covered by such Servicing Advance has been made but is being held in suspense. Such interest with respect to any Servicing Advance shall be payable: (i) first, in accordance with Sections
3.05 and 1.04, out of any and all Default Charges subsequently collected with respect to the particular Mortgage Loan or successor REO Loan with respect thereto as to which such Servicing Advance was made; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges described in the immediately preceding clause (i) are and have been insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

          (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative, setting forth the basis for such determination, accompanied (in the case of the Controlling Class Representative and otherwise upon request) by a copy of an Appraisal (if and when available) of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied (in the case of the Controlling Class Representative and otherwise upon request) by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and, if requested, any such accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and, if requested, any such accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer, the Special Servicer and the Controlling Class Representative. In the case of any Cross-Collateralized Mortgage Loan, any determination regarding whether any related Servicing Advance constitutes or would constitute a Nonrecoverable Servicing Advance shall take into account the cross-collateralization of the related Cross-Collateralized Group.

          (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that if the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and, in the case of the Controlling Class Representative and otherwise upon request, accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

          (j) If the Master Servicer and the Special Servicer are responsible for servicing and administering the Westfarms Mall Loan Group or any Westfarms Mall REO Property under Article XII, then each of the Master Servicer and the Special Servicer shall be entitled to such compensation as is provided for in
Section 12.09, which shall be in addition to that provided for in this Section 3.11.


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


          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Serviced Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Serviced Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an Administered REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by Section 3.05(a). Beginning in 2003, the Master Servicer, at its own expense, shall perform or cause to be performed an inspection of each Mortgaged Property (other than the Westfarms Mall Mortgaged Property) at least once every calendar year, in any event if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare (and, promptly following preparation, if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable, deliver to the Controlling Class Representative) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and that it considers, in accordance with the Servicing Standard, material, or (iii) any waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware and that it considers, in accordance with the Servicing Standard, material. The Master Servicer and the Special Servicer shall each deliver to the other such party, to the Controlling Class Representative (imaged with the ARCap Naming Convention) and, upon request, to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer, as applicable, in each case within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or Special Servicer, as appropriate, or receipt of the related inspection report if the inspection is performed by a third party.

          (b) Commencing with respect to the calendar quarter ended September 30, 2002, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan Documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each Administered REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver a copy or images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver at least quarterly all items required to be delivered to it by the Special Servicer pursuant to the second preceding sentence to the Controlling Class Representative and, upon request, the Trustee in an electronic imaged format with the ARCap Naming Convention.

          The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Within 60 days after receipt by the Master Servicer from the related Borrower or otherwise, as to a Performing Serviced Mortgage Loan, and within 30 days after receipt by the Master Servicer from the Special Servicer, the Westfarms Mall Master Servicer, the Westfarms Mall Special Servicer or otherwise, as to the Westfarms Mall Mortgage Loan, a Specially Serviced Mortgage Loan or an REO Property, of any quarterly and annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit electronically an image with the ARCap Naming Convention of a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested, the underlying operating statements, rent rolls and copies of any leases entered into by each Borrower during such quarter and received by the Master Servicer, to the Controlling Class Representative, the Special Servicer and, upon request, the Trustee. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls; provided that the Trustee may direct the Master Servicer to deliver such items directly to the requesting Certificateholder or Certificate Owner, as the case may be.

          Within 60 days (or, in the case of items received from the Special Servicer, the Westfarms Mall Master Servicer, the Westfarms Mall Special Servicer or otherwise with respect to the Westfarms Mall Mortgage Loan, Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Special Servicer, the Controlling Class Representative and, upon request, the Trustee a CMSA NOI Adjustment Worksheet using the same format and ARCap Naming Convention as the CMSA Operating Statement Analysis Report for such Mortgaged Property or REO Property, together with the related quarterly or annual operating statements.

          (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and, upon request, the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to any Specially Serviced Mortgage Loans and Administered REO Properties that are then part of the Trust Fund, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to those Specially Serviced Mortgage Loans and Administered REO Properties that are then part of the Trust Fund, providing the information required of the Special

Servicer pursuant to Section 3.12(e) as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding any Specially Serviced Mortgage Loan or REO Property as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

          (d) Not later than 3:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer, with respect to all of the Mortgage Loans and REO Properties, shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in a computer-readable medium downloadable by the Trustee (or, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File and the CMSA Collateral Summary File), in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that the Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Business Day following the second Determination Date following the Closing Date.

          Notwithstanding any other provision in this Agreement, the Master Servicer, the Special Servicer and the Trustee shall deliver to the Controlling Class Representative the reports (including the Payments Received after Determination Date Report and the Mortgage Loans Delinquent Report) and information set forth on Exhibit E-3 in the format and at the times set forth therein.

          (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). To the extent that any report to be prepared and provided to the Trustee and/or the Controlling Class Representative by the Master Servicer pursuant to Section 3.12(d) is dependent on information from the Special Servicer (or, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, from a party under a Westfarms Mall Servicing Agreement), and the Special Servicer (or, if applicable, such party under such Westfarms Mall Servicing Agreement) has not timely provided such information to the Master Servicer, the Master Servicer shall on a timely basis provide to the Trustee and/or the Controlling Class Representative, as applicable, as complete a report as the information provided by the Special Servicer (or, if applicable, by such party under such Westfarms Mall Servicing Agreement) permits and shall promptly update and provide to the Trustee and/or the Controlling Class Representative, as applicable, a complete report when the Special Servicer (or, if applicable, such party under such Westfarms Mall Servicing Agreement) provides the Master Servicer with the requisite missing information; and the Master Servicer shall not be in breach hereunder for so providing an incomplete report under Section 3.12(d) under the foregoing


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circumstances. Furthermore, if any report to be provided to the Trustee and/or the Controlling Class Representative by the Master Servicer pursuant to
Section 3.12(d) was to be prepared by the Special Servicer (or, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property, by a party under a Westfarms Mall Servicing Agreement) and delivered to the Master Servicer, the Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Trustee and/or the Controlling Class Representative, as applicable, by reason of a delay on the part of the Special Servicer (or, if applicable, on the part of such party under such Westfarms Mall Servicing Agreement) to deliver such report to the Master Servicer; and the Master Servicer shall deliver as promptly as reasonably practicable to the Trustee and/or the Controlling Class Representative, as applicable, any such report that it receives from the Special Servicer (or, if applicable, from such party under such Westfarms Mall Servicing Agreement) after the requisite delivery date.

          (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may each disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer and the Special Servicer may each affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (g) The Depositor shall provide (or, pursuant to the respective Mortgage Loan Purchase Agreements shall obligate the Mortgage Loan Sellers to provide) to the Master Servicer the initial data (as of the Cut-off Date or the most recent earlier date for which such data is available) necessary to complete the CMSA Loan Set-up File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

          (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper or electronic format of any statement, report or information required to be delivered to the Trustee, and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery. Notwithstanding any other provision of this Agreement to the contrary, if any portion of the CMSA Investor Reporting Package is not timely delivered in electronic format to the Trustee, then the Trustee shall not be in default of its obligations under
Section 4.02 of this Agreement so long as it is undertaking commercially reasonable efforts to perform such obligations.


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          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters and the Controlling Class Representative, on or before May 1 of each year, beginning in 2003, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2003 or in any given year thereafter if, in the case of any year subsequent to 2003, it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning in 2003, each of the Master Servicer and Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters and the Controlling Class Representative, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2003 or in any given year thereafter if, in the case of any year subsequent to 2003, it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

          Each of the Master Servicer and the Special Servicer will reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting


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


requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

          SECTION 3.15. Access to Certain Information.

          (a) The Master Servicer and the Special Servicer shall each provide or cause to be provided to the other such party, the Depositor, the Trustee, the Controlling Class Representative and the Rating Agencies, and to the OTS, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control, except to the extent that (i) such documentation is subject to a claim of privilege under applicable law that has been asserted by the Certificateholders and of which the Master Servicer or the Special Servicer, as applicable, has received written notice or (ii) the Master Servicer or the Special Servicer, as applicable, is otherwise prohibited from making such disclosure under applicable law, or may be subject to liability for making such disclosure in the reasonable opinion of the counsel for the Master Servicer or the Special Servicer, as applicable, which counsel may be a salaried employee of the Master Servicer or the Special Servicer. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. However, the Master Servicer and the Special Servicer each may charge for any copies requested by said Persons (other than the Rating Agencies and, to the extent that the requested number of copies is reasonably limited and the request is not duplicative, the Controlling Class Representative). The Master Servicer and the Special Servicer each shall be permitted to affix a reasonable disclaimer to any information provided by it pursuant to this Section 3.15.

          (b) Upon the request of the Controlling Class Representative made not more frequently than once a month (which request may be a standing, continuing request), or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from the Controlling Class Representative regarding the performance and servicing of the Serviced Mortgage Loans and/or the Administered REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible.

          SECTION 3.16. Title to Administered REO Property; REO Account.

          (a) If title to any Mortgaged Property (other than the Westfarms Mall Mortgaged Property) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders or, subject to Section 3.09(b), at the option of the Special Servicer, to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more Mortgaged Properties (other than the Westfarms Mall Mortgaged Property) pursuant to this Agreement. Any such limited liability company formed by the Special Servicer shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer shall sell or cause the sale


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


of any Administered REO Property by the end of the third taxable year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third taxable year following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. Regardless of whether the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject Administered REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any Administered REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its applying for the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company to hold any Administered REO Property, shall be covered by and reimbursable as a Servicing Advance. Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third taxable year following the year in which the Trust acquired ownership of the subject Administered REO Property.

          (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders for the retention of revenues and other proceeds derived from each Administered REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the Administered REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom), Condemnation Proceeds and Insurance Proceeds received by it in respect of an Administered REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an Administered REO Property and outstanding at the time such proceeds are received, as well as any other items that otherwise may be paid by the Master Servicer out of such Liquidation Proceeds as contemplated by Section 3.05(a). Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.


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


          (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Five (5) Business Days prior to each Determination Date, and again on the first Business Day following such Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer, which shall deposit such amounts into the Collection Account, the aggregate of all amounts received in respect of each Administered REO Property during the Collection Period ending on such Determination Date that are then on deposit in such REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in the case of each Administered REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

          SECTION 3.17. Management of Administered REO Property.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer, it is commercially reasonable) so lease or operate such REO Property; or

               (iii) It would not be commercially reasonable to operate and manage such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible and at a reasonable fee) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          Subject to Sections 3.16(a) and 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this Section 3.17(a) with respect to any Administered REO Property. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion or in reasonable and good faith reliance on the advice of knowledgeable counsel while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of an Administered REO Property pursuant to the terms and subject to the conditions of Section 3.18(d).

          (b) If title to any Mortgaged Property (other than the Westfarms Mall Mortgaged Property) is acquired, the Special Servicer shall manage, conserve, protect and operate such Mortgaged Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any REMIC Pool. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement with respect to any Administered REO Property that causes any REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Serviced Mortgage Loan) shall not cause or allow any REMIC Pool to receive any "net income from foreclosure property" with respect to any Administered REO Property that is subject to taxation under the REMIC Provisions. Subject to the foregoing, Section 3.16(a) and Section 3.17(a), however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any Administered REO Property as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO Property;


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


               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall (in accordance with Section 3.19(b)) direct the Master Servicer to make (and the Master Servicer shall so make), Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(h)) the Special Servicer or the Master Servicer determines, in its reasonable judgment, that such payment would be a Nonrecoverable Servicing Advance.

          (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any Administered REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

               (iii) any such contract shall be consistent with the provisions of Treasury regulation section 1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from such REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property, and the Special Servicer shall comply with the Servicing Standard in monitoring such Independent Contractor.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the


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


Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          SECTION 3.18. Fair Value Option; Sale of Administered REO
                        Properties.

          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or Administered REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03, Section 9.01 and/or the related Mortgage Loan Documents (including, in the case of the Westfarms Mall Mortgage Loan, the Westfarms Mall Intercreditor Agreements).

          (b) If any Serviced Mortgage Loan becomes a Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Controlling Class Representative and the Master Servicer, and shall concurrently, or as soon as reasonably practical (and, in any event, within 30 days) thereafter, make a Fair Value Determination with respect to such Mortgage Loan based on the most recent Appraisal in respect of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the Special Servicer's Fair Value Determination with respect to such Mortgage Loan, including information regarding any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent Appraisal of the related Mortgaged Property in the related Servicing File; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property pursuant to
Section 3.19(c), then the Special Servicer shall make its Fair Value Determination with respect to such Mortgage Loan in accordance with the Servicing Standard as soon as reasonably practicable (but in any event within 30 days) after the Special Servicer's receipt of such new Appraisal. In determining the Fair Value of any Specially Designated Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy and the commercial real estate market in the area where the related Mortgaged Property is located, and the time and expense associated with and the expected recovery from a purchaser's foreclosing on the related Mortgaged Property or working out such Mortgage Loan, but shall ignore the purchase option provided for in Section 3.18(c). In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement, and shall not determine the Fair Value of any Specially Designated Defaulted Mortgage Loan without such an Appraisal; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least


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five years' experience in valuing or investing in loans similar to the subject
Specially Designated Defaulted Mortgage Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special
Servicer to perform its duties pursuant to this Section 3.18(b).

          Notwithstanding the foregoing, in the event that the Special Servicer or any Affiliate of the Special Servicer exercises the purchase option described in Section 3.18(c) with respect to any Specially Designated Defaulted Mortgage Loan, including as a Controlling Class Certificateholder or as the assignee of another option holder, then the Master Servicer will be required to confirm that the Special Servicer's Fair Value Determination of such Specially Designated Defaulted Mortgage Loan is no less than the amount that the Master Servicer considers to be the fair value of such Specially Designated Defaulted Mortgage Loan (such confirmation to be made within 10 days (or, if an Independent expert is to be retained as contemplated below, 20 days) after receipt of the Special Servicer's Fair Value Determination, together with the Appraisal and other information contemplated in the next sentence); provided that, if the Master Servicer is also acting as, or is an Affiliate of, the Special Servicer, then the Trustee, instead of the Master Servicer, shall so confirm the Special Servicer's Fair Value Determination. In such event, the Special Servicer shall promptly deliver to the Master Servicer or the Trustee, as applicable in accordance with the foregoing sentence, the most recent Appraisal in respect of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports (including any determination of an Independent real estate expert) and other information then in the Special Servicer's possession that the Master Servicer or Trustee reasonably believes to be relevant to the Master Servicer's or Trustee's, as the case may be, confirmation of the Special Servicer's Fair Value Determination with respect to such Mortgage Loan, including information regarding any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent Appraisal of the related Mortgaged Property in the related Servicing File. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer or the Trustee, as the case may be, may (at its option) designate a qualified Independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Mortgage Loan, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's Fair Value Determination is consistent with or greater than what the Independent expert considers to be the fair value of such Mortgage Loan. If the Master Servicer, the Trustee or the Special Servicer designates such an Independent expert to make such determination in accordance with this paragraph, the Master Servicer or Trustee, as the case may be, shall be entitled to rely upon such Independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the Master Servicer or Trustee, as the case may be, pursuant to this paragraph shall be advanced by the Master Servicer or Trustee, as the case may be, and shall constitute, and be reimbursable as, Servicing Advances. In addition, the Master Servicer or the Trustee, as the case may be, shall be entitled to receive out of the Collection Account a $2,500 fee for the initial confirmation of the Special Servicer's Fair Value Determination (but no fee for any subsequent confirmation of the Special Servicer's Fair Value Determination required by Section 3.18(c)(vi) below) that is made by it with respect to any Specially Designated Defaulted Mortgage Loan, in accordance with this Section 3.18(b).


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          (c) Promptly following its determination of the Fair Value of any
Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(b), the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth such Fair Value Determination. Within five Business Days of the Special Servicer's providing the Trustee with the Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(b), the Trustee shall promptly notify all of the Controlling Class Certificateholders of such Fair Value Determination. Upon being informed of the Special Servicer's initial Fair Value Determination with respect to any Specially Designated Defaulted Mortgage Loan, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class may, at its or their option, purchase such Mortgage Loan from the Trust, at a cash price equal to the Special Servicer's determination of Fair Value for such Mortgage Loan; provided that:

               (i) the foregoing purchase option will last only until the earliest of (A) the date on which such Mortgage Loan becomes a Corrected Serviced Mortgage Loan or otherwise ceases to be at least 60 days' delinquent, (B) the date on which a Liquidation Event occurs with respect to such Mortgage Loan or the related Mortgaged Property becomes an REO Property, and (C) the second anniversary of the date on which such Mortgage Loan first became a Specially Designated Defaulted Mortgage Loan (the period during which any Specially Designated Defaulted Mortgage Loan is eligible for purchase pursuant to this Section 3.18(c) is herein referred to as the "Purchase Option Period" for such Mortgage Loan);

               (ii) any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class may assign the foregoing option to any third party;

               (iii) if the foregoing purchase option has not been exercised by any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class or any assignee thereof by the 60th day of the applicable Purchase Option Period, then the foregoing purchase option shall automatically be assigned, for a 30-day period only, to the Special Servicer;

               (iv) at any time during the 30-day period referred to in the immediately preceding clause (iii), the Special Servicer may exercise the foregoing purchase option or, for the remainder of such 30-day period, may assign the foregoing purchase option to any third party;

               (v) if the foregoing purchase option has not been exercised by the Special Servicer or any assignee thereof during the 30-day period referred to in the immediately preceding clauses (iii) and (iv), then the foregoing purchase option shall automatically revert to the Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class, who will again have the option of assigning the foregoing purchase option to any third party;

               (vi) if any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class or any assignee thereof desires to exercise the foregoing purchase option more than three months after the Special Servicer's most recent Fair Value Determination with respect to the subject Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall, in accordance with Section 3.18(b), redetermine


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     (and the Master Servicer or Trustee, as applicable, shall, in accordance with Section 3.18(b), if necessary, reconfirm the Special Servicer's determination of) the Fair Value of the subject Specially Designated Defaulted Mortgage Loan, which redetermined (and, if necessary, reconfirmed) Fair Value shall thereafter become the new price for the foregoing purchase option; and

               (vii) if, and for so long as, the Depositor and/or its Affiliates and agents, or any Mortgage Loan Seller and/or its Affiliates and agents, shall at any time be the Majority Controlling Class Certificateholder(s), then the Depositor or such Mortgage Loan Seller may, solely as to itself and its Affiliates and agents, waive the right to exercise the foregoing purchase option as to any particular Serviced Mortgage Loan by delivering written notice to that effect to the Trustee, the Master Servicer and the Special Servicer at any time prior to, or within 15 days following, such Mortgage Loan's becoming a Specially Designated Defaulted Mortgage Loan (it being understood and agreed that such waiver shall be made on a loan-by-loan basis, shall not affect the right of the Depositor and/or its Affiliates and agents, or such Mortgage Loan Seller and/or its Affiliates and agents, as the case may be, to assign the foregoing purchase option with respect to the subject Mortgage Loan to an independent third party and shall remain in effect only until the Depositor and/or its Affiliates and agents, or such Mortgage Loan Seller and/or its Affiliates and agents, as the case may be, are no longer the Majority Controlling Class Certificateholder(s).

          Exercise of the purchase option in respect of any Specially Designated Defaulted Mortgage Loan in accordance with this Section 3.18(c) shall be effected by giving written notice to that effect to the Trustee, the Master Servicer and, unless it is the party exercising such purchase option, the Special Servicer. The price payable for any Specially Designated Defaulted Mortgage Loan purchased under this Section 3.18(c) must be delivered to the Master Servicer within 15 days of the prospective purchaser's delivery of such notice (or, if later, within 15 days of the determination and, if necessary, confirmation of, any updated Fair Value of such Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(c)(vi) above) or such exercise of the purchase option for such Specially Designated Defaulted Mortgage Loan shall be void. The Special Servicer shall act on behalf of the Trust in taking all actions necessary and appropriate in connection with the sale of any Specially Designated Defaulted Mortgage Loan pursuant to this Section 3.18(c) and the collection of all amounts payable in connection therewith. The price payable for any Specially Designated Defaulted Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account. Upon its receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall release or cause to be released to or at the direction of the purchaser, the related Mortgage File, and the Trustee or the Master Servicer on behalf of the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the purchaser and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Servicing File to or at the direction of the purchaser. Any sale of a Specially Designated Defaulted Mortgage Loan pursuant to this Section 3.18(c) shall be on a servicing released basis.

          Nothing in this Section 3.18(c) is intended to prevent, impair or delay the Special Servicer or the Master Servicer from taking any action permitted to be taken thereby with respect to any Specially Designated Defaulted Mortgage Loan pursuant to, and the Master Servicer and the Special


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Servicer shall proceed concurrently with respect to a Specially Designated
Defaulted Mortgage Loan (without regard to this Section 3.18(c)) in accordance with, Section 3.09 and/or Section 3.20.

          (d) The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) as soon as reasonably practicable (in light of the use and location of such REO Property) and, in any event, within the time period provided for by Section 3.16(a). Subject to
Section 3.24 hereof, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for any Administered REO Property; provided that, if the Special Servicer receives more than two bids from Independent third parties, it may also submit a bid. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any Administered REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall, consistent with the Servicing Standard, dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances. No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates and agents may bid for or purchase any Administered REO Property pursuant hereto.

          The Special Servicer shall act on behalf of the Trust in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account or the REO Account. Any sale of any Administered REO Property shall be final and without recourse (except for warranties of title and condition) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (e) Whether any cash bid constitutes a fair price for any Administered REO Property for purposes of Section 3.18(d) shall be determined by the Special Servicer (or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee)). In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any Administered REO Property, the Master Servicer or Trustee, as applicable, shall be supplied with and shall be entitled to rely on the most recent Appraisal with respect to such REO Property obtained or conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an Administered REO Property and
(ii) selected by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee) if either the Special Servicer or


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


any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, to the Trustee)) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and commercial real estate market in the area where the subject REO Property is located and the obligation to dispose of the subject REO Property within the time period specified in
Section 3.16(a). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.18(e), no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Administered REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate thereof) have been received. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of real property.

          (f) Any sale of a Specially Designated Defaulted Mortgage Loan or any REO Property shall be for cash only.

          (g) The parties hereto acknowledge the right of the holder of the Westfarms Mall Subordinate Companion Loan to purchase the Westfarms Mall Mortgage Loan as and when provided in the Westfarms Mall A/B Intercreditor Agreement.

          SECTION 3.19. Additional Obligations of the Master Servicer and the
                        Special Servicer.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of :

               (i) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) during the most recently ended Collection Period with respect to the Mortgage Loans, and (B) the aggregate of (1) that portion of the Master Servicer's Master Servicing Fees for the most recently ended Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, (2) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period and (3) all Net Investment Earnings earned on such Principal Prepayments; provided, however, that if such a


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


     Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Borrower under any Serviced Mortgage Loan to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (S) subsequent to a material default under the related Mortgage Loan Documents, (T) pursuant to applicable law or a court order, or (U) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the rate referred to in clause (B)(1) above shall be 0.05% per annum (except as to the Mortgage Loans that are, as of the Closing Date, Primary Serviced Mortgage Loans, for which it shall in each case be 0.02% per annum); and

               (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Insurance Proceeds and Condemnation Proceeds received (including, in the case of the Westfarms Mall Mortgage Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) during the most recently ended Collection Period with respect to the Mortgage Loans, and
     (B) all Net Investment Earnings earned on the portion of such Insurance Proceeds and Condemnation Proceeds that represents an early recovery of principal.

          The rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative from Collection Period to Collection Period.

          (b) No later than 1:00 p.m. New York City time on the first Determination Date that follows the date on which the Special Servicer makes any Servicing Advance, the Special Servicer shall provide the Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance upon which the Master Servicer shall conclusively rely in reimbursing the Special Servicer. The Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advance (other than a Nonrecoverable Servicing Advance) made by the Special Servicer with respect to any Specially Serviced Mortgage Loan or Administered REO Property, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first Master Servicer Remittance Date that is at least three
(3) Business Days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding anything to the contrary contained in any other Section of this Agreement, the Special Servicer shall notify the Master Servicer whenever a Servicing Advance is


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


required to be made with respect to any Specially Serviced Mortgage Loan or Administered REO Property, and the Master Servicer shall thereupon make such Servicing Advance; provided that the Special Servicer may make any Servicing Advance on a Specially Serviced Mortgage Loan or Administered REO Property only as may be required on an urgent or emergency basis. Each such notice and request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency Servicing Advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced Mortgage Loan or Administered REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

          (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Serviced Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at the Special Servicer's option, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Master Servicer, the Controlling Class Representative and, upon request, the Trustee. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer, in consultation with the Controlling Class Representative, shall determine and report to the Trustee and the Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

          For so long as any Serviced Mortgage Loan or any REO Loan that relates to an Administered REO Property remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such


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


Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at the Special Servicer's option, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Trustee and the Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

          The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

          The Trustee shall disclose the existence of an Appraisal Reduction Amount with respect to any Mortgage Loan or REO Loan on the Statement to Certificateholders.

          (d) The Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter, unless the Master Servicer has failed to use efforts consistent with the Servicing Standard to collect such fees from the Borrower, which shall include, if it has the right to do so under the applicable Mortgage Loan Documents, conditioning its consent or approval on such payment by the related Borrower unless such condition would be a violation of applicable law or the Servicing Standard.

          (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium payable under the terms of the related Mortgage Note or loan agreement. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium.

          (f) The Master Servicer shall not permit defeasance of any Serviced Mortgage Loan (x) before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) subject to the terms of such Mortgage Loan, unless (i) the defeasance collateral consists of government securities (as defined in Section 2(a)(16) of the Investment Company Act),
(ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan Documents and applicable law to prevent the defeasance if such confirmation is not obtained and either (A) the subject Serviced Mortgage Loan is one of the ten largest Mortgage Loans by balance or has a Stated Principal Balance in excess of the lesser of $20,000,000 and 5.0% of the then aggregate Stated Principal Balance of the Mortgage Pool or (B) in the case of all Serviced Mortgage Loans not covered by
(A) above, the Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit M in connection with the subject defeasance), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Serviced Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of a Serviced Mortgage Loan that is an ARD Mortgage Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan Documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the government securities contemplated by the related Mortgage Loan Documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Serviced Mortgage Loan, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan Documents, require defeasance of any Serviced Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. The Master Servicer and the Special Servicer each shall, consistent with the Servicing Standard, enforce the provisions of the Serviced Mortgage Loans it is obligated to service hereunder relating to defeasance and prepayment restrictions; provided that, if at any time a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan Documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan Documents, refuse to allow the defeasance of the Serviced Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Serviced Mortgage Loan, in either case, in accordance with the Servicing Standard.

          (g) The Master Servicer shall, as to each Serviced Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease as listed on the Mortgage Loan Schedule, in accordance with the related Mortgage Loan Documents, promptly (and, in any event, within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (h) If a Serviced Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Mortgage Loan may be accelerated and/or the accrual of Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

          (i) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by the Trustee, the Depositor, each Rating Agency, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder or Certificate Owner, or any Person identified to the Master Servicer by any Certificateholder or Certificate Owner, as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Master Servicer): (i) the most recent inspection report prepared by the Master


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Servicer or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent quarterly and annual operating statement and rent roll (together with any new leases entered into by the related Borrower and received by the Master Servicer) of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer pursuant to Section 3.12(b);
(iii) any of the foregoing reports, statements and/or rent rolls which contain information related to the Westfarms Mall Mortgage Loan, the Westfarms Mall Mortgaged Property and/or the Westfarms Mall Borrower, to the extent such items were received by the Master Servicer from the Westfarms Mall Master Servicer; (iv) all files and reports comprising the CMSA Investor Reporting Package prepared by the Master Servicer or the Special Servicer since the Closing Date pursuant to Sections 3.12 and 4.02; (v) all Sub-Servicing Agreements (including exhibits thereto) entered into by, or delivered by the Special Servicer to, the Master Servicer that remain in effect and any amendments thereof and supplements thereto; and (vi) all of the Servicing Files in its possession; provided that, if the Master Servicer reasonably determines that any item of information contained in such Servicing Files or relating to the Westfarms Mall Mortgage Loan is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 3.12 and/or Section 4.02, and until the Trustee has either disclosed such information to all Certificateholders in a Statement to Certificateholders or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Serviced Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan Documents or if such documentation is subject to claim of privilege under applicable law that can be asserted by the Master Servicer; and provided, further, that, except in the case of the Rating Agencies and the Controlling Class Representative, the Master Servicer shall be entitled to recover from any Person reviewing the Servicing Files pursuant to this Section 3.19(i) its reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available at its offices to such Person. Except as set forth in the provisos to the preceding sentence, copies of any and all of the foregoing items are to be made available by the Master Servicer upon request; provided that the Master Servicer shall be permitted to require, except from the Rating Agencies and the Controlling Class Representative, payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service; and provided, further, that the Master Servicer shall be permitted to require from the Controlling Class Representative payment of a sum sufficient to cover the reasonable costs and expenses of providing such services with respect to the items described in clause (v) of this sentence to the extent that such request is excessive or duplicative. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and Administered REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(i) solely by reason of the Special Servicer's failure to do so. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(i).

          In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a Holder or Certificate Owner of Certificates and,


                                    -160-


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subject to the last sentence of this paragraph, will otherwise keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person has signed and delivered the written confirmation described in this clause (i) or in the immediately succeeding clause (ii), as applicable), and (ii) in the case of a prospective purchaser, written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Master Servicer pursuant to this Section 3.19(i) that has previously been filed with the Commission, and the Master Servicer shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 3.19(i) that has previously been filed with the Commission.

          (j) The Special Servicer shall maintain and hold the Aventine Guaranty and shall make claims for payment thereunder, in accordance with the terms thereof and subject to any limitations on payment set forth therein, in connection with the occurrence of (i) any Realized Loss (calculated without regard to payments under the Aventine Guaranty) with respect to the Aventine Mortgage Loan or any related REO Property and/or (ii) any Additional Trust Fund Expense (calculated without regard to payments under the Aventine Guaranty and to the extent not otherwise offset by related Default Charges) with respect to the Aventine Mortgage Loan or any related REO Property. The Special Servicer shall promptly deliver to the Master Servicer for deposit in the Collection Account any amounts paid under the Aventine Guaranty.

          The Special Servicer shall notify, and shall release the Aventine Guaranty to, the Aventine Guarantor if and when the Aventine Guaranty terminates in accordance with its terms.

          For so long as the Aventine Guaranty is in effect: (i) the Trustee and the Special Servicer shall forward to SBRC and the Aventine Guarantor copies of any and all documents, statements, reports and written or electronic information with respect to, or insofar as they relate to, the Aventine Mortgage Loan or any related REO Property that are required to be delivered to the Controlling Class Representative; (ii) the Master Servicer shall forward to SBRC and the Aventine Guarantor copies of all rent rolls and operating statements with respect to the Aventine Mortgaged Property and such other information in its possession as SBRC or the Aventine Guarantor may reasonably request; and (iii) the Aventine Guarantor or its assignee shall be entitled to purchase the Aventine Mortgage Loan at the related Purchase Price at any time that the Aventine Mortgage Loan constitutes a Specially Serviced Mortgage Loan. The foregoing purchase right shall be exercised by the option holder by delivering to the Trustee, the Master Servicer and the Special Servicer written notice of such option holder's intent to purchase the Aventine Mortgage Loan and, within 10 Business Days following the delivery of such notice, by delivering cash to the Master Servicer for deposit in the Collection Account in the amount of the related Purchase Price. Upon its receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall release or cause to be released to or at the direction of the purchaser the related Mortgage File, and the Trustee or the Master Servicer on behalf of the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the purchaser and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase, the Master Servicer and/or the Special Servicer, as applicable, shall deliver the related Servicing File to or at the direction of the purchaser. Any sale of the Aventine Mortgage Loan pursuant to this Section 3.19(j) shall be on a servicing released basis. The foregoing purchase right shall supersede any purchase option with respect to the Aventine Mortgage Loan pursuant to Section 3.18, so long as no party entitled to exercise such purchase option under Section 3.18 has delivered the Fair Value purchase price contemplated by Section 3.18. SBRC and the Aventine Guarantor shall be third party beneficiaries with respect to their rights under this paragraph.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) The Special Servicer (solely as to any Specially Serviced Mortgage Loan) and the Master Servicer (solely as to any Performing Serviced Mortgage Loan) each may (consistent with the Servicing Standard), agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Serviced Mortgage Loan and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Serviced Mortgage Loan; provided that the Master Servicer's and the Special Servicer's respective rights to do so shall be subject to Sections
3.08 and 3.24 of this Agreement and, further, to each of the following limitations, conditions and restrictions:

               (i) other than as provided in Sections 2.03(b), 3.02, 3.07, 3.08, 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver, forbearance, or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or materially impair the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with (1) notice of any Borrower request for such modification, waiver or amendment, (2) the Master Servicer's recommendations and analysis, and (3) all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 10 Business Days (or, in the case of consents relating to leasing activities at Mortgaged Properties securing KeyBank Mortgage Loans, three Business Days) of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested by the Special Servicer and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days (or, in the case of consents relating to leasing activities at Mortgaged Properties securing KeyBank Mortgage Loans, three Business Days) from such notice), such consent shall be deemed to have been granted);

               (ii) other than as provided in Sections 3.02, 3.07, 3.08 and 3.20(f), the Special Servicer shall not agree to (or, in the case of a Performing Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or


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


     take (or, in the case of a Performing Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this
     Section 3.20(a) with respect to, any Serviced Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable judgment, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage Rate), than would liquidation;

               (iii) the Special Servicer shall not extend (or, in the case of a Performing Serviced Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Serviced Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property (but not by the corresponding fee interest), 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an environmental insurance policy, two years prior to the expiration of the term of such policy unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

               (iv) neither the Special Servicer nor the Master Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool;

               (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Serviced Mortgage Loan unless all related fees and expenses are paid by the Borrower;

               (vi) neither the Special Servicer nor the Master Servicer shall permit (and, in the case of a Performing Serviced Mortgage Loan, the Special Servicer shall not consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for any Serviced Mortgage Loan unless the Special Servicer shall have first (A) determined, in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute real estate collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real estate collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of such real estate collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

               (vii) neither the Special Servicer nor the Master Servicer shall release (and, in the case of a Performing Serviced Mortgage Loan, the Special Servicer shall not consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section 3.09(d) or Section 3.20(g), or except in connection with a permitted defeasance, or except where a Serviced Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release of real property collateral where (A) the Rating Agencies have been notified in writing, (B) either (1) such release will not, in the Special Servicer's reasonable judgment, materially and adversely affect the net operating income being generated by or the then current principal use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute real property collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (D) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Serviced Mortgage Loan that either occurs automatically by its terms, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, (y) notwithstanding clauses (i) through
(vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower, if in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar, and (z) notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Serviced Mortgage Loan.

          (b) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that


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


the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders (as collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, and the Special Servicer or the Master Servicer, as the case may be, has acted reasonably and complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by a statement to such effect in the Officer's Certificate contemplated by Section 3.20(e) to be delivered by the Special Servicer or the Master Servicer, as applicable.

          (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

          (d) The Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the discretion of the Master Servicer or the Special Servicer, as the case may be, pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Serviced Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer or the Special Servicer shall constitute Additional Special Servicing Compensation or Additional Master Servicing Compensation, as applicable, as provided in Section 3.11.

          (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Serviced Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges), and all consents, shall be in writing. The Master Servicer (in the case of a Performing Serviced Mortgage Loan) and the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall notify the other such party, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges) and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Master Servicer (in the case of a Performing Serviced Mortgage Loan) and the Special Servicer (in the case of a Specially Serviced Mortgage Loan) pursuant to Section 3.20(a) above, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate describing such modification, waiver or amendment, certifying that all of the requirements of
Section 3.20(a) have been met and, in the case of the Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Serviced Mortgage Loan, such Officer's Certificate shall be delivered to the other such party, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

          (f) With respect to any ARD Mortgage Loan that is a Performing Serviced Mortgage Loan, after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Special Servicer (which consent shall be granted or withheld in a manner consistent with the Servicing Standard), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Mortgage Loan in full, together with all payments required by the related Mortgage Loan Documents in connection with such prepayment, except for such accrued Post-ARD Additional Interest, provided that the Master Servicer has determined, in its reasonable judgment, that the waiver of the Trust's right to receive such accrued Post-ARD Additional Interest is in accordance with the Servicing Standard.

          (g) Notwithstanding anything in this Section 3.20 or Section 3.24 to the contrary, the Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Serviced Mortgage Loans (but, in the case of the actions described in clauses (ii) and (iii) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of parcels of a Mortgaged Property (provided that any such releases (A) are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the related Mortgage Loan Documents, or (B) are related to any pending or threatened condemnation action); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the subject Serviced Mortgage Loan; (iv) if the subject Mortgage Loan is a SBRC Mortgage Loan or a Column Mortgage Loan, approval of routine leasing activities that affect less than the lesser of 30% of the net rentable area of the related Mortgaged Property or 30,000 square feet of the related Mortgaged Property; (v) if the subject Mortgage Loan is a KeyBank Mortgage Loan with an unpaid principal balance of greater than $3,000,000, approval of routine leasing activities that affect less than 30,000 square feet of the related Mortgaged Property, (vi) if the subject Mortgage Loan is a KeyBank Mortgage Loan with an unpaid principal balance of $3,000,000 or less, approval of any routine leasing activity, and (vii) approval of annual budgets to operate the Mortgaged Property; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the subject Serviced Mortgage Loan, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury regulation section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

          (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with its analysis, recommendations and all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) subject to Section 3.24, the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 10 Business Days of the Special Servicer's receipt from the Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days from such notice), such consent shall be deemed to have been granted). Furthermore, the Master Servicer shall not take any such action with respect to any Serviced Mortgage Loan with an unpaid principal balance in excess of $20,000,000 unless (subject to the related Mortgage Loan Documents) the Master Servicer has obtained written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event.

          (i) In connection with granting an extension of the maturity date of any Serviced Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Serviced Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Controlling Class Representative and, upon request, the Trustee annual audited operating statements and quarterly unaudited operating statements with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

          (j) Notwithstanding anything in this Agreement, including this
Section 3.20, to the contrary, for so long as the Master Servicer and the Special Servicer are the same Person, the Master Servicer shall not be obligated to obtain the consent or approval of the Special Servicer as otherwise required in this Agreement but shall instead be required to request the consent or approval of the Controlling Class Representative (in respect of any matter as to which such consent is otherwise required hereunder) to the extent, and on the same terms, subject to the same limitations, restrictions and exclusions and within the same time periods as, the Special Servicer is required to request such consent or approval of the Controlling Class Representative pursuant to Section 3.24 or any other section or provision of this Agreement.

          (k) None of the Master Servicer, the Special Servicer or the Trustee shall agree to any amendment or supplement to or modification or termination of either Westfarms Mall Intercreditor Agreement or any Westfarms Mall Servicing Agreement unless (i) it shall have obtained (A) the consent of the Controlling Class Representative and (B) written confirmation from each Rating Agency that such amendment, supplement or modification will not result in an Adverse Rating Event with respect to any Class of Rated Certificates and (ii) it shall have received an Opinion of Counsel to the effect that such amendment, supplement or modification will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer

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and shall use its reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Without regard to whether the Master Servicer and the Special Servicer are the same Person, the Master Servicer shall immediately give notice of a Servicing Transfer Event in respect of any Serviced Mortgage Loan to the Controlling Class Representative. The Master Servicer shall use its reasonable efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Serviced Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

          Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Controlling Class Representative. In addition, if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Serviced Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Serviced Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

          (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

          (c) The Master Servicer and the Special Servicer shall furnish to each other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Mortgage Loan or REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

          (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

          (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability; (ii) expressly or effectively provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) prohibits the Sub-Servicer from modifying any Serviced Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer or the Special Servicer, as the case may be; (iv) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides (unless the Special Servicer agrees otherwise) that such agreement shall be suspended or terminated with respect to any Serviced Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and also expressly or effectively provides (unless the Special Servicer agrees otherwise) that the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan that relates to an Administered REO Property; and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or Administered REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Serviced Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. Accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be; and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall deliver to the other such party, the Trustee and the Depositor, promptly following the appointment by it of any

Sub-Servicer, an Officer's Certificate disclosing such appointment and confirming that the related Sub-Servicing Agreement complies with this Section 3.22(a).

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, each shall (at no expense to the other parties hereto or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Serviced Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

          (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer, as the case may be, under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that a Designated Sub-Servicer Agreement may not be so terminated except for cause. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the resigning or terminated Master Servicer or Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding any Sub-Servicing Agreement entered into by it, each of the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein, and the fees of such Sub-Servicer shall be payable by the Master Servicer or the Special Servicer, whichever retained it, regardless of whether the Master Servicer's or the Special Servicer's, as the case may be, compensation hereunder is sufficient to cover such fees.

          (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Specially Serviced Mortgage Loans that (together with any other Specially Serviced Mortgage Loan or Loans sub-serviced in accordance with this Section 3.22) represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

          (g) Each successor Master Servicer hereunder shall, except as provided in Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.

          SECTION 3.23. Controlling Class Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative; provided that, upon the acquisition by ARCap CMBS Fund REIT, Inc. of the Certificates of the Controlling Class, ARCAP CMBS Fund REIT, Inc. shall serve as the initial Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, at the expense of the Certificateholder or Certificate Owner requesting information with respect to clause (i) and clause (iii) above if the Depository charges a fee for such identification, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Trustee. No appointment of any Person as a successor Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Certificates, the Trust Fund and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

          (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall deliver to the Holders or Certificate Owners, as applicable, of the Controlling Class, the Master Servicer and the Special Servicer the identity of the new Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer or the Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Trustee or the Trust are also named parties to the same action and, in the reasonable judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and
(ii) there is no potential for the Special Servicer, the Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of, and at the expense of, the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative; provided that the Controlling Class Representative shall be liable for any damages or judgment against it arising solely from its actions. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

          SECTION 3.24. Certain Rights and Powers of the Controlling Class
                        Representative.

          (a) The Special Servicer shall prepare a report (the "Asset Status Report") recommending the taking of certain actions for each Serviced Mortgage Loan that becomes a Specially

Serviced Mortgage Loan and deliver such Asset Status Report to the Controlling Class Representative and the Master Servicer not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. If (i) after 10 Business Days from receipt of an Asset Status Report the Controlling Class Representative does not object to such Asset Status Report or (ii) within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, the Special Servicer shall take the recommended actions described in the Asset Status Report. If within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, the Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class Representative. The Special Servicer shall continue to revise the Asset Status Report until, as provided above, (i) the Controlling Class Representative fails to object to the revised Asset Status Report or (ii) the Controlling Class Representative objects to the revised Asset Status Report and the Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders; provided, however, that if the Special Servicer has not taken the recommended actions described in an Asset Status Report in accordance with this paragraph within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall take the recommended actions described in the most recent Asset Status Report submitted to the Controlling Class Representative, which Asset Status Report shall be deemed to have been approved by the Controlling Class Representative.

          In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take, or consent to the Master Servicer's taking, any of the actions identified in clauses (i) through (xii) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the Special Servicer has notified the Controlling Class Representative in writing of the Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within ten Business Days (or, in the case of any consent to leasing activity at a Mortgaged Property securing a KeyBank Mortgage Loan as contemplated by clause (viii) below, three Business Days) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

               (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term of a Serviced Mortgage Loan (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of (A) any Performing Serviced Mortgage Loan with a principal balance of $2,500,000 or more (or, if the proposed modification/waiver is an extension of maturity or a waiver of Post-ARD Additional Interest under the circumstances contemplated by Section 3.20(f), any Performing Serviced Mortgage Loan without regard to balance) or (B) any Specially Serviced Mortgage Loan;

               (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

               (iv) any determination to bring an Administered REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO Property;

               (v) any release of real property collateral for any Serviced Mortgage Loan (other than in circumstances (A) involving a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000 or (B) where the release of collateral is not conditioned on obtaining the consent of the lender under the related Mortgage Loan Documents, and other than upon satisfaction of the subject Serviced Mortgage Loan);

               (vi) any acceptance of substitute or additional real property collateral for a Serviced Mortgage Loan (other than in circumstances (A) involving a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000 or (B) where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender);

               (vii) any releases of Earn-Out Reserve Funds or related Letters of Credit with respect to a Mortgaged Property securing a Serviced Mortgage Loan (other than in circumstances (A) involving a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000 or (B) where the release of Earn-Out Reserve Funds or related Letters of Credit is not conditioned on obtaining the consent of the lender);

               (viii) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property securing a Serviced Mortgage Loan, or any consent to leasing activity that affects at least 30,000 square feet at any Mortgaged Property securing a Serviced Mortgage Loan that is a KeyBank Mortgage Loan, or any consent to leasing activity that affects at least the lesser of 30% of the net rentable area of any Mortgaged Property securing a Serviced Mortgage Loan that is a SBRC Mortgage Loan or a Column Mortgage Loan or 30,000 square feet of such Mortgaged Property (other than, in each such case, (A) in circumstances involving a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000 (or, in the case of a KeyBank Mortgage Loan and a situation involving leasing activity, $3,000,000) or (B) where the action is not conditioned on obtaining the consent of the lender);

               (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in any Serviced Mortgage Loan (other than in circumstances involving a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000);

               (x) any determination with respect to a Serviced Mortgage Loan with a principal balance of $2,500,000 or more as to whether a default under the related Mortgage Loan Documents arising by reason of any failure on the part of the related Borrower to maintain specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Borrower to maintain insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of the Closing Date, constitutes an Acceptable Insurance Default;

               (xi) any waiver of Default Charges with respect to a Serviced Mortgage Loan where there is no Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable, to offset the outstanding Advance Interest, property inspection costs or other Additional Trust Fund Expenses with respect to such Mortgage Loan that would otherwise be offset by such Default Charges; provided that this clause (xi) shall not apply to the first such waiver with respect to any Serviced Mortgage Loan; and

               (xii) any approval of a Borrower incurring unsecured debt in addition to (A) trade receivables, (B) equipment financing and (C) other debt incurred in the ordinary course of business (other than, in each case, (X) in circumstances involving a Mortgage Loan with a principal balance of less than $2,500,000 or (Y) where the action is not conditioned on obtaining the consent of the lender);

provided that, with respect to Performing Serviced Mortgage Loans, the 10 Business Days (or, if applicable, three Business Days) within which the Controlling Class Representative must object shall coincide with the Special Servicer's 10-Business Day (or, if applicable, the three-Business Day) period to object set forth in Sections 3.03(d), 3.08, 3.20(a)(i), 3.20(f) and 3.20(h); and provided, further, that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property; and provided, further, that the Special Servicer shall notify the Controlling Class Representative (but shall not require the consent or deemed consent thereof) with regard to any action identified in clauses (v) through (vii) of this sentence that the Master Servicer or the Special Servicer proposes to take that does not require the consent of the Controlling Class Representative pursuant to the terms of such clause.

          In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions with respect to any Serviced Mortgage Loan or Administered REO Property as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in an electronic format, to the Trustee, who shall make it available for review pursuant to Section 8.12(b) unless making it so available would cause material harm to the interests of the Trust.

          (b) Notwithstanding anything herein to the contrary, (i) neither the Special Servicer nor the Master Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period following any resignation or removal of a Controlling Class Representative until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or any other provision of this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Master Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the


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Special Servicer's and Master Servicer's respective obligations to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement. Furthermore, no Asset Status Report shall provide for or contemplate the taking of any action that would have any of the effects described in clause (ii)(A), clause (ii)(B), clause (ii)(C) and/or clause (ii)(D) of the preceding sentence.

          (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates or an interest therein that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates;
(ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (d) If the Westfarms Mall Mortgage Loan Group becomes specially serviced in accordance with the terms of a Westfarms Mall Servicing Agreement and, pursuant to the Westfarms Mall A/A Intercreditor Agreement, the Series 2002-CP3 Trustee or other holder of the Westfarms Mall Pari Passu Companion Loan or its servicing agent notifies the Trustee or the Master Servicer that the Trustee, as holder of the Westfarms Mall Mortgage Loan, or its designee, is entitled to certain consultation rights with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan and/or forwards a copy of its "Asset Status Report" (as defined in the Westfarms Mall A/A Intercreditor Agreement) to the Trustee or the Master Servicer, then the Trustee or the Master Servicer, as applicable, shall promptly within one Business Day so notify, and shall forward the copy of such Asset Status Report to, the Special Servicer and the Controlling Class Representative. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the Westfarms Mall A/A Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Special Servicer, who shall exercise them in consultation with the Controlling Class Representative.

          In addition, if pursuant to the terms of the Westfarms Mall A/A Intercreditor Agreement, upon the occurrence of an event of default under the Westfarms Mall Loan Group, the Trustee, as holder of the Westfarms Mall Mortgage Loan, has the right to purchase the Westfarms Mall Pari Passu Companion Loan at the price set forth in the Westfarms Mall A/A Intercreditor Agreement, then the Trustee shall promptly so notify all of the Controlling Class Certificateholders. Any single Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class may indicate to the Trustee in writing its or their intent to purchase the Westfarms Mall Pari Passu Companion Loan in accordance with Section 3.6 of the Westfarms Mall A/A Intercreditor Agreement and/or any corresponding provision of a Westfarms Mall Servicing Agreement, whereupon the Trustee shall designate such Certificateholder or group of Certificateholders as its designee to so purchase the Westfarms Mall Pari Passu Companion Loan, in its or their individual

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capacity and not on behalf of the Trust, in accordance with such Section 3.6 of the Westfarms Mall A/A Intercreditor Agreement and/or any corresponding provision of a Westfarms Mall Servicing Agreement. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Westfarms Mall A/A Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of the Westfarms Mall Pari Passu Companion Loan). Upon any such purchase, such Certificateholder or group of Certificateholders shall constitute the "A-1 Noteholder" under the Westfarms Mall A/A Intercreditor Agreement, and the Westfarms Mall Mortgage Loan shall be serviced and administered in accordance with Article XII of this Agreement. The Trustee shall reasonably cooperate with such Certificateholder or Certificateholders in effecting such purchase.

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Standard Available Distribution Amount for such Distribution Date and shall apply the withdrawn funds for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class X-1 Certificates and the Holders of the Class X-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 and/or the Holders of the Class A-3 Certificates as follows--

               (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-3 Certificates, up to their Principal Distribution Amount for such Distribution Date; and

               (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates, up to, and pro rata as between such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          third, to reimburse the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as between such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

          Any distributions of interest made with respect to the Class X-2 Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective Interest Distribution Amounts of the Group X-2 REMIC III Regular Interests for such Distribution Date.

          (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any remaining portion of the

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Standard Available Distribution Amount for such Distribution Date to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date (after taking into account all prior distributions made on such Distribution Date pursuant to Section 4.01(a) and this Section 4.01(b)): first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class H Certificates; seventh, to the Holders of the Class J Certificates; eighth, to the Holders of the Class K Certificates; ninth, to the Holders of the Class L Certificates; tenth, to the Holders of the Class M Certificates; eleventh, to the Holders of the Class N Certificates; twelfth, to the Holders of the Class P Certificates; thirteenth, to the Holders of the Class Q Certificates; fourteenth, to the Holders of the Class S Certificates; and fifteenth, to the Holders of the Class T Certificates;.

          Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this
Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Interest Distribution Amount for such Distribution Date;

          second, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

          third, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

          (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall pay any remaining portion of the Standard Available Distribution Amount for such Distribution Date to the Holders of the Class R Certificates.

          (d) On each Distribution Date, the Trustee shall apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium collected (including, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) with respect to any Mortgage Loan or successor REO Loan as of the end of the Collection Period for such Distribution Date:

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class X-1 Certificates, up to the remaining portion, if any, of such Prepayment Premiums.

          For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan (or any successor REO Loan) in respect of which such Prepayment Premium was received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

          For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall equal the Yield Maintenance Interest Rate for the prepaid Mortgage Loan (or any successor REO Loan); provided that, if a "No" is indicated with respect to the prepaid Mortgage Loan (or any successor REO Loan) on the Mortgage Loan Schedule under the heading "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate", then the relevant "Discount Rate" shall be the nominal interest rate that when compounded monthly would have an annual yield that is equivalent to the annual yield obtained by compounding the Yield Maintenance Interest Rate for the prepaid Mortgage Loan (or any successor REO Loan) on a semi-annual basis; and the relevant Yield Maintenance Interest Rate for any prepaid Mortgage Loan (or any successor REO Loan) shall be determined by the Trustee, in good faith, in accordance with the definition of "Yield Maintenance Interest Rate".

          (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class Y Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans or any successor REO Loans during or prior to the Collection Period for such Distribution Date and shall distribute such amounts to the Holders of the Class Y Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

          (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations among the Depositor, the Trustee and the initial Depository, copies of which Letters of Representations are attached hereto as Exhibit C.

          (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

          (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than two Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

          (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

          (k) All distributions of accrued interest made with respect to the Class X-1 Certificates on each Distribution Date pursuant to clause first of
Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as accrued interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the aggregate of the Class X-1 Portion of the Current Interest Distribution Amount and the Class X-1 Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums) made with respect to the Class X-1 Certificates on each Distribution Date pursuant to Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums) with respect to the various REMIC II Regular Interests, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided below in this Section 4.01(k).

          All distributions of accrued interest made with respect to the Class X-2 Certificates on each Distribution Date pursuant to clause first of Section 4.01(a), and allocable to any particular Group X-2 REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as accrued interest with respect to the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC III Regular Interest as part of such REMIC II Regular Interest's Interest Distribution Amount for such Distribution Date.

          All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of accrued interest (as part of the related Interest Distribution Amount for the subject Distribution
Date), of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded

Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of accrued interest (as part of the Interest Distribution Amount(s) in respect of such REMIC II Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

          Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-2 Certificates, which shall have two Corresponding REMIC II Regular Interests. Deemed distributions of accrued interest made on REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B shall be allocated first to REMIC II Regular Interest A-2A, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-2B. Deemed distributions of additional interest (in the form of Prepayment Premiums) made on REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B shall be allocated entirely to REMIC II Regular Interest A-2A, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-2B. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

          (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among such REMIC I Regular Interests based on, their respective Interest Distribution Amounts for such Distribution Date;

          second, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among such REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and
          third, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

          Furthermore, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium then on deposit in the Distribution Account that was received (including, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) on or with respect to any Mortgage Loan or successor REO Loan during or prior to the Collection Period for such Distribution Date, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Loan, as the case may be.

          The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

          SECTION 4.02. Statements to Certificateholders; Certain Other
                        Reports.

          (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Statement to Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Underwriters, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., the Rating Agencies or the Controlling Class Representative any Statement to Certificateholders that has been made available via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that the Trustee shall not provide


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


Charter Research Corporation, The Trepp Group and Intex Solutions, Inc. any information regarding the Certificates until the Depositor confirms to the Trustee that SSBI has sold all of its Non-Registered Certificates to unaffiliated third parties; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to Certificateholders is filed with the Commission, and the Statement to Certificateholders (or, if presented via the Trustee's Internet Website, such website) shall bear a legend to the following effect:

          No recipient shall use or disclose the information contained in this statement/report/file in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

          On each Distribution Date, the Trustee shall also provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder (and each Certificate Owner that is receiving a Statement to Certificateholders on such Distribution Date), at the same time that the Statement to Certificateholders is delivered thereto, the CMSA Collateral Summary File, the CMSA Bond Level File and, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), each other file and report comprising the CMSA Investor Reporting Package; provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such CMSA Investor Reporting Package files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report (or, if presented via the Trustee's Internet Website, such website) shall bear a legend to the following effect:

          No recipient shall use or disclose the information contained in this statement/report/file in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

          The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.


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          The Trustee shall make available each month, to Certificateholders,
Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, all Statements to Certificateholders, the CMSA Bond Level File, the CMSA Collateral Summary File, the Unrestricted Servicer Reports (to the extent received) (which in each case, if applicable will identify each Mortgage Loan by mortgage loan number and property name, if any) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Trustee that SSBI has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be restricted to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. The Trustee shall, to the extent received, make the Restricted Servicer Reports available each month, via the Trustee's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, the other parties hereto, the Underwriters, the Controlling Class Representative or any Rating Agency, on a restricted basis upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided that the Trustee shall provide such access to each party hereto, the Underwriters, the Controlling Class Representative and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Statement to Certificateholders and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

          The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (b) The Master Servicer may maintain an Internet Website which may, subject to applicable law, contain the information and reports required to be produced by the Master Servicer. Access by Certificateholders, Certificate Owners, the Controlling Class Representative, the Depositor and the Rating Agencies may be subject to registration, using a password and user name. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Master Servicer's


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


Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

          (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder
(i) a statement containing the aggregate information set forth on page 2 of the Statement to Certificateholders, a form of which is attached hereto as Exhibit E-1, for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer each shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and at the requesting party's expense, and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

          SECTION 4.03. P&I Advances.

          (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make such P&I Advances on any Master Servicer Remittance Date are then on deposit in the Collection Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees payable therefrom) to make such P&I Advances. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances pursuant to the preceding sentence (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made).

          Unless and until the Westfarms Mall Loan Group or any Westfarms Mall REO Property is being serviced and administered in accordance with Article XII, all P&I Advances with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan are required to be made by the Westfarms Mall Master Servicer (or in the event the Westfarms Mall Master Servicer fails to do so, and if the Series 2002-CP3 PSA is the Westfarms Mall Servicing Agreement, by the Series 2002-CP3 Trustee), pursuant to, and as and when required by, a Westfarms Mall Servicing Agreement. If, as of


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


1:00 p.m., New York City time, on any Master Servicer Remittance Date, neither the Westfarms Mall Master Servicer nor any other party under the Westfarms Mall Servicing Agreement shall have made the portion of any P&I Advance required to be made pursuant to a Westfarms Mall Servicing Agreement that is allocable to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan (and shall not have delivered to the Master Servicer an officer's certificate and documentation related to a determination of nonrecoverability of a P&I Advance as contemplated by a Westfarms Mall Servicing Agreement), then (subject to Section 4.03(c) below) the Master Servicer shall make the portion of such P&I Advance that was required to be, but was not, made by the Westfarms Mall Master Servicer or any other party under a Westfarms Mall Servicing Agreement by such Master Servicer Remittance Date pursuant to the Westfarms Mall Servicing Agreement and that is allocable to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan. If the Master Servicer fails to make any such P&I Advance on the related Master Servicer Remittance Date, then the Trustee shall make such P&I Advance on the related Distribution Date in accordance with the last paragraph of this Section 4.03(a).

          If the Master Servicer shall not have received, by 1:00 p.m. (New York City time) on any Master Servicer Remittance Date, any remittance required to be made under a Westfarms Mall Servicing Agreement with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan on or before such date in the subject calendar month (whether in the form of a P&I Advance or the pass-through of collections), then the Master Servicer shall, subject to a determination of recoverability, advance the amount of such required remittance on such Master Servicer Remittance Date insofar as such remittance constitutes or relates to a Monthly Payment or Assumed Monthly Payment with respect to the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan. Such advance shall be deemed to be a P&I Advance for all purposes hereunder; provided that no interest shall accrue with respect to such P&I Advance pursuant to Section 4.03(d) so long as the required remittance is received by the Master Servicer on such Master Servicer Remittance Date in time for the Master Servicer to reinvest the funds from such remittance.

          If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made with respect to any Mortgage Loan or successor REO Loan on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer, before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then the Trustee, unless it determines that such Advance would be a Nonrecoverable P&I Advance if made, shall (from its own funds) deposit in the Distribution Account the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date.

          (b) The aggregate amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Pool for any Distribution Date (subject to Section 4.03(c) below and, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, further subject to the second paragraph of
Section 4.03(a) above) shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees, due or deemed due, as the case may be, in respect of the Serviced Mortgage Loans (including Serviced Mortgage Loans that are Balloon Mortgage Loans delinquent as to their respective

Balloon Payments) and any successor REO Loans on their respective Due Dates in the calendar month in which such Distribution Date occurs, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the Determination Date in such calendar month; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan in the Mortgage Pool, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan during any calendar month shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan during such calendar month without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan as of the commencement of such calendar month, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan as of the commencement of such calendar month.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the date on which the proposed P&I Advance is to be made), setting forth the basis for such determination, accompanied (in the case of the Controlling Class Representative and otherwise upon request) by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, if available, and further accompanied (in the case of the Controlling Class Representative and otherwise upon request) by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. With respect to P&I Advances on the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, the Master Servicer and the Trustee shall be entitled to conclusively rely on any nonrecoverability determination made by the Westfarms Mall Master Servicer or any other party with advancing obligations under a Westfarms Mall Servicing Agreement with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and Administered REO Properties as such party required to make P&I Advances may reasonably request. In the case of any Cross-Collateralized Mortgage Loan, any determination regarding whether any related P&I Advance constitutes or would constitute a Nonrecoverable P&I Advance shall take into account the cross-collateralization of the related Cross-Collateralized Group.

          (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if the P&I Advance was made prior to the end of the grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding after the end of that grace period).


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


Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Section 3.05(a) and/or Section 1.04, out of any Default Charges collected (including, in the case of the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Loan, by the Westfarms Mall Master Servicer or the Westfarms Mall Special Servicer on behalf of the Trust) with respect to the particular Mortgage Loan or REO Loan as to which such P&I Advance was made; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges described in the immediately preceding clause
(i) are and have been insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. As and to the extent provided in Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related Master Servicer Remittance Date. The Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent the payment as to which such P&I Advance was made, is received but is being held by or on behalf of the Master Servicer in suspense.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust
                        Fund Expenses.

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(k), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of all the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest T, REMIC II Regular Interest S, REMIC II Regular Interest Q, REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of (A) REMIC II Regular Interest A-1, (B) REMIC II Regular Interest A-3 and (C) REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, as a collective matter in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of the REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B pursuant to the prior sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2A, until such Uncertificated Principal Balance is reduced to zero; and second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2B. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the related Mortgage Loan or successor REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Calculations.

          Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Statements to Certificateholders pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                               THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates shall consist of twenty-two (22 Classes with the following alphabetic or alphanumeric Class designations: "X-1", "X-2", "A-1", "A-2", "A-3", "B", "C", "D", "E", "F", "H", "J", "K", "L", "M", "N",
"P", "Q", "R", "S", "T" and "Y", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

          (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in all of the Principal Balance and Interest Only Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of: (i) in the case of the Interest Only Certificates, $1,000,000 and any whole dollar denomination in excess thereof;
(ii) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates, $10,000 and any whole dollar denomination in excess thereof; and (iii) in the case of the other REMIC III Regular Interest Certificates, $100,000 and any whole dollar denomination in excess thereof. The Class R and Class Y Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

          (c) The Certificates shall be executed by manual or facsimile signature by an authorized officer or signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC #N9303-121, Minneapolis, Minnesota 55479) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If any Certificateholder makes a written request to the Trustee, and such request states that such Certificateholder desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholder proposes to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

          (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a transfer of any Non-Registered Certificate (other than a Book-Entry Non-Registered Certificate) is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Rule 144A Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Rule 144A Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as otherwise provided in the next succeeding paragraph or in Section 5.03 the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such). Except as otherwise provided in the next paragraph or in Section 5.03, any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

          Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Trustee and the Certificate Registrar of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C, (ii) such transferee certification and/or opinion as is contemplated by the second paragraph of this Section 5.02(b) and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by a denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Trustee and the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate, and cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, SSBI, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No transfer of any Certificate or interest therein shall be made to any Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Rule 144A Global Certificate, any transfer of such Certificate to a successor Depositary or, in the case of a Definitive Certificate issued with respect to a Rule 144A Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or

Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

          Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class Y Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

          Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver or cause the delivery of payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate (other than in connection with a transfer of a Class R Certificate by the Depositor to an Affiliate of the Depositor), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee (other than in connection with a transfer of a Class R Certificate by the Depositor to an Affiliate of the Depositor) to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate (other than in connection with a transfer of a Class R Certificate by the Depositor or an Affiliate of the Depositor) unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
                    Class R Certificate in violation of the provisions of this
                    Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulation sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of the Loan REMIC Residual Interests, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

               (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or any interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, the Transferor) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, in the case of a Book-Entry Certificate, the Transferor) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) The Certificate Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

          SECTION 5.03. Book-Entry Certificates.

          (a) The Principal Balance Certificates and the Interest Only Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of such Class), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of such Class) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.06. Certification by Certificate Owners.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

          (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that neither the Trustee nor the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible Officer of the Trustee or the Certificate Registrar, as the case may be, with respect to the identity of a Certificate Owner. The Trustee and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee or the Certificate Registrar, as the case may be.

                                  ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


          SECTION 6.01. Liability of the Depositor, the Master Servicer and
                        the Special Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                        the Master Servicer or the Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicer, and the Special Servicer.

          None of the Depositor, the Master Servicer, the Special Servicer or any director, manager, member, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such other Person against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special


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Servicer and any director, officer, manager, member, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Collection Account, as provided in Section 3.05(a), against any loss, liability or reasonable out-of-pocket cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including Section 10.01(f);
(ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable pursuant to this Agreement; or (iii) which was incurred in connection with any legal action or claim against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or (C) negligent disregard of obligations or duties hereunder by such party. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action as to which the related costs are to be borne by such party without right of reimbursement, in its opinion does not involve it in any ultimate expense or liability for which reimbursement is not reasonably assured hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

          In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and the Master Servicer and Special Servicer shall each be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to, and reasonably accepted in good faith by, the Master Servicer or Special Servicer, as the case may be, and conforming to the requirements of this Agreement. The Master Servicer and Special Servicer may each rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

          SECTION 6.04. Resignation of Master Servicer and Special Servicer.

          The Master Servicer and the Special Servicer each may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Controlling


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Class Representative. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.06 or Section
7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto; and provided, further, that the resigning Master Servicer or Special Servicer, as the case may be, shall, at least 10 days prior to resigning and assigning or transferring any of its rights, benefits or privileges hereunder, inform the Controlling Class Representative in writing of its intent to resign and disclose to the Controlling Class Representative the name of such assignee or transferee and the date of the proposed resignation and transfer of servicing and the Controlling Class Representative shall not have reasonably objected to the proposed assignee or transferee within such 10-day period.

          In addition, the Master Servicer and the Special Servicer each shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor, the Controlling Class Representative and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

          Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

          SECTION 6.05. Rights of the Depositor and the Trustee in Respect of
                        the Master Servicer and the Special Servicer.

          Upon reasonable request, the Master Servicer and the Special Servicer each shall furnish the Depositor and, upon request, the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer each may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the respective obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Designation of Special Servicer by Certain
                        Certificateholders.

          (a) The Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor special servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person as Special Servicer will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account of all of its accrued and unpaid Special Servicing Fees to which it is entitled and reimbursement from the successor special servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor special servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall be entitled to any Workout Fees thereafter received on any Serviced Mortgage Loans as to which it was the Special Servicer and that were Corrected Serviced Mortgage Loans at the time of the termination (but only if and to the extent permitted by Section 3.11(c)), and (iii) the terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall


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


continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor special servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree.

          (b) If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in Section 6.06(a) with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

          SECTION 6.07. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer, as the case may be, or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, violate the Servicing Standard, but that, if taken, might nonetheless, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may
be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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


                                  ARTICLE VII

                                    DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into the REO Account, or to deposit, or remit to the Master Servicer for deposit, into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made, or the full amount of the Master Servicer Remittance Amount or the Compensating Interest Payment required to be remitted, which failure continues unremedied until 11:00 a.m. (New York City time) on the relevant Distribution Date; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

               (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights, or by the Controlling Class Representative; provided, however, that with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

               (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

               (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xi) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement, and, in the case of either clause (A) or (B), cited servicing concerns with the Master Servicer or the Special Servicer as the sole factor or a contributory factor in such rating action (it being understood and agreed that servicing concerns shall be deemed not to be a "contributory factor" if the Master Servicer or Special Servicer establishes to a reasonable degree that such rating action would have occurred without regard to such servicing concerns); or

               (xii) the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list, and the Master Servicer or Special Servicer, as the case may be, is not restored to such list within 60 days after its removal from such list (or within such longer period (not to exceed an additional 30 days) so long as S&P has not qualified, downgraded or withdrawn (or threatened in writing to qualify, downgrade or withdraw) any of its ratings of the respective Classes of Rated Certificates because of such removal).

          When a single entity acts as Master Servicer and Special Servicer, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in the other such capacity.

          (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of either the Controlling Class Representative or the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through
(x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or its designee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee or its designee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it (including any which will be payable after termination) under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by a terminated Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or the Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to Section 6.06, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to
Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (exclusive, if applicable, of the Excess Servicing Fees) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or the Controlling Class Representative so request in writing, the Trustee shall), subject to Section 6.06 (if applicable), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution with a net worth of at least $10 million as the successor to the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency); and, provided, further, that such successor is reasonably acceptable to the Controlling Class Representative. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's


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compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this
Section 7.02.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and the Certificateholders notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause
(xii) of Section 7.01(a) may be waived only by all of the Certificateholders; and provided, further, that if the Trustee was required to expend any monies in connection with any Event of Default, then such Event of Default may not be waived unless and until those monies have been reimbursed to the Trustee, with interest, by the Defaulting Party. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every


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remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          SECTION 7.06. Replacement of Westfarms Mall Special Servicer.

          The Trustee may (and, at the direction of the Controlling Class Representative or of Certificateholders representing at least 25% of the Voting Rights, shall) consent to the termination and replacement of, or exercise such rights as may be granted to it under the Westfarms Mall Intercreditor Agreements and/or any Westfarms Mall Servicing Agreement to terminate and replace, the Westfarms Mall Special Servicer; provided that the Trustee shall first obtain written confirmation from each Rating Agency that its granting such consent or exercising such rights shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. The Trustee and the Master Servicer shall each notify the other such party, the Certificateholders, the Controlling Class Representative and the Rating Agencies of any Series 2002-CP3 Event of Default known to a Responsible Officer of the Trustee or a Servicing Officer of the Master Servicer, as the case may be, in the same manner as it would notify such parties of an Event of Default hereunder.


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


                                 ARTICLE VIII

                                  THE TRUSTEE

          SECTION 8.01. Duties of the Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and reasonably accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

               (ii) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

               (iii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.


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


               (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 51% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

               (v) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement, unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

               (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, the Trustee shall not have any duty, except as expressly provided in Section 2.01(c) or
     Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement and reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to
     Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Account or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's willful misfeasance, bad faith or negligence).

               (vii) For as long as the Trustee hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

               (vi) except as contemplated by Sections 8.06 and 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

               (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement and perform any of its duties hereunder, either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

               (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor; and

               (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II and/or any Fiscal Agent Agreement, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee or the Certificate Registrar set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or the Special Servicer, as the case may be, would be so responsible hereunder. Neither the Trustee nor any Fiscal Agent shall be required to record this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee (in its individual or any other capacity), any Fiscal Agent or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or one of their Affiliates, as the case may be.

          SECTION 8.05. Fees and Expenses of the Trustee and any Fiscal Agent;
                        Indemnification of and by the Trustee and any Fiscal Agent.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, out of general collections on the Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all Trustee's Fees earned in respect of the Mortgage Pool for such Distribution Date and, to the extent not previously paid, for any prior Distribution Date, as compensation for all services rendered by it hereunder. As to each Mortgage Loan and REO Loan in the Mortgage Pool, for any Distribution Date, the Trustee's Fee shall accrue during the related Interest Accrual Period for the Certificates, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, immediately prior to such Distribution Date. With respect to each Mortgage Loan and REO Loan in the Mortgage Pool, the Trustee's Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Loan, as the case may be. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the sole compensation of the Trustee for such services to be rendered by it. The Trustee shall be responsible for the fees of any Fiscal Agent, Custodian and Certificate Registrar.

          (b) The Trustee, any Fiscal Agent and any of their respective directors, officers, employees or agents are entitled to be indemnified and held harmless out of the Collection Account and/or the Distribution Account, as and to the extent provided in Section 3.05, for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee or such Fiscal Agent, as the case may be, relating to the exercise and performance of any of its rights and duties in such capacity hereunder; provided, however, that neither the Trustee nor any Fiscal Agent shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any cost or expense that does not constitute an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii), (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee or such Fiscal Agent, as the case may be, of any of their respective representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, the Trustee's or such Fiscal Agent's, as the case may be, obligations and duties hereunder.

          (c) The Master Servicer and the Special Servicer each shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligence in the performance of, or negligent disregard of, its obligations and duties under this Agreement (including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof) and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b) or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

          (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligence in the performance of, or negligent disregard of, its obligations and duties under this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

          (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia;
(ii) is authorized under such laws to exercise trust powers; (iii) has a combined capital and surplus of at least $50,000,000; and (iv) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) the Trustee shall not have any affiliations or, except as contemplated by Section 7.02, act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates as to which it would otherwise be available. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Controlling Class Representative, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee reasonably acceptable to the Controlling Class Representative meeting the eligibility requirements of
Section 8.06, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).


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          (c) The Holders of Certificates entitled to not less than 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer and the Special Servicer), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from S&P, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.


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          SECTION 8.09. Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any


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lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may, upon prior written notice to the Master Servicer, the Special Servicer and the Controlling Class Representative, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 8.12. Access to Certain Information.

          (a) The Trustee shall afford to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Rating Agencies, the other parties hereto, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Mortgage Loan Purchase Agreement, and any amendments and exhibits hereto or thereto; (iii) all Statements to Certificateholders and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available by the Trustee to Certificateholders pursuant to
Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master


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


Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied;
(vii) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee or any Custodian on its behalf pursuant to Section 3.20, and a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to
Section 2.02; (viii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and
(ix) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class Representative, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

          In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

          SECTION 8.13. Appointment of Fiscal Agent.

          (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent


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shall at all times maintain a long-term unsecured debt rating of no less than
"Aa2" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa2" by Moody's and "AA-" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and
(iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

          (d) The obligations of any Fiscal Agent set forth in this Section
8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the


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existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor fiscal agent in accordance with this
Section 8.13(a) shall belong to the successor trustee insofar as such appointment is necessary for such successor trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

          SECTION 8.14. Advance Security Arrangement.

          Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee and the Depositor). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of
Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

          SECTION 8.15. Filings with the Securities and Exchange Commission.

          (a) With respect to the Trust's fiscal year 2002 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such rporting), the Trustee shall:

               (i) on each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Statement to Certificateholders disseminated by the Trustee on such Distribution Date, all reports received by the Trustee from the Master Servicer or the Special Servicer pursuant to
     Section 3.12 since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), any Officer's Certificates received by the Trustee from the Master Servicer or the Special Servicer pursuant to Section 3.09(c), Section 3.09(e), Section 3.09(g), Section 3.11(h), Section 3.11(i), Section 3.18(c), Section 3.20(e), Section 3.22(a), Section 4.03(c) or Section 7.01(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), any information delivered to the Trustee pursuant to the last paragraph of Section 3.24(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) and any Proposed Plan, other items of servicing information received by the Trustee from the Master Servicer or the Special Servicer as required by this


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


     Agreement since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date);

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certifications and Annual Accountants' Reports with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and any interpretive guidance from the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by
     Section 8.15(d));

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Current Reports on Form 8-K and Annual Reports on Form 10-K (collectively, together with the exhibits thereto, the "Exchange Act Reports"), other than the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor (the Exchange Act Reports, exclusive of such initial Current Report on Form 8-K, the "Subsequent Exchange Act Reports"), shall be executed: (i) by the Trustee, but only if the Master Servicer is to execute and deliver each Sarbanes-Oxley Certification in its entirety with respect to the Trust or if the Trustee is to execute any certification that constitutes part of each


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


Sarbanes-Oxley Certification with respect to the Trust; and (ii) in all other cases, the Depositor. If the Depositor is to sign the Subsequent Exchange Act Reports, then the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Subsequent Exchange Act Report on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

          (b) At all times during the Trust's fiscal year 2002 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year, the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property (or, in the case of any Westfarms Mall REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties (or, in the case of any Westfarms Mall REO Property, any interest therein)), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

               (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of any of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

          (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2002), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act.

          (d) If the Depositor, the Master Servicer and the Trustee reasonably determine that the Commission will accept a Sarbanes-Oxley Certification with respect to the Trust in the form of multiple certifications individually covering separate matters but collectively covering all information required under applicable law to be included in such Sarbanes-Oxley Certification, then the Trustee shall cause the appropriate officer thereof to execute and deliver a certification for filing with the Commission which certification (i) shall constitute a part of such Sarbanes-Oxley Certification and (ii) shall be substantially in the form of the Trustee Backup Certification (as defined below) that would otherwise have been provided with respect to such Sarbanes-Oxley Certification; provided that no officer of the Trustee shall be responsible for being the sole signatory of the Sarbanes-Oxley Certification to be filed as part of an Annual Report on Form 10-K relating to the Trust. The Depositor and the Master Servicer agree to negotiate in good faith regarding which of them is the appropriate party for purposes of signing any Sarbanes-Oxley Certification with respect to the Trust (exclusive of any certification to be executed and delivered by the Trustee in accordance with the preceding sentence), taking into account all relevant factors, including the prevalent practice in the commercial mortgage securitization industry and the relative knowledge of the respective parties relating to the subject matter of such Sarbanes-Oxley Certification. In connection with the Trustee's filing of any Annual Report on Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the Depositor or the Master Servicer, as applicable in accordance with the preceding sentence, shall, no later than 10 days prior to the date on which the Trustee has indicated its intention to file such report, cause the appropriate officer thereof to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification with manual singature that is to be included as part of such Annual Report on Form 10-K (exclusive of any certification constituting part of such Sarbanes-Oxley Certification with manual signature that is to be executed and delivered by an officer of the Trustee in accordance with the first sentence of this Section 8.15(d)). Any party hereto whose officer is to sign all or part of any Sarbanes-Oxley Certification with respect to the Trust is herein referred to as a "Certifying Party" and such officer is herein referred to as a "Certifying Officer".



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


          (e) No later than 15 days prior to any filing of an Annual Report on Form 10-K that is to be made by the Trustee with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor, the Master Servicer and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor, the Master Servicer and the Special Servicer shall promptly (and in any event within two Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor, the Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          Promptly following its filing of any Current Report on Form 8-K with respect to the Trust contemplated by Section 8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor, the Master Servicer and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor, the Master Servicer and the Special Servicer shall promptly review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor, the Master Servicer and the Special Servicer) by filing an amendment to such Current Report on Form 8-K.

          (f) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Trustee is to be a Certifying Party with respect to the Sarbanes-Oxley Certification to be included as part of such Annual Report on Form 10-K, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have been authorized to sign the subject Sarbanes-Oxley Certification if the Trustee were the Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Trustee Backup Certification"), substantially in the form of the subject Sarbanes-Oxley Certification, which Trustee Backup Certification
(i) shall include a statement acknowledging that the officer of the Trustee signing such certification has reviewed all Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Trustee that is signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K,
(iii) shall state, based on the knowledge of the officer of the Trustee signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Statements to Certificateholders for the relevant period covered by the subject Annual Report on Form 10-K and (iv) shall state, based on the knowledge of the officer of the Trustee signing such certification, that the


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

information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification includes all servicing information provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder (insofar as such servicing information was required to be delivered by the Master Servicer and/or the Special Servicer to the Trustee hereunder). The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it is required to deliver any Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Master Servicer is to be a Certifying Party with respect to the Sarbanes-Oxley Certification to be included as part of such Annual Report on Form 10-K, the Master Servicer shall cause the appropriate officer of the Master Servicer (i.e., the officer thereof that would have been authorized to sign the subject Sarbanes-Oxley Certification if the Master Servicer were the Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), substantially in the form of the subject Sarbanes-Oxley Certification, which Master Servicer Backup Certification (i) shall include a statement acknowledging that the officer of the Master Servicer signing such certification has reviewed all Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Master Servicer that is signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K, (iii) shall state, based on the knowledge of the officer of the Master Servicer signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, includes all information of such type required to be delivered to the Trustee under this Agreement for the relevant period covered by the subject Annual Report on Form 10-K, (iv) shall state that the officer of the Master Servicer signing such certification is responsible for reviewing the activities performed by the Master Servicer under this Agreement and, based upon the review required under this Agreement, and except as disclosed in the subject Annual Report on Form 10-K, the Master Servicer has fulfilled its obligations under this Agreement, and (v) the officer of the Master Servicer signing such certification has disclosed to the Depositor's certified public accountants and the accountants that are to deliver the Annual Accountants' Report in respect of the Master Servicer with respect to the relevant period covered by the subject Annual Report on Form 10-K all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement. The Master Servicer shall indemnify and hold harmless each Certifying Party and

Certifying Officer to whom it is required to deliver any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

          (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have been authorized to sign the subject Sarbanes-Oxley Certification if the Special Servicer were the Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Backup Certification"), substantially in the form of the subject Sarbanes-Oxley Certification, which Special Servicer Backup Certification (i) shall include a statement acknowledging that the officer of the Special Servicer signing such certification has reviewed all Subsequent Exchange Act Reports to be covered by the subject Sarbanes-Oxley Certification, (ii) shall state, based on the knowledge of the officer of the Special Servicer that is signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K, (iii) shall state, based on the knowledge of the officer of the Special Servicer signing such certification, that the information in the Subsequent Exchange Act Reports to be covered by such Sarbanes-Oxley Certification relating to servicing information, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and REO Properties, includes all information of such type required to be delivered to the Master Servicer or the Trustee for the relevant period covered by the subject Annual Report on Form 10-K, (iv) shall state that the officer of the Special Servicer signing such certification is responsible for reviewing the activities performed by the Special Servicer under this Agreement and, based upon the review required under this Agreement, and except as disclosed in the subject Annual Report on Form 10-K, the Special Servicer has fulfilled its obligations under this Agreement, and (v) the officer of the Special Servicer signing such certification has disclosed to the Depositor's certified public accountants and the accountants that are to deliver the Annual Accountants' Report in respect of the Special Servicer with respect to the relevant period covered by the subject Annual Report on Form 10-K all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement. The Special Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it is required to deliver any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject


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

Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, unless the Depositor is the Certifying Party, the Depositor shall provide such backup certification to each Certifying Party and Certifying Officer as shall be reasonably requested, but only insofar as such backup certification covers matters which are uniquely known to the Depositor, as opposed to the Trustee, the Master Servicer and/or the Special Servicer. The Depositor shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it is required to deliver any such backup certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such backup certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Depositor in connection with the performance by the Depositor of its duties hereunder.

          (j) No later than 15 days prior to the date on which the Trustee has indicated its intention to file the subject Annual Report on Form 10-K, the Depositor shall cause a firm of Independent Accountants to deliver an agreed-upon procedures letter to the Master Servicer (provided that the Master Servicer is to be the sole Certifying Party with respect to the Sarbanes-Oxley Certification to be included in such Annual Report on Form 10-K) verifying the accuracy in all material respects of that portion of the information in any Statements to Certificateholders to be covered by the related Sarbanes-Oxley Certification that was prepared by the Trustee, including any information included in the Statements to Certificateholders covered by such Sarbanes-Oxley Certification that relates to distributions on, and Certificate Principal Balances, Certificate Notional Amounts, Pass-Through Rates and other characteristics of, the Certificates.

          (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (l) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 8.15(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.


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


                                  ARTICLE IX

                                  TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                        Mortgage Loans.

          (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the Special Servicer of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any such Mortgage Loan that is an REO Loan), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall: (i) deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master


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


Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price; and
(ii) reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Custodian (on behalf of the Trustee) shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

          (c) The Sole Certificateholder(s) shall have the right to exchange all the of Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) shall elect to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Sole Certificateholder(s), not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee and/or any Fiscal Agent hereunder that may be withdrawn from the Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred to such account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

          (d) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase or other acquisition of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer, any Controlling Class Certificateholder(s) or the Sole Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

          (e) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders purchases, or the Sole Certificateholder(s) shall exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

               (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell/transfer all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

               (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

          SECTION 9.03. Westfarms Mall REO Property.

          References to "REO Property" and "REO Properties" in Section 9.01 and Section 9.02 shall mean, in the context of any Westfarms Mall REO Property, solely the Trust's interest in the Westfarms Mall REO Property.


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


                                   ARTICLE X

                           ADDITIONAL TAX PROVISIONS

          SECTION 10.01. Tax Administration.

          (a) Subject to Section 10.01(c), the Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by
Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

          (c) The Trustee shall prepare (or cause to be prepared), sign and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09) and all of the applicable income tax and other information returns for each Grantor Trust Pool and, if required on any future date pursuant to a change in applicable law, the Group Terrorism Insurance Policy Reserve Fund. For the avoidance of doubt, the Trustee shall prepare (or cause to be prepared), sign and file all Tax Returns in respect of each Loan REMIC only beginning with the taxable year ending December 31, 2002. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption


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as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. Except as contemplated by Section 3.17(a), the Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel (at the expense of the person requesting such action or non-action) to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Except as contemplated by Section 3.17(a), none of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

          (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (ii) any Fiscal Agent, if such tax arises out of or results from a breach by such Fiscal Agent of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); or (v) the Trust, out of the Trust Fund (exclusive of Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (ii) any Fiscal Agent,


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if such tax arises out of or results from a breach by such Fiscal Agent of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations hereunder (which breach constitutes negligence, bad faith or willful misconduct); or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor
Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

          (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

          (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 3.06) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (i) None of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except as contemplated by Section 2.03, 3.18 or 3.19(j) or otherwise in connection with (A) the foreclosure, default or reasonably foreseeable material default of the subject Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (B) the bankruptcy of any REMIC Pool, or (C) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than Permitted Investments acquired in connection with the investment of funds in an Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of


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"qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

          (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans and the Class Y Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (m) The Trustee, the Master Servicer and the Special Servicer shall comply with the terms of each Loan REMIC Declaration to the extent that such Loan REMIC Declaration is not inconsistent with the provisions of this Agreement.

          SECTION 10.02. Depositor, Master Servicer, Special Servicer and
                         Fiscal Agent to Cooperate with Trustee.

          (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (b) Each of the Master Servicer, the Special Servicer and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.


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


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the already existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool,
(v) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vi) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment (other than any amendment for any of the specific purposes described in clauses (iv) and (v) above) shall adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel to that effect addressed and delivered to each of the parties to this Agreement; and provided, further, that no such amendment shall significantly change the activities of the Trust.

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) significantly change the activities of the Trust without the consent of Holders of Certificates entitled to not less than 51% of all the Voting Rights (without taking into account Certificates held by the Depositor or any of its Affiliates and/or agents), or (iv) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall (except as expressly contemplated by clause (iii) of the prior sentence) be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an


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


Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. In addition, prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (addressed to each of the parties to this Agreement) stating that the execution of such amendment is authorized or permitted by this Agreement.

          (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only if (i) the Master Servicer determines in its reasonable good faith judgment that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) the Controlling Class Representative consents.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, telecopy number: (212) 816-8306; (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Attention: E.J. Burke, telecopy number: (816) 221-8848 (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iii) in the case of the Special Servicer, ARCap Special Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, Attention: Larry Duggins, telecopy number (972) 580-2808 (with a copy to Chris Crouch, ARCap Special Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, telecopy number (972) 580-1688); (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-3562, Attention: Corporate Trust Administration
(CMBS), Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2, telecopy number: (410) 715-2380; (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Commercial MBS Monitoring Department, telecopy number: (212) 553-0300; and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (vi) in the case of any Mortgage Loan Seller, the address for notices to it under the related Mortgage Loan Purchase Agreement; and (vii) in the case of the Column Performance Guarantor, the address for notices to it under the Column Performance Guarantee or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation, termination, merger or consolidation of the Master Servicer or the Special Servicer and the appointment of a successor;

               (iv) the appointment, resignation or removal of a Fiscal Agent;

               (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

               (vi) any repurchase of a Mortgage Loan by or on behalf of a Mortgage Loan Seller as contemplated by Section 2.03; and

               (vii) the final payment to any Class of Certificateholders.

          (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor; and

               (ii) any change in the location of the Collection Account.

          (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

               (ii) in the case of any Performing Serviced Mortgage Loan that constitutes one of the ten largest Mortgage Loans (by unpaid principal balance) in the Mortgage Pool and that is secured by a Mortgaged Property used for retail purposes, any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at the related Mortgaged Property or any change in the term of the lease for an anchor tenant at the related Mortgaged Property;

               (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool; and

               (iv) any defeasance of a Mortgage Loan or any material damage to a Mortgaged Property.

          (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

               (i) each of its Annual Performance Certifications;

               (ii) each of its Annual Accountants' Reports; and

               (iii) upon request, to the extent not already delivered, through hard copy format or electronic format, each report prepared pursuant to Section 3.09(e).

          (e) The Trustee shall promptly deliver to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website for Moody's) a copy of each Statement to Certificateholders, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders), subject to the timing requirements of Section 4.02(d). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website on a restricted basis to each Rating Agency.

          (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

          SECTION 11.10. Notices to Controlling Class Representative.

          The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies and to the extent not already delivered thereto pursuant to this Agreement.

          SECTION 11.11. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.


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


                                  ARTICLE XII

                  SERVICING OF THE WESTFARMS MALL LOAN GROUP
         FOLLOWING A WESTFARMS MALL CHANGE OF SERVICING CONTROL EVENT


          SECTION 12.01. General.

          (a) The terms of this Article XII shall apply only if and when a Westfarms Mall Change of Servicing Control Event shall occur, and shall remain in effect only for so long as the Westfarms Mall Mortgage Loan or any interest in any Westfarms Mall REO Property remains an asset of the Trust.

          (b) If and when a Westfarms Mall Change of Servicing Control Event shall occur, each of the Master Servicer and the Special Servicer shall diligently service and administer the Westfarms Mall Loan Group (and, with respect to the Special Servicer, any Westfarms Mall REO Property) as and when it is required to do so, pursuant to this Article XII on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the holders of the Westfarms Mall Companion Loans, taken as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Westfarms Mall Loan Group, the terms of the Westfarms Mall Intercreditor Agreements and, to the extent consistent with the foregoing, the Series 2002-CP3 Servicing Standard. Without limiting the foregoing, subject to
Section 12.14 hereunder, the Special Servicer shall be obligated to service and administer the Westfarms Mall Loan Group while a Series 2002-CP3 Servicing Transfer Event has occurred and is continuing with respect thereto and to service and administer any Westfarms Mall REO Property; provided that the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Westfarms Mall Mortgage Loan as if no Series 2002-CP3 Servicing Transfer Event had occurred with respect thereto or as if the Westfarms Mall Mortgaged Property had not become an REO Property, as the case may be, and to render such incidental services with respect to the Westfarms Mall Loan Group while any Series 2002-CP3 Servicing Transfer Event exists with respect thereto or while the Westfarms Mall Mortgaged Property constitutes an REO Property, as the case may be. Also without limiting the foregoing, the Master Servicer shall be obligated to service and administer the Westfarms Mall Loan Group prior to the occurrence of the Series 2002-CP3 Servicing Transfer Event and after all Series 2002-CP3 Transfer Events have ceased to exist, in either case with respect to the Westfarms Mall Loan Group. In connection with the foregoing, the Master Servicer and the Special Servicer shall have all right, power and authority granted to, and all duties and obligations imposed upon, the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to Section 3.01(b) and
Section 3.01(d) of the Series 2002-CP3 PSA, except that all references in such sections of the Series 2002-CP3 PSA to "Certificateholders" and "Trustee" shall be deemed to mean the "Certificateholders" and "Trustee", respectively, hereunder.

          (c) Whenever the Master Servicer or the Special Servicer is required to act under this Article XII in accordance with the Series 2002-CP3 Servicing Standard, such standard shall be applied with the following changes:


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


               (i) the reference to "Certificateholders" in clause (ii) of the first paragraph of Section 3.01(a) of the Series 2002-CP3 PSA shall be deemed a reference to the holder of the Westfarms Mall Pari Passu Companion Loan; and

               (ii) the reference to "Certificate" in subclause (iii)(b) of the first paragraph of Section 3.01(a) of the Series 2002-CP3 PSA shall be deemed a reference to any ownership interest in the Westfarms Mall Mortgage Loan or in either of the Westfarms Mall Companion Loans.

          In addition, even when the Master Servicer or the Special Servicer is required to act under this Article XII with respect to the Westfarms Mall Loan Group as if it constituted Serviced Mortgage Loans or any Westfarms Mall REO Property as if it constituted an Administered REO Property, the Series 2002-CP3 Servicing Standard (with the foregoing changes) will apply rather than the Servicing Standard hereunder.

          (d) The Controlling Class Representative shall, subject to Section 3.24(b) hereunder, be entitled to exercise all rights and powers that would otherwise be exercisable by the Series 2002-CP3 Directing Certificateholder in connection with the matters contemplated by this Article XII. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek direction or approval from, obtain the consent of or otherwise interact with the Series 2002-CP3 Directing Certificateholder in accordance with this Article XII, it shall, subject to Section 3.24(b) hereunder, instead notify, seek direction or approval from, obtain the consent of or otherwise interact with the Controlling Class Representative. The Controlling Class Representative shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Westfarms Mall Loan Group that would otherwise have been delivered to the Series 2002-CP3 Directing Certificateholder by the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, under the Series 2002-CP3 PSA.

          (e) To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek a ratings confirmation from or otherwise interact with the Series 2002-CP3 Rating Agencies in accordance with this Article XII, it shall instead notify, seek a ratings confirmation from or otherwise interact with the Rating Agencies, and any such ratings confirmation shall relate to the ratings on the Certificates issued hereunder. S&P and Moody's shall continue to be entitled to receive from each of the Master Servicer, the Special Servicer and the Trustee all reports, statements, documents, certifications, information and communications with respect to the Westfarms Mall Loan Group that it would otherwise have been entitled to receive from the Series 2002-CP3 Master Servicer, the Series 2002-CP3 Special Servicer and the Series 2002-CP3 Trustee, respectively, under the Series 2002-CP3 PSA.

          (f) Any Holder of a Class L, Class M, Class N, Class P, Class Q, Class S or Class T Certificate shall be entitled to exercise all rights and powers that would otherwise be exercisable by a Series 2002-CP3 Requesting Subordinate Certificateholder in connection with the matters contemplated by this Article XII. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify or otherwise interact with the Series 2002-CP3 Requesting Subordinate Certificateholders in accordance with this Article XII, it shall instead notify or otherwise interact with the Holders of the Class L, Class M, Class N, Class P, Class Q, Class S or Class T Certificates. The


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


Holders of the Class L, Class M, Class N, Class P, Class Q, Class S or Class T Certificates shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Westfarms Mall Loan Group that would otherwise have been delivered to the Series 2002-CP3 Requesting Subordinate Certificateholders by the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, under the Series 2002-CP3 PSA.

          SECTION 12.02. Collection of Loan Payments.

          (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to
Section 3.02(a), Section 3.02(c) and the first sentence of Section 3.02(d) of the Series 2002-CP3 PSA.

          (b) Amounts collected with respect to the Westfarms Mall Loan Group or any Westfarms Mall REO Property shall, subject to the Westfarms Mall Intercreditor Agreements, be applied as contemplated by Section 3.02(b) of the Series 2002-CP3 PSA.

          SECTION 12.03. Collection of Taxes, Assessments and Similar Items;
                         Servicing Accounts.

          (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to Section 3.03 of the Series 2002-CP3 PSA.

          (b) The Trustee and any Fiscal Agent shall have the same backup advancing obligation with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property as did the Series 2002-CP3 Trustee and the Series 2002-CP3 Fiscal Agent pursuant to Section 3.03 of the Series 2002-CP3 PSA.

          (c) Each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall be entitled to reimbursement of Advance Interest in respect of any advance made by it in accordance with this Article XII as if it had made such advance with respect to any Serviced Mortgage Loan or Administered REO Property.

          (d) For purposes of this Section 12.03, the reference to "Certificateholders" in the penultimate paragraph of Section 3.03(c) shall be deemed to be a reference to the holder of the Westfarms Mall Pari Passu Companion Loan and the reference to "Certificateholders" in the last paragraph of Section 3.03(c) of the Series 2002-CP3 PSA shall be deemed to be a reference to the Certificateholders hereunder.

          SECTION 12.04. Westfarms Mall Custodial Account.

          (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, solely with respect to the Westfarms Mall Loan Group, an Eligible Account for purposes of holding the same types of collections with respect to the Westfarms Mall Loan Group as were to be deposited into the Series 2002-CP3 Collection Account and such Eligible Account shall constitute the "Westfarms Mall Custodial Account". The Master Servicer shall, solely with respect to the Westfarms Mall Loan Group, make deposits to the Westfarms Mall Custodial Account in the same manner and at the same times as the Series 2002-CP3 Master Servicer would have made such deposits to the Series 2002-CP3 Collection Account pursuant to Section 3.04(a) of the Series 2002-CP3 PSA. In connection with the foregoing, the Master Servicer shall establish and maintain two subaccounts of the Westfarms Mall Custodial Account that are substantially similar to the Series 2002-CP3 Companion Loan Custodial Account and the Series 2002-CP3 A/B Loan Custodial Account, respectively. The Master Servicer shall deposit from the Westfarms Mall Custodial Account into the subaccount thereof that is substantially similar to the Series 2002-CP3 A/B Loan Custodial Account any amounts described in Section 3.04(a) of the Series 2002-CP3 PSA that are required to be paid to the holder of the Westfarms Mall Subordinate Companion Loan pursuant to the terms of the Westfarms Mall A/B Intercreditor Agreement, in each case on the same day as the deposit thereof into the Westfarms Mall Custodial Account. The subaccount of the Westfarms Mall Custodial Account that is substantially similar to the Series 2002-CP3 A/B Loan Custodial Account shall be held in trust for the benefit of the holder of the Westfarms Mall Subordinate Companion Loan and shall not be part of any REMIC created under this Agreement. The Master Servicer shall deposit from the Westfarms Mall Custodial Account into the subaccount thereof that is substantially similar to the Series 2002-CP3 Companion Loan Custodial Account any amounts described in
Section 3.04(a) of the Series 2002-CP3 PSA that are required to be paid to the holder of the Westfarms Mall Pari Passu Companion Loan pursuant to the terms of the Westfarms Mall A/A Intercreditor Agreement, in each case on the same day as the deposit thereof into the Westfarms Mall Custodial Account. The subaccount of the Westfarms Mall Custodial Account that is substantially similar to the Series 2002-CP3 Companion Loan Custodial Account (i) shall be held in trust for the benefit of the holder of the Westfarms Mall Pari Passu Companion Loan, (ii) shall not be part of any REMIC created under this Agreement, and (iii) for purposes of this Agreement, except as otherwise specified in Section 12.04(b), shall be administered such that all references to the holder of the "Companion Loan" with respect to such account under the Series 2002-CP3 PSA shall be deemed to be references to the holder of the Westfarms Mall Pari Passu Companion Loan.

          (b) The Master Servicer may, from time to time, make withdrawals from the Westfarms Mall Custodial Account and the various subaccounts thereof contemplated by Section 12.04(a) in respect of the Westfarms Mall Loan Group or any Westfarms Mall REO Property for the same purposes, in the same amounts and at the same times as the Series 2002-CP3 Master Servicer would have been permitted to make such withdrawals from the similar accounts/subaccounts pursuant to Section 3.05 of the Series 2002-CP3 PSA; provided that no withdrawals shall be made from the Westfarms Mall Custodial Account for purposes of making P&I Advances; and provided, further, that any remittance that would otherwise be required to be made to the holder of the Westfarms Mall Mortgage Loan shall be made through a transfer on the relevant date from the Westfarms Mall Custodial Account to the Collection Account; and provided, further, that any other remittances that would have been made pursuant to
Section 3.05(a)(i) of the Series 2002-CP3 PSA to the Series 2002-CP3 Trustee as the holder of the Westfarms Mall Pari Passu Companion Loan shall instead be remitted from the subaccount of the Westfarms Mall Custodial Account that is substantially similar to the Series 2002-CP3 Companion Loan Custodial Account to the holder of the Westfarms Mall Pari Passu Companion Loan pursuant to the second proviso of Section 3.05(a) of the Series 2002-CP3 PSA; and provided, further, that remittances to the holder of the Westfarms Mall Subordinate Companion Loan shall be made from the subaccount of the Westfarms Mall Custodial Account that is substantially similar to the Series 2002-CP3 A/B Loan Custodial Account pursuant to the first proviso of Section 3.05(a) of the Series 2002-CP3

PSA; and provided, further, that any withdrawals that would have been made pursuant to Section 3.05(a) of the Series 2002-CP3 PSA to pay compensation and/or interest on advances and/or to reimburse any costs or expenses incurred by a party to the Series 2002-CP3 PSA shall instead be paid or reimbursed, as the case may be, to the corresponding party under this Agreement. The Master Servicer shall account for all withdrawals from the Westfarms Mall Custodial Account and the various subaccounts thereof contemplated by Section 12.04(a) in the same manner as the Series 2002-CP3 Master Servicer is required to account for withdrawals from the similar accounts/subaccounts under the Series 2002-CP3 PSA.

          SECTION 12.05. Maintenance of Insurance Policies; Errors and
                         Omissions and Fidelity Coverage.

          (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to Sections 3.07(a), 3.07(b), 3.07(d), 3.07(e), 3.07(f), 3.07(g) and 3.07(h) of the Series 2002-CP3 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee", "Certificates" and/or "Certificateholders" in any such sections of the Series 2002-CP3 PSA shall be deemed to be references to the Trustee hereunder, the Certificates issued hereunder and the Certificateholders hereunder, respectively.

          (b) The obligations of the Master Servicer and the Special Servicer to maintain errors and omissions insurance and fidelity bond coverage pursuant to Section 3.07 hereunder shall, so long as this Article XII is in effect, be required to be in an amount that is calculated assuming that the Westfarms Mall Loan Group constitutes Serviced Mortgage Loans.

          SECTION 12.06. Enforcement of Due-on-Sale and Due-on-Encumbrance
                         Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

          The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to
Section 3.08 of the Series 2002-CP3 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee" and "Certificates" in such section of the Series 2002-CP3 PSA shall be deemed to be references to the Trustee hereunder and the Certificates issued hereunder, respectively. Furthermore, the references to "Trust REMIC" in Section 3.08(f) of the Series 2002-CP3 PSA shall be deemed to be references to a REMIC Pool hereunder.

          SECTION 12.07. Realization Upon Defaulted Mortgage Loans.

          (a) The Master Servicer and the Special Servicer shall, subject to
Section 3.29(c) of the Series 2002-CP3 PSA and, further, subject to Sections 3.09(b), 3.09(c) and 3.09(d) hereunder (applied as if the Westfarms Mall Loan Group constituted Serviced Mortgage Loans), perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property as did the Series 2002-CP3 Master Servicer and the


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


Series 2002-CP3 Special Servicer, respectively, pursuant to Section 3.09(a) of the Series 2002-CP3 PSA (taking into account that it is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Certificateholders" in Section 3.09(a) of the Series 2002-CP3 PSA shall be deemed to be references to the holder of the Westfarms Mall Pari Passu Companion Loan.

          (b) The Master Servicer and the Special Servicer shall have the same respective rights, duties and obligations with respect to the Westfarms Mall Loan Group as they do with respect to the Serviced Mortgage Loans under Sections 3.09(e), 3.09(f), 3.09(g) and 3.09(h) hereunder.

          SECTION 12.08. Mortgage Loan Documents.

          The Master Servicer and the Special Servicer shall obtain from the respective holders of the Westfarms Mall Mortgage Loan and the Westfarms Mall Companion Loans such documentation as is necessary to perform servicing and administration of the Westfarms Mall Loan Group. If and to the extent that the Trustee holds any loan documents with respect to the Westfarms Mall Loan Group, and if the Westfarms Mall Loan Group is being serviced under this
Article XII, then the Trustee is authorized to release any or all of those loan documents to the Master Servicer and the Special Servicer under the same circumstances as it would release such Mortgage Loan Documents to the Master Servicer or the Special Servicer, as the case may be, with respect to a Serviced Mortgage Loan.

          SECTION 12.09. Servicing Compensation.

          The Master Servicer and the Special Servicer shall be entitled, for performing their respective servicing and administration duties with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property, to the same compensation as would the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer pursuant to Section 3.11 of the Series 2002-CP3 PSA.

          SECTION 12.10. Reports and Statements.

          (a) The Master Servicer and the Special Servicer each shall, with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property, prepare or obtain, as applicable, and deliver to the Trustee, the holder of the Westfarms Mall Pari Passu Companion Loan and the holder of the Westfarms Mall Subordinate Companion Loan any and all reports, statements, documentation and other information as are required to be delivered by the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, to the holder of the Westfarms Mall Mortgage Loan, the Series 2002-CP3 Trustee and the holder of the Westfarms Mall Subordinate Companion Loan, respectively, pursuant to Section 3.12 of the Series 2002-CP3 PSA.

          (b) The Master Servicer and the Special Servicer each shall, with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property, prepare or obtain, as applicable, and deliver to each other any and all reports, statements, documentation and other information as are required to be delivered by the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer to each other pursuant to Section 3.12 of the Series 2002-CP3 PSA.


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


          SECTION 12.11. Annual Statement as to Compliance; Reports by
                         Independent Public Accountants; Access to Certain Information.

          The Master Servicer and the Special Servicer shall, in fulfilling their obligations pursuant to Sections 3.13, 3.14 and 3.15 hereunder, take into account their respective obligations under this Article XII and treat the Westfarms Mall Loan Group as Serviced Mortgage Loans and any Westfarms Mall REO Property as an Administered REO Property.

          SECTION 12.12. Westfarms Mall REO Property.

          If the Westfarms Mall Mortgaged Property becomes an REO Property, then the Westfarms Mall REO Property shall be serviced and administered under
Section 3.16, Section 3.17, Section 3.18(d), Section 3.18(e) and Section 3.18(f) hereunder as if it were an Administered REO Property; except that (i) it is hereby acknowledged that such REO Property and any related account in the nature of an REO Account would be held on behalf of the Certificateholders and the respective holders of the Westfarms Mall Companion Loans, as their interests may appear, (ii) the account contemplated by the immediately preceding clause (i) shall not include any amounts in respect of any other REO Property and (iii) any transfers from the account contemplated by clause (i) above that would in accordance with Section 3.16 hereunder ordinarily be made to the Collection Account shall instead be made to the Westfarms Mall Custodial Account.

          SECTION 12.13. Modifications, Waivers, Amendments and Consents;
                         Inspections; Appraisals; Lock-Box Accounts and Servicing Accounts; and Other Additional Obligations.

          The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to
Section 3.19, Section 3.20, Section 3.27, Section 3.29(b), Section 3.29(f) and
Section 3.29(g) of the Series 2002-CP3 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee" and "Certificates" in such sections of the Series 2002-CP3 PSA shall be deemed to be references to the Trustee hereunder and the Certificates issued hereunder, respectively. In addition, any references to "Certificate Owners of the Controlling Class" in such sections of the Series 2002-CP3 PSA shall be deemed to be references to the Controlling Class Representative hereunder. Furthermore, the references to "Certificateholders" in Section 3.20(c) and Section 3.20(e) of the Series 2002-CP3 PSA shall be deemed to be references to the holder of the Westfarms Mall Pari Passu Companion Loan.

          SECTION 12.14. Transfer of Servicing Between Master Servicer and
                         Special Servicer; Record Keeping; Asset Status Report.

          The Master Servicer and the Special Servicer shall perform all such duties and obligations, including the transfer of servicing, and have all such right, power and authority with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to Section 3.21 of the Series 2002-CP3 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder); provided that, consistent with Section 12.01(d) hereunder, all references to "Directing Certificateholder" in Section 3.21(e) of the Series 2002-CP3 PSA shall be deemed to be references to the Controlling Class

Representative and any and all rights of the holder of the Westfarms Mall Mortgage Loan contemplated by Section 3.21(e) of the Series 2002-CP3 PSA shall instead be exercised by the holder of the Westfarms Mall Pari Passu Companion Loan. Any references to "Trustee", "Fiscal Agent", "Depositor" and "Certificateholders" in Section 3.21 of the Series 2002-CP3 PSA shall be deemed to be references to the Trustee, Fiscal Agent, Depositor and Certificateholders, respectively, hereunder. In addition, any references to "Trust REMIC" in Section 3.21 of the Series 2002-CP3 PSA shall be deemed to be references to a REMIC Pool hereunder.

          SECTION 12.15. Sub-Servicing.

          Each of the Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Article XII to the same extent, and subject to the same terms, conditions and limitations, as would be applicable to entering into Sub-Servicing Agreements with respect to the Serviced Mortgage Loans under Section 3.22 hereunder.

          SECTION 12.16. Rights of the Holder of the Westfarms Mall
                         Subordinate Companion Loan.

          The respective parties hereto recognize and acknowledge the rights of the holder of the Westfarms Mall Subordinate Companion Loan provided for under the Series 2002-CP3 PSA, including under Section 3.32 thereof, and under the Westfarms Mall A/B Intercreditor Agreement. The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer and the Series 2002-CP3 Special Servicer, respectively, pursuant to Section 3.32 of the Series 2002-CP3 PSA.

          SECTION 12.17. P&I Advances.

          The Master Servicer shall have the same advancing obligations with respect to the Westfarms Mall Loan Group as did the Series 2002-CP3 Master Servicer under Section 4.03 of the Series 2002-CP3 PSA.

          SECTION 12.18. Limitation on Liability; Certain Indemnities.

          Solely insofar as it relates to the matters contemplated by this
Article XII, Section 6.03 of the Series 2002-CP3 PSA is incorporated herein by reference and made a part hereof; provided that capitalized terms that are used therein and are defined in this Agreement shall have the respective meanings assigned thereto in this Agreement; and provided, further, that the terms "Companion Loan" and "B Note", as used therein, shall be deemed to mean the Westfarms Mall Pari Passu Companion Loan and the Westfarms Mall Subordinate Companion Loan, respectively. Section 6.03 of this Agreement shall not be applicable to, and is replaced in its entirety with respect to, the matters contemplated by this Article XII.

          SECTION 12.19. Events of Default.

          (a) If any Event of Default shall occur hereunder that materially and adversely affects the rights and interests of the holder of the Westfarms Mall Pari Passu Companion Loan, then such


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


holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as did the holder of the Westfarms Mall Mortgage Loan upon the occurrence of a Series 2002-CP3 Event of Default.

          (b) If any Event of Default shall occur hereunder that materially and adversely affects the rights and interests of the holder of the Westfarms Mall Subordinate Companion Loan, then such holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as it did upon the occurrence of a Series 2002-CP3 Event of Default.

          (c) In the event that the Master Servicer or the Special Servicer may be terminated under this Section 12.19, but is not otherwise terminated under Article VII hereof, then such party shall be replaced solely as to its duties and obligations, and its right, power and authority, with respect to the Westfarms Mall Loan Group and any Westfarms Mall REO Property, and all references to "Master Servicer" or "Special Servicer" in this Article XII shall be deemed to refer to its successor under this Article XII. Articles I through XI hereof shall apply to such successor master servicer or special servicer, as applicable, but only to the extent that they would if the Westfarms Mall Loan Group and/or any Westfarms Mall REO Property were the only asset being serviced and administered hereunder and there were no Serviced Mortgage Loans or Administered REO Properties. The Master Servicer or Special Servicer, as the case may be, that was so replaced with respect to the Westfarms Mall Loan Group and/or any Westfarms Mall REO Property shall continue to have the same duties and obligations, and the same right, power and authority, with respect to the Serviced Mortgage Loans and/or any Administered REO Properties that it otherwise would without regard to this
Article XII, and Articles I through XI hereof shall apply to such replaced Master Servicer or Special Servicer, as the case may be, as if this Article XII did not exist.

          SECTION 12.20. Amendments to the Series 2002-CP3 PSA.

          All references to the Series 2002-CP3 PSA throughout this Article XII are intended to be references to such agreement as in effect on the Closing Date, with such amendments and modifications as either (i) have been agreed to by the Trustee in accordance with Article XI hereof or (ii) do not materially and adversely affect the interests of the holder of the Westfarms Mall Mortgage Loan.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                           SALOMON BROTHERS MORTGAGE SECURITIES
                           VII, INC.,
                             as Depositor

                           By:
                                ------------------------------------------------
                           Name:
                           Title:



                           KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                           d/b/a KEY COMMERCIAL MORTGAGE,
                             as Master Servicer

                           By:
                                ------------------------------------------------
                           Name:
                           Title:



                           ARCAP SPECIAL SERVICING, INC.,
                             as Special Servicer

                           By:
                                ------------------------------------------------
                           Name:
                           Title:



                           WELLS FARGO BANK MINNESOTA, N.A.,
                             as Trustee

                           By:
                                ------------------------------------------------
                           Name:
                           Title:

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


          On the ______ day of September 2002, before me, a notary public in and for said State, personally appeared _____________________________, personally known to me to be a _______________________________ of SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      ----------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


          On the ______ day of September 2002, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEY COMMERCIAL MORTGAGE, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      ----------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


          On the ______ day of September 2002, before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ________________________ of ARCAP SPECIAL SERVICING, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      ----------------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


          On the ______ day of September 2002, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      ----------------------------------------
                                                Notary Public

[Notarial Seal]

                                  EXHIBIT A-1

                     FORM OF CLASS X-1 AND X-2 CERTIFICATES


        CLASS [X-1] [X-2] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2002-KEY2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  Variable                     Class Notional Amount of the Class [X-1] [X-2]
                                                 Certificates as of the Closing Date:
                                                 $________________

Closing Date:  September 26, 2002                Initial Certificate Notional Amount of this
                                                 Certificate as of the Closing Date:
                                                 $_______________

First Distribution Date:  October 18, 2002       Aggregate Stated Principal Balance of the Mortgage
                                                 Loans as of the Closing Date ("Initial Pool
                                                 Balance"):  $___________

Master Servicer:                                 Trustee:
KeyCorp Real Estate Capital Markets, Inc.        Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage


Special Servicer:
ARCap Special Servicing, Inc.

Certificate No. [X-1] [X-2]-___                  CUSIP No.:  ________________
                                                 Common Code:  ________________
                                                 ISIN No.:  ________________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. D/B/A KEY COMMERCIAL MORTGAGE, ARCAP SPECIAL SERVICING, INC., WELLS FARGO BANK MINNESOTA, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



                                    A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [X-1] [X-2] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [X-1] [X-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [X-1] [X-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of



                                    A-1-3
advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in that Global Certificate.

          Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such



                                    A-1-4
transfer substantially in the form attached as Exhibit F-1C to the Agreement,
(ii) such transferee certification and/or opinion as are contemplated above with respect to transfers of this Certificate in definitive form and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate, and cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [X-1] [X-2] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any party responsible for servicing the Westfarms Mall Mortgage Loan or Westfarms Mall REO Property or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts



                                    A-1-5
and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate or any interest herein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all



                                    A-1-6
the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-1-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [X-1] [X-2] Certificates referred to in the within-mentioned Agreement.

Dated:


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory



                                    A-1-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:


                            ___________________________________________________
                            Signature by or on behalf of Assignor



                            ___________________________________________________
                            Signature Guaranteed




                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ___________________________________________________________.

          Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to __________________________________. This information is provided by
____________________________________, the Assignee named above, or
________________________________, as its agent.



                                    A-1-9

                                  EXHIBIT A-2

          FORM OF CLASS A-1, A-2, A-3, B, C, D, E AND F CERTIFICATES


 CLASS [A-1] [A-2] [A-3] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATE, SERIES 2002-KEY2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:                               Class Principal Balance of the Class [A-1]
[___% per annum] [Variable]                      [A-2] [A-3] [B] [C] [D] [E] [F] Certificates as of
                                                 the Closing Date:
                                                 $_______________

Closing Date:  September 26, 2002                Initial Certificate Principal Balance of
                                                 this Certificate as of the Closing Date:
                                                 $_______________

First Distribution Date:  October 18, 2002       Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date ("Initial
                                                 Pool Balance"): $_______________
Master Servicer:
KeyCorp Real Estate Capital Markets, Inc.        Trustee:
d/b/a Key Commercial Mortgage                    Wells Fargo Bank Minnesota, N.A.


Special Servicer:
ARCap Special Servicing, Inc.

Certificate No. [A-1] [A-2] [A-3] [B]            CUSIP No.:  ________________
[C] [D] [E] [F]-

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. D/B/A KEY COMMERCIAL MORTGAGE, ARCAP SPECIAL SERVICING, INC., WELLS FARGO BANK MINNESOTA, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[SOLELY IN THE CASE OF THE CLASS B, C, D, E AND F CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] [F] Certificates (their "Class Principal Balance") as of the



                                    A-2-2

Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] [F] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] [F] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.



                                    A-2-3

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii)



                                    A-2-4
the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory



                                    A-2-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:


                            ___________________________________________________
                            Signature by or on behalf of Assignor



                            ___________________________________________________
                            Signature Guaranteed




                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ___________________________________________________________.

          Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to __________________________________. This information is provided by
____________________________________, the Assignee named above, or
________________________________, as its agent.



                                    A-2-7

                                  EXHIBIT A-3

          FORM OF CLASS H, J, K, L, M, N, P, Q, S AND T CERTIFICATES


 CLASS [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATE, SERIES 2002-KEY2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:                               Class Principal Balance of the Class [H] [J] [K]
[___% per annum] [Variable]                      [L] [M] [N] [P] [Q] [S] [T] Certificates as of the
                                                 Closing Date:
                                                 $____________________

Closing Date: September 26, 2002                 Initial Certificate Principal Balance of this
                                                 Certificate as of the Closing Date:  $_________________

First Distribution Date:  October 18, 2002       Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date ("Initial
                                                 Pool Balance"): $____________________
Master Servicer:
KeyCorp Real Estate Capital Markets, Inc.        Trustee:
d/b/a Key Commercial Mortgage                    Wells Fargo Bank Minnesota, N.A.


Special Servicer:
ARCap Special Servicing, Inc.

Certificate No. [H] [J] [K] [L] [M] [N] [P] [Q]  CUSIP No.:  ___________
[S] [T]-____                                     Common Code:  ___________
                                                 ISIN No.:  ___________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. D/B/A KEY COMMERCIAL MORTGAGE, ARCAP SPECIAL SERVICING, INC., WELLS FARGO BANK MINNESOTA N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A



                                    A-3-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] is registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if



                                    A-3-3
established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a



                                    A-3-4

Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery other than in the form of an interest in that Global Certificate.

          Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) such transferee certification and/or opinion as are contemplated above with respect to transfers of this Certificate in definitive form and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate, and cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any party responsible for servicing the Westfarms Mall Mortgage Loan or Westfarms Mall REO Property or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain



                                    A-3-5
from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)
X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate or any interest herein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in



                                    A-3-6
the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-3-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates referred to in the within-mentioned Agreement.
Dated:


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory



                                    A-3-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:


                            ___________________________________________________
                            Signature by or on behalf of Assignor



                            ___________________________________________________
                            Signature Guaranteed




                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ___________________________________________________________.

          Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to __________________________________. This information is provided by
____________________________________, the Assignee named above, or
________________________________, as its agent.



                                    A-3-9

                                  EXHIBIT A-4

                         FORM OF CLASS Y CERTIFICATES


             CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               SERIES 2002-KEY2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Closing Date: September 26, 2002                 Percentage Interest evidenced by this Class Y
                                                 Certificate:  ______%

First Distribution Date: October 18, 2002        Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date ("Initial
                                                 Pool Balance"): $________________
Master Servicer:
KeyCorp Real Estate Capital Markets, Inc.        Trustee:
d/b/a Key Commercial Mortgage                    Wells Fargo Bank Minnesota, N.A.


Special Servicer:
ARCap Special Servicing, Inc.

Certificate No. Y-___                            CUSIP No.:  ________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. D/B/A KEY COMMERCIAL MORTGAGE, ARCAP SPECIAL SERVICING, INC., WELLS FARGO BANK MINNESOTA, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class Y Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued



                                    A-4-2
under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class Y Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate



                                    A-4-3

Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for



                                    A-4-4
registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.



                                    A-4-5

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-4-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:__________________________________________
                               Authorized Signatory



                                    A-4-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:


                            ___________________________________________________
                            Signature by or on behalf of Assignor



                            ___________________________________________________
                            Signature Guaranteed




                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ___________________________________________________________.

          Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to __________________________________. This information is provided by
____________________________________, the Assignee named above, or
________________________________, as its agent.



                                    A-4-8

                                  EXHIBIT A-5

                         FORM OF CLASS R CERTIFICATES


             CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2002-KEY2


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Closing Date: September 26, 2002                 Percentage Interest evidenced by this Class R
                                                 Certificate: ___%

First Distribution Date: October 18, 2002        Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date ("Initial
                                                 Pool Balance"): $___________________
Master Servicer:
KeyCorp Real Estate Capital Markets, Inc.        Trustee:
d/b/a Key Commercial Mortgage                    Wells Fargo Bank Minnesota, N.A.


Special Servicer:
ARCap Special Servicing, Inc.

Certificate No. R-__                             CUSIP No.:  _______________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. D/B/A KEY COMMERCIAL MORTGAGE, ARCAP SPECIAL SERVICING, INC., WELLS FARGO BANK MINNESOTA, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL BE DEEMED NOT TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.



                                    A-5-2

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                    A-5-3

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of



                                    A-5-4
any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective



                                    A-5-5

Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Non-United States Person" and/or a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person. In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

          A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.



                                    A-5-6

          The Depositor, the Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                    A-5-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                            WELLS FARGO BANK MINNESOTA, N.A.
                            not in its individual capacity but solely as Certificate Registrar


                            By:_________________________________________
                               Authorized Signatory



                                    A-5-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



Dated:


                            ___________________________________________________
                            Signature by or on behalf of Assignor



                            ___________________________________________________
                            Signature Guaranteed




                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ___________________________________________________________.

          Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to __________________________________. This information is provided by
____________________________________, the Assignee named above, or
________________________________, as its agent.



                                    A-5-9

                                  EXHIBIT B-1A

                        SCHEDULE OF SBRC MORTGAGE LOANS


                            [See Attached Schedule]



                                    B-1A-1

                                                   Schedule of SBRC Mortgage Loans


Control                                                Loan       Loan
Number             Loan/Property Name                 Number     Seller              Property Address                    City
-------  -----------------------------------------  ----------- --------  --------------------------------------  -----------------

101      Exchange Place                             7001724      SBRC     53 State Street                         Boston

-----------------------------------------------------------------------------------------------------------------------------------
106      The Commons and Greentree Apartments       7003343      SBRC
106a     Greentree Apartments                       7003343a              5201 North Dixie Highway                Oakland Park
106b     The Commons Apartments                     7003343b              3408 Lancaster Court                    Tampa
-----------------------------------------------------------------------------------------------------------------------------------
107      Del Oro Apartments                         7003339      SBRC     7001-7081 Northwest 16th Street         Ft. Lauderdale
108      Country Club Villas Apartments             7003346      SBRC     4450 Ridgemont Drive                    Abilene
109      Royal Crest Apartments                     7003350      SBRC     1909 Sybil Lane                         Tyler
111      Wilton Executive Campus                    7003003      SBRC     11-15 River Road & 21 River Road        Wilton
112      Berlin Circle Plaza                        7002858      SBRC     116 Walker Avenue                       West Berlin
113      Northlake Apartments                       7004458      SBRC     12622 Grey Eagle Court                  Germantown
114      The Aventine Apartments                    7003330      SBRC     3257 South Parker Road                  Denver
115      Cedar Crest Apartments                     7004284      SBRC     2050 West 10th Avenue                   Broomfield
116      Villas at Sunrise Mountain                 7004771      SBRC     6360 East Sahara Avenue                 Las Vegas
117      The Shops at Town Center                   7003378      SBRC     19700-19738 Germantown Road             Germantown

120      Overlook at Central Pointe                 7003983      SBRC     801 Northwest 47th Avenue               Miami
121      Reserve at Jacksonville Commons            7002525      SBRC     500 Talon Drive                         Jacksonville
122      Oak Mill Apartments                        7004456      SBRC     20010 Frederick Road                    Germantown
123      Plaza de Hacienda                          7004294      SBRC     1735-1869 Hacienda Boulevard            La Puente
124      Shenandoah Square                          7003587      SBRC     13600-13802 West State Road 84          Davie
126      Heritage Mall                              7003287      SBRC     1895 14th Avenue Southeast              Albany
127      Seekonk Crossing                           7003996      SBRC     145-201 Highland Avenue                 Seekonk
128      Pines of Northwest Crossing Apartments     7005181      SBRC     7200 Pinemont Drive                     Houston
130      Three Fountain Apartments                  7003564      SBRC     2208 Lester Northeast                   Albuquerque
133      Phoenix Hazeltree Apartments               7004177      SBRC     2928 East Osborn Road                   Phoenix
134      Parker Towne Centre                        7001097      SBRC     3320 Avenue K                           Plano
135      Food 4 Less                                7002471      SBRC     12222 Carson Street                     Hawaiian Gardens
136      AAA Quality Storage-Long Beach             7003632      SBRC     3390 Long Beach Boulevard               Long Beach
137      Chatsworth Imperial Mobile Home Park       6602999      SBRC     20652 Lassen Street                     Chatsworth
140      Oak Tree Plaza Shopping Center             7004072      SBRC     1435-1449 Loop 288 South                Denton

141      202 Tillary Street                         7004263      SBRC     202 Tillary Street                      Brooklyn
143      Dana Point Marina Mobile Home Park         6603000      SBRC     34202 Del Obispo Road                   Dana Point
144      Parkview Towers Apartments                 7003565      SBRC     27200 Parkview Boulevard                Warren
146      Broad Creek Crossing Shopping Center       7003456      SBRC     1209-1241 North Military Highway        Norfolk
147      Country Woods Village                      7001600      SBRC     7450 Country Village Drive              Cleves
148      Lincoln Plaza Shopping Center              7003332      SBRC     2915-2995 Van Buren Boulevard           Riverside
149      East-West Medical Center                   7001423      SBRC     2081 Mesa Valley Way                    Austell
150      Phoenix Square Apartments                  7004056      SBRC     7000 Phoenix Avenue Northeast           Albuquerque
152      Villatree Apartments                       7003667      SBRC     1750 South Price Road                   Tempe
153      Hubbard's Ridge                            7003586      SBRC     4351 Point Boulevard                    Garland
154      Three Fountains III Apartments             6603083      SBRC     1617 Fountainview Drive                 Houston
155      Normandy Business Center                   7001555      SBRC     1225 West 190th Street                  Gardena
156      Addison Plaza                              7003050      SBRC     3711-3771 Belt Line Road                Addison
157      Northbrook Atrium Plaza Office Building    7003969      SBRC     2351 West Northwest Highway             Dallas
161      Oxford Crest Apartments                    7004350      SBRC     1400 Boren Avenue                       Seattle
163      35 Engel Street                            6601322      SBRC     35 Engel Street                         Hicksville

164      Northwest Plaza Shopping Center            6603456      SBRC     U.S. Highway 51                         Senatobia


                                                  Property
Control                           Property        Size Unit
Number    State     Zip Code        Size            Type
-------  -------  ------------  -------------  --------------

101        MA          02109       1,121,606           SF

-------------------------------------------------------------
106                                     496
106a       FL          33334            296          Units
106b       FL          33614            200          Units
-------------------------------------------------------------
107        FL          33313            174          Units
108        TX          79606            258          Units
109        TX          75703            128          Units
111        CT          06897        188,130           SF
112        NJ          08091        285,263           SF
113        MD          20874            301          Units
114        CO          80014            334          Units
115        CO          80020            282          Units
116        NV          89142            302          Units
117        MD          20874        107,048           SF

120        FL          33126            351          Units
121        NC          28546            263          Units
122        MD          20876            207          Units
123        CA          91744        127,132           SF
124        FL          33325        119,332           SF
126        OR          97321        269,526           SF
127        MA          02771        213,994           SF
128        TX          77040            412          Units
130        NM          87112            410          Units
133        AZ          85016            310          Units
134        TX          75074        208,794           SF
135        CA          90716         58,944           SF
136        CA          90807         95,256           SF
137        CA          91311            184          Pads
140        TX          76205         69,263           SF

141        NY          11201         65,583           SF
143        CA          92629             90          Pads
144        MI          48092            156          Units
146        VA          23502         66,796           SF
147        OH          45002            100          Units
148        CA          92503         59,988           SF
149        GA          30106         41,398           SF
150        NM          87110            122          Units
152        AZ          85281            150          Units
153        TX          75043            196          Units
154        TX          77057            199          Units
155        CA          90248         76,635           SF
156        TX          75001         32,114           SF
157        TX          75220        140,248           SF
161        WA          98101             63          Units
163        NY          11801        120,280           SF

164        MS          38668         50,900           SF




                                                               B-1A-2

                                                  Schedule of SBRC Mortgage Loans

                                                                              Cross
                                                                         Collateralized
                                                                             Mortgage
                                                      Cross                 Loan Group
                                                  Collateralized            Aggregate
                                                    (Mortgage             Cut-Off Date                       Original
Control                                                Loan                 Principal       Ownership        Principal     Mortgage
Number        Loan/Property Name                      Group)                 Balance        Interest          Balance        Rate
-------  -------------------------------------  ------------------    ------------------  -------------  ---------------- --------
101      Exchange Place                                 No                153,096,151      Leasehold         165,000,000    6.91%

-----------------------------------------------------------------------------------------------------------------------------------
106      The Commons and Greentree Apartments         Yes (X1)             40,241,559                         21,200,000    7.39%
106a     Greentree Apartments                                                              Fee Simple
106b     The Commons Apartments                                                            Fee Simple
-----------------------------------------------------------------------------------------------------------------------------------
107      Del Oro Apartments                           Yes (X1)             40,241,559      Fee Simple          8,760,000    7.39%
108      Country Club Villas Apartments               Yes (X1)             40,241,559      Fee Simple          7,520,000    7.39%
109      Royal Crest Apartments                       Yes (X1)             40,241,559      Fee Simple          2,964,000    7.39%
111      Wilton Executive Campus                        No                 24,430,112      Fee Simple         24,634,000    7.96%
112      Berlin Circle Plaza                            No                 19,984,902      Fee Simple         20,135,000    7.10%
113      Northlake Apartments                           No                 19,803,900      Fee Simple         19,872,000    7.15%
114      The Aventine Apartments                        No                 19,248,639      Fee Simple   19,390,885.44 (d)   6.95%
115      Cedar Crest Apartments                         No                 16,944,314      Fee Simple         17,000,000    7.33%
116      Villas at Sunrise Mountain                     No                 16,465,347      Fee Simple         16,500,000    6.97%

117      The Shops at Town Center                       No                 16,000,000      Fee Simple         16,000,000    7.34%
120      Overlook at Central Pointe                     No                 14,263,571      Fee Simple         14,300,000    7.24%
121      Reserve at Jacksonville Commons                No                 13,964,829      Fee Simple         14,000,000    7.29%
122      Oak Mill Apartments                            No                 13,600,749      Fee Simple         13,648,000    7.11%
123      Plaza de Hacienda                              No                 12,959,763      Fee Simple         13,000,000    7.54%
124      Shenandoah Square                              No                 12,934,050      Fee Simple         13,000,000    7.33%
126      Heritage Mall                                  No                 12,384,773      Fee Simple         12,500,000    7.17%
127      Seekonk Crossing                               No                 12,331,089      Fee Simple         12,400,000    7.41%
128      Pines of Northwest Crossing Apartments         No                 10,983,360      Fee Simple         11,000,000    6.35%

130      Three Fountain Apartments                      No                 10,177,880      Fee Simple         10,240,000    7.03%
133      Phoenix Hazeltree Apartments                   No                  8,976,172      Fee Simple          9,000,000    7.10%
134      Parker Towne Centre                            No                  8,382,039      Fee Simple          8,500,000    7.72%
135      Food 4 Less                                    No                  8,054,457      Fee Simple          8,100,000    7.36%
136      AAA Quality Storage-Long Beach                 No                  7,259,432      Fee Simple          7,300,000    7.41%
137      Chatsworth Imperial Mobile Home Park           No                  7,243,657      Fee Simple          7,440,000    7.82%

140      Oak Tree Plaza Shopping Center                 No                  6,086,340      Fee Simple          6,100,000    7.69%
141      202 Tillary Street                             No                  5,970,564      Fee Simple          6,000,000    7.74%
143      Dana Point Marina Mobile Home Park             No                  5,426,235      Fee Simple          5,600,000    7.37%
144      Parkview Towers Apartments                     No                  5,327,484      Fee Simple          5,360,000    7.03%
146      Broad Creek Crossing Shopping Center           No                  5,067,562      Leasehold           5,100,000    7.26%

147      Country Woods Village                          No                  4,937,313      Fee Simple          5,000,000    7.15%
148      Lincoln Plaza Shopping Center                  No                  4,840,871      Fee Simple          4,866,000    7.25%
149      East-West Medical Center                       No                  4,763,378      Fee Simple          4,800,000    7.35%
150      Phoenix Square Apartments                      No                  4,743,646      Fee Simple          4,760,000    7.14%
152      Villatree Apartments                           No                  4,615,286      Fee Simple          4,640,000    7.11%
153      Hubbard's Ridge                                No                  4,572,973      Fee Simple          4,600,000    7.17%
154      Three Fountains III Apartments                 No                  4,557,766      Fee Simple          4,600,000    7.90%
155      Normandy Business Center                       No                  4,448,759      Fee Simple          4,500,000    7.55%
156      Addison Plaza                                  No                  4,390,830      Fee Simple          4,425,000    7.30%
157      Northbrook Atrium Plaza Office Building        No                  4,288,069      Fee Simple          4,300,000    7.94%
161      Oxford Crest Apartments                        No                  3,590,469      Fee Simple          3,600,000    7.10%

163      35 Engel Street                                No                  3,024,623      Fee Simple          3,360,000    7.15%
164      Northwest Plaza Shopping Center                No                  2,937,849      Fee Simple          3,000,000    8.31%


                                   Interest                                        Anticipated      Scheduled
Control Administrative   Rate       Accrual                          Note           Repayment       Maturity
Number   Fee Rate        Type       Method        Loan Type          Date             Date            Date
-------  ------------  --------  -------------  -------------  ---------------   -------------   -------------
101       0.06%         Fixed     Actual/360        ARD            04/01/98       03/31/08         03/31/23

--------------------------------------------------------------------------------------------------------------
106       0.06%         Fixed     Actual/360       Balloon         01/17/02         NAP            02/01/12
106a
106b
--------------------------------------------------------------------------------------------------------------
107       0.06%         Fixed     Actual/360       Balloon         01/17/02         NAP            02/01/12
108       0.06%         Fixed     Actual/360       Balloon         01/17/02         NAP            02/01/12
109       0.06%         Fixed     Actual/360       Balloon         01/17/02         NAP            02/01/12
111       0.08%         Fixed     Actual/360       Balloon         06/06/01         NAP            07/01/11
112       0.06%         Fixed     Actual/360       Balloon         10/24/01         NAP            11/01/11
113       0.07%         Fixed     Actual/360       Balloon         03/21/02         NAP            04/01/12
114       0.06%         Fixed     Actual/360       Balloon         01/15/02         NAP            10/01/08
115       0.10%         Fixed     Actual/360       Balloon         04/01/02         NAP            04/01/12
116       0.08%         Fixed     Actual/360       Balloon         05/02/02         NAP            06/01/12
                                                   Partial IO
117       0.10%         Fixed     Actual/360       Balloon         03/28/02         NAP            04/01/12
120       0.06%         Fixed     Actual/360       Balloon         04/11/02         NAP            05/01/12
121       0.06%         Fixed     Actual/360       Balloon         04/09/02         NAP            05/01/12
122       0.07%         Fixed     Actual/360       Balloon         03/21/02         NAP            04/01/12
123       0.10%         Fixed     Actual/360       Balloon         03/21/02         NAP            04/01/12
124       0.09%         Fixed     Actual/360       Balloon         01/31/02         NAP            02/01/12
126       0.09%         Fixed     Actual/360       Balloon         12/03/01         NAP            01/01/12
127       0.07%         Fixed     Actual/360       Balloon         12/28/01         NAP            01/01/12
128       0.06%         Fixed     Actual/360       Balloon         07/01/02         NAP            07/01/07

130       0.06%         Fixed     Actual/360       Balloon         12/11/01         NAP            01/01/12
133       0.06%         Fixed     Actual/360       Balloon         04/30/02         NAP            05/01/12
134       0.11%         Fixed     Actual/360       Balloon         11/27/00         NAP            12/01/10
135       0.08%         Fixed     Actual/360       Balloon         12/19/01         NAP            01/01/12
136       0.10%         Fixed     Actual/360       Balloon         12/13/01         NAP            01/01/07
137       0.06%         Fixed     Actual/360       Balloon         05/10/99         NAP            06/01/09

140       0.06%         Fixed     Actual/360       Balloon         04/05/02         NAP            05/01/12
141       0.10%         Fixed     Actual/360       Balloon         03/04/02         NAP            04/01/12
143       0.06%         Fixed     Actual/360       Balloon         03/23/99         NAP            04/01/09
144       0.06%         Fixed     Actual/360       Balloon         12/14/01         NAP            01/01/12
146       0.12%         Fixed     Actual/360       Balloon         11/30/01         NAP            12/01/11

147       0.06%         Fixed     Actual/360       Balloon         03/29/01         NAP            04/01/11
148       0.12%         Fixed     Actual/360       Balloon         01/17/02         NAP            02/01/12
149       0.11%         Fixed     Actual/360       Balloon         09/10/01         NAP            10/01/11
150       0.06%         Fixed     Actual/360       Balloon         03/01/02         NAP            04/01/12
152       0.06%         Fixed     Actual/360       Balloon         01/18/02         NAP            02/01/12
153       0.06%         Fixed     Actual/360       Balloon         12/28/01         NAP            01/01/12
154       0.12%         Fixed     Actual/360       Balloon         08/22/01         NAP            07/01/09
155       0.11%         Fixed     Actual/360       Balloon         03/06/01         NAP            04/01/06
156       0.06%         Fixed     Actual/360       Balloon         09/26/01         NAP            10/01/11
157       0.06%         Fixed     Actual/360       Balloon         04/01/02         NAP            04/01/12
161       0.12%         Fixed     Actual/360       Balloon         04/30/02         NAP            05/01/12
                                                    Fully
163       0.06%         Fixed     Actual/360      Amortizing       08/10/98         NAP            09/01/18
164       0.10%         Fixed     Actual/360        Balloon        09/15/99         NAP            10/01/09


Footnotes:
-----------------------------
(d) The Original Balance, Mortgage Rate, Note Date and First Payment Date were $17,000,000, 6.590%, September 8, 1998 and November 1, 1998, respectively.
    On January 15, 2002, the then outstanding loan amount of $16,406,244.30 was increased to $19,406,244.30 and the Mortgage Rate was changed to 6.950%. The Original Balance shown above represents the loan amount as of February 1, 2002, following the application of the specified February 2002 debt service payment of $108,459.74, which consisted of $2,723.97 of principal and $105,735.77 of interest, and an extraordinary principal payment of $12,634.89 that was paid during the month of January 2002.


                                                               B-1A-3


                                                  Schedule of SBRC Mortgage Loans

                                                                                                                           Stated
                                                                                                             Original     Original
                                                                                                             Term to       Amort-
                                                    Monthly Debt                            Interest         Maturity/    ization
Control                                               Service               Grace             Only             ARD         Term
Number        Loan / Property Name                    Payment               Period           Period          (months)     (months)
-------  -------------------------------------  ------------------    ------------------  -------------  ---------------- --------
101      Exchange Place                            1,156,730.00               3               NAP              120          300
-----------------------------------------------------------------------------------------------------------------------------------
106      The Commons and Greentree Apartments        146,639.92               5               NAP              120          360
106a     Greentree Apartments
106b     The Commons Apartments
-----------------------------------------------------------------------------------------------------------------------------------
107      Del Oro Apartments                           60,592.72               5               NAP              120          360
108      Country Club Villas Apartments               52,015.67               5               NAP              120          360
109      Royal Crest Apartments                       20,501.92               5               NAP              120          360
111      Wilton Executive Campus                     180,069.12               5               NAP              120          360
112      Berlin Circle Plaza                         135,313.64               5               NAP              120          360
113      Northlake Apartments                        134,216.83               5               NAP              120          360
114      The Aventine Apartments                     133,308.89              10               NAP               80          320
115      Cedar Crest Apartments                      116,836.02               5               NAP              120          360
116      Villas at Sunrise Mountain                  109,442.67               5               NAP              120          360
117      The Shops at Town Center                    110,126.62               5                11              120          360

120      Overlook at Central Pointe                   97,454.23               5               NAP              120          360
121      Reserve at Jacksonville Commons              95,884.81               5               NAP              120          360
122      Oak Mill Apartments                          91,810.97               5               NAP              120          360
123      Plaza de Hacienda                            91,254.22               5               NAP              120          360
124      Shenandoah Square                            89,389.41               5               NAP              120          360
126      Heritage Mall                                89,707.60               5               NAP              120          300
127      Seekonk Crossing                             85,939.70               5               NAP              120          360
128      Pines of Northwest Crossing Apartments       68,445.93               5               NAP               60          360
130      Three Fountain Apartments                    68,333.41               5               NAP              120          360
133      Phoenix Hazeltree Apartments                 60,482.88               5               NAP              120          360
134      Parker Towne Centre                          60,718.92              10               NAP              120          360
135      Food 4 Less                                  55,861.90               5               NAP              120          360
136      AAA Quality Storage-Long Beach               50,593.53               5               NAP               60          360
137      Chatsworth Imperial Mobile Home Park         53,661.41              10               NAP              120          360
140      Oak Tree Plaza Shopping Center               43,448.50               5               NAP              120          360

141      202 Tillary Street                           45,280.34               5               NAP              120          300
143      Dana Point Marina Mobile Home Park           38,658.73              10               NAP              120          360
144      Parkview Towers Apartments                   35,768.27               5               NAP              120          360
146      Broad Creek Crossing Shopping Center         34,825.59               5               NAP              120          360
147      Country Woods Village                        33,770.34               5               NAP              120          360
148      Lincoln Plaza Shopping Center                33,194.70               5               NAP              120          360
149      East-West Medical Center                     33,070.66               5               NAP              120          360
150      Phoenix Square Apartments                    32,117.21               5               NAP              120          360
152      Villatree Apartments                         31,213.58               5               NAP              120          360
153      Hubbard's Ridge                              31,130.89               5               NAP              120          360
154      Three Fountains III Apartments               34,092.67               5               NAP               94          334
155      Normandy Business Center                     31,618.87               5               NAP               60          360
156      Addison Plaza                                30,336.51               5               NAP              120          360
157      Northbrook Atrium Plaza Office Building      31,372.21               5               NAP              120          360
161      Oxford Crest Apartments                      24,193.15               5               NAP              120          360
163      35 Engel Street                              26,353.43              10               NAP              240          240

164      Northwest Plaza Shopping Center              22,664.66              10               NAP              120          360


              Remain-               Stated
             ing Term              Remaining
                to                  Amort-
             Maturity/              ization          Cut-off Date
Control         ARD                  Term             Principal      Loan Balance at
Number        (months)             (months)            Balance        Maturity/ARD
-------  ------------------    ------------------  --------------  -------------------
101              67                   247          153,096,151.10    131,647,547.04
--------------------------------------------------------------------------------------
106             113                   353           21,093,883.90     18,667,734.59
106a
106b
--------------------------------------------------------------------------------------
107             113                   353            8,716,152.04      7,713,649.12
108             113                   353            7,482,358.82      6,621,762.41
109             113                   353            2,949,163.77      2,609,960.79
111             106                   346           24,430,112.23     22,011,725.22
112             110                   350           19,984,901.78     17,601,551.08
113             115                   355           19,803,899.89     17,403,236.65
114              73                   313           19,248,639.03     17,413,114.17
115             115                   355           16,944,314.21     14,955,655.42
116             117                   357           16,465,347.37     14,381,277.58
117             115                   360           16,000,000.00     14,327,617.58

120             116                   356           14,263,571.30     12,554,348.49
121             116                   356           13,964,829.12     12,306,867.42
122             115                   355           13,600,749.44     11,939,949.12
123             115                   355           12,959,762.99     11,499,228.26
124             113                   353           12,934,050.48     11,429,767.75
126             112                   292           12,384,772.73     10,048,252.27
127             112                   352           12,331,089.11     10,926,185.38
128              58                   358           10,983,359.99     10,337,626.00
130             112                   352           10,177,880.29      8,934,814.56
133             116                   356            8,976,171.77      7,872,504.79
134              99                   339            8,382,038.68      7,548,598.18
135             112                   352            8,054,456.94      7,128,218.99
136              52                   352            7,259,431.52      6,946,445.29
137              81                   321            7,243,656.88      6,627,196.42
140             116                   356            6,086,339.86      5,416,715.63

141             115                   295            5,970,563.95      4,909,679.35
143              79                   319            5,426,235.04      4,932,658.13
144             112                   352            5,327,484.21      4,676,816.87
146             111                   351            5,067,561.69      4,477,377.90
147             103                   343            4,937,313.46      4,377,712.25
148             113                   353            4,840,871.29      4,269,501.76
149             109                   349            4,763,377.89      4,223,897.76
150             115                   355            4,743,646.03      4,167,559.43
152             113                   353            4,615,285.62      4,056,476.96
153             112                   352            4,572,973.49      4,028,408.47
154              82                   322            4,557,765.70      4,159,912.96
155              43                   343            4,448,758.82      4,289,158.71
156             109                   349            4,390,830.41      3,888,928.02
157             115                   355            4,288,068.57      3,841,145.79
161             116                   356            3,590,468.72      3,149,002.27
163             192                   192            3,024,622.84        112,923.04

164              85                   325            2,937,848.59      2,703,328.35



                                                               B-1A-4

                                                                                    Yield         Yield
                                                     Defease-                      Mainten-      Mainten-
                                                       ance         Defease-        ance          ance         Prepayment
Control                                               Start         ance End       Period        Period         Penalty
Number        Loan / Property Name                     Date           Date      Start Date       End Date      Start Date
-------  -------------------------------------     ------------   ------------  ------------  ------------   --------------
101      Exchange Place                              10/1/04       10/31/07      05/1/02      10/31/07          NAP
-----------------------------------------------------------------------------------------------------------------------------
106      The Commons and Greentree Apartments        10/1/04       12/31/11       NAP           NAP             NAP
106a     Greentree Apartments
106b     The Commons Apartments
-----------------------------------------------------------------------------------------------------------------------------
107      Del Oro Apartments                          10/1/04       12/31/11       NAP           NAP             NAP
108      Country Club Villas Apartments              10/1/04       12/31/11       NAP           NAP             NAP
109      Royal Crest Apartments                      10/1/04       12/31/11       NAP           NAP             NAP
111      Wilton Executive Campus                     10/1/04       05/31/11       NAP           NAP             NAP
112      Berlin Circle Plaza                         10/1/04       09/30/11       NAP           NAP             NAP
113      Northlake Apartments                        10/1/04       01/31/12       NAP           NAP             NAP
114      The Aventine Apartments                     10/1/04       06/30/08       NAP           NAP             NAP
115      Cedar Crest Apartments                      10/1/04       01/31/12       NAP           NAP             NAP
116      Villas at Sunrise Mountain                  10/1/04       04/30/12       NAP           NAP             NAP
117      The Shops at Town Center                    10/1/04       01/31/12       NAP           NAP             NAP

120      Overlook at Central Pointe                  10/1/04       02/29/12       NAP           NAP             NAP
121      Reserve at Jacksonville Commons             10/1/04       02/29/12       NAP           NAP             NAP
122      Oak Mill Apartments                         10/1/04       01/31/12       NAP           NAP             NAP
123      Plaza de Hacienda                           10/1/04       01/31/12       NAP           NAP             NAP
124      Shenandoah Square                           10/1/04       12/31/11       NAP           NAP             NAP
126      Heritage Mall                               10/1/04       11/30/11       NAP           NAP             NAP
127      Seekonk Crossing                            10/1/04       11/30/11       NAP           NAP             NAP
128      Pines of Northwest Crossing Apartments      10/1/04       05/31/07       NAP           NAP             NAP
130      Three Fountain Apartments                   10/1/04       10/31/11       NAP           NAP             NAP
133      Phoenix Hazeltree Apartments                10/1/04       02/29/12       NAP           NAP             NAP
134      Parker Towne Centre                         10/1/04       09/30/10       NAP           NAP             NAP
135      Food 4 Less                                 10/1/04       10/31/11       NAP           NAP             NAP
136      AAA Quality Storage-Long Beach              10/1/04       10/31/06       NAP           NAP             NAP
137      Chatsworth Imperial Mobile Home Park        06/1/03       02/28/09       NAP           NAP             NAP

140      Oak Tree Plaza Shopping Center              10/1/04       02/29/12       NAP           NAP             NAP

141      202 Tillary Street                          10/1/04       01/31/12       NAP           NAP             NAP
143      Dana Point Marina Mobile Home Park          04/1/03       01/31/09       NAP           NAP             NAP
144      Parkview Towers Apartments                  10/1/04       10/31/11       NAP           NAP             NAP
146      Broad Creek Crossing Shopping Center        10/1/04       09/30/11       NAP           NAP             NAP
147      Country Woods Village                       10/1/04       01/31/11       NAP           NAP             NAP
148      Lincoln Plaza Shopping Center               10/1/04       11/30/11       NAP           NAP             NAP
149      East-West Medical Center                    10/1/04       07/31/11       NAP           NAP             NAP
150      Phoenix Square Apartments                   10/1/04       01/31/12       NAP           NAP             NAP
152      Villatree Apartments                        10/1/04       01/30/11       NAP           NAP             NAP
153      Hubbard's Ridge                             10/1/04       10/31/11       NAP           NAP             NAP
154      Three Fountains III Apartments              10/1/04       04/30/09       NAP           NAP             NAP
155      Normandy Business Center                    10/1/04       01/31/06       NAP           NAP             NAP
156      Addison Plaza                               10/1/04       07/31/11       NAP           NAP             NAP
157      Northbrook Atrium Plaza Office Building     10/1/04       01/31/12       NAP           NAP             NAP

161      Oxford Crest Apartments                     10/1/04       02/29/12       NAP           NAP             NAP
163      35 Engel Street                             10/1/01       06/30/18       NAP           NAP             NAP

164      Northwest Plaza Shopping Center             10/1/03       07/31/09       NAP           NAP             NAP


                                                       Yield
                                                     Maintenance
                                                    Interest Rate        Yield
                          Yield                     Converted to      Maintenance
        Prepayment      Maintenance     Yield          Monthly       Interest Rate
Control Penalty End    Calculation   Maintenance      Mortgage         Reference
Number      Date         Method      Interest Rate      Rate             Date
------- ------------   ------------  -------------  -------------   --------------
101         NAP       Present Value     T-Flat          No            Maturity
----------------------------------------------------------------------------------
106         NAP            NAP           NAP            NAP              NAP
106a
106b
----------------------------------------------------------------------------------
107         NAP            NAP           NAP            NAP              NAP
108         NAP            NAP           NAP            NAP              NAP
109         NAP            NAP           NAP            NAP              NAP
111         NAP            NAP           NAP            NAP              NAP
112         NAP            NAP           NAP            NAP              NAP
113         NAP            NAP           NAP            NAP              NAP
114         NAP            NAP           NAP            NAP              NAP
115         NAP            NAP           NAP            NAP              NAP
116         NAP            NAP           NAP            NAP              NAP
117         NAP            NAP           NAP            NAP              NAP

120         NAP            NAP           NAP            NAP              NAP
121         NAP            NAP           NAP            NAP              NAP
122         NAP            NAP           NAP            NAP              NAP
123         NAP            NAP           NAP            NAP              NAP
124         NAP            NAP           NAP            NAP              NAP
126         NAP            NAP           NAP            NAP              NAP
127         NAP            NAP           NAP            NAP              NAP
128         NAP            NAP           NAP            NAP              NAP
130         NAP            NAP           NAP            NAP              NAP
133         NAP            NAP           NAP            NAP              NAP
134         NAP            NAP           NAP            NAP              NAP
135         NAP            NAP           NAP            NAP              NAP
136         NAP            NAP           NAP            NAP              NAP
137         NAP            NAP           NAP            NAP              NAP

140         NAP            NAP           NAP            NAP              NAP

141         NAP            NAP           NAP            NAP              NAP
143         NAP            NAP           NAP            NAP              NAP
144         NAP            NAP           NAP            NAP              NAP
146         NAP            NAP           NAP            NAP              NAP
147         NAP            NAP           NAP            NAP              NAP
148         NAP            NAP           NAP            NAP              NAP
149         NAP            NAP           NAP            NAP              NAP
150         NAP            NAP           NAP            NAP              NAP
152         NAP            NAP           NAP            NAP              NAP
153         NAP            NAP           NAP            NAP              NAP
154         NAP            NAP           NAP            NAP              NAP
155         NAP            NAP           NAP            NAP              NAP
156         NAP            NAP           NAP            NAP              NAP
157         NAP            NAP           NAP            NAP              NAP

161         NAP            NAP           NAP            NAP              NAP
163         NAP            NAP           NAP            NAP              NAP

164         NAP            NAP           NAP            NAP              NAP




                                                               B-1A-5


                                                  Schedule of SBRC Mortgage Loans

                                                                                              Holdback
                                                                                  Holdback     Current      Holdback
Control                                                                           Original    Balance as   is a Letter
Number        Loan / Property Name                     Loan Originator             Balance     of 6/1/02    of Credit
-------  -------------------------------------   ----------------------------     ---------  -----------   -----------
101      Exchange Place                           Citicorp Real Estate, Inc.        NAP          NAP          NAP
------------------------------------------------------------------------------------------------------------------------
106      The Commons and Greentree Apartments     Salomon Brothers Realty Co.       NAP          NAP          NAP
106a     Greentree Apartments                                                       NAP          NAP          NAP
106b     The Commons Apartments                                                     NAP          NAP          NAP
------------------------------------------------------------------------------------------------------------------------
107      Del Oro Apartments                       Salomon Brothers Realty Co.       NAP          NAP          NAP
108      Country Club Villas Apartments           Salomon Brothers Realty Co.       NAP          NAP          NAP
109      Royal Crest Apartments                   Salomon Brothers Realty Co.       NAP          NAP          NAP
111      Wilton Executive Campus                  Salomon Brothers Realty Co.       NAP          NAP          NAP
112      Berlin Circle Plaza                      Midland Loan Services, Inc.       NAP          NAP          NAP
113      Northlake Apartments                     Salomon Brothers Realty Co.       NAP          NAP          NAP
114      The Aventine Apartments                  Citicorp Real Estate, Inc.        NAP          NAP          NAP
115      Cedar Crest Apartments                   Salomon Brothers Realty Co.       NAP          NAP          NAP
116      Villas at Sunrise Mountain               Salomon Brothers Realty Co.       NAP          NAP          NAP
117      The Shops at Town Center                 Salomon Brothers Realty Co.       NAP          NAP          NAP

120      Overlook at Central Pointe               Salomon Brothers Realty Co.       NAP          NAP          NAP
121      Reserve at Jacksonville Commons          Salomon Brothers Realty Co.       NAP          NAP          NAP
122      Oak Mill Apartments                      Salomon Brothers Realty Co.       NAP          NAP          NAP
123      Plaza de Hacienda                        L.J. Melody & Company             NAP          NAP          NAP
124      Shenandoah Square                        L.J. Melody & Company             NAP          NAP          NAP
126      Heritage Mall                            L.J. Melody & Company             NAP          NAP          NAP
127      Seekonk Crossing                         L.J. Melody & Company             NAP          NAP          NAP
128      Pines of Northwest Crossing Apartments   Salomon Brothers Realty Co.       NAP          NAP          NAP

130      Three Fountain Apartments                Midland Loan Services, Inc.       NAP          NAP          NAP
133      Phoenix Hazeltree Apartments             Midland Loan Services, Inc.       NAP          NAP          NAP
134      Parker Towne Centre                      L.J. Melody & Company             NAP          NAP          NAP
135      Food 4 Less                              Salomon Brothers Realty Co.       NAP          NAP          NAP
136      AAA Quality Storage-Long Beach           L.J. Melody & Company             NAP          NAP          NAP
137      Chatsworth Imperial Mobile Home Park     Midland Loan Services, Inc.       NAP          NAP          NAP

140      Oak Tree Plaza Shopping Center           Salomon Brothers Realty Co.     350,000     350,547         No
141      202 Tillary Street                       L.J. Melody & Company             NAP          NAP          NAP
143      Dana Point Marina Mobile Home Park       Midland Loan Services, Inc.       NAP          NAP          NAP
144      Parkview Towers Apartments               Salomon Brothers Realty Co.       NAP          NAP          NAP
146      Broad Creek Crossing Shopping Center     Salomon Brothers Realty Co.       NAP          NAP          NAP

147      Country Woods Village                    Salomon Brothers Realty Co.       NAP          NAP          NAP
148      Lincoln Plaza Shopping Center            Salomon Brothers Realty Co.       NAP          NAP          NAP
149      East-West Medical Center                 L.J. Melody & Company             NAP          NAP          NAP
150      Phoenix Square Apartments                Midland Loan Services, Inc.       NAP          NAP          NAP
152      Villatree Apartments                     Midland Loan Services, Inc.       NAP          NAP          NAP
153      Hubbard's Ridge                          Salomon Brothers Realty Co.       NAP          NAP          NAP
154      Three Fountains III Apartments           Salomon Brothers Realty Co.       NAP          NAP          NAP
155      Normandy Business Center                 L.J. Melody & Company             NAP          NAP          NAP
156      Addison Plaza                            Salomon Brothers Realty Co.       NAP          NAP          NAP
157      Northbrook Atrium Plaza Office Building  Salomon Brothers Realty Co.     450,000     450,752         No
161      Oxford Crest Apartments                  Salomon Brothers Realty Co.       NAP          NAP          NAP
163      35 Engel Street                          Citicorp Real Estate, Inc.        NAP          NAP          NAP

164      Northwest Plaza Shopping Center          Financial Federal Savings Bank    NAP          NAP          NAP


Control
Number                            Holdback Description
-------  ----------------------------------------------------------------------
101              NAP
-------------------------------------------------------------------------------
106              NAP
106a             NAP
106b             NAP
-------------------------------------------------------------------------------
107              NAP
108              NAP
109              NAP
111              NAP
112              NAP
113              NAP
114              NAP
115              NAP
116              NAP
117              NAP

120              NAP
121              NAP
122              NAP
123              NAP
124              NAP
126              NAP
127              NAP
128              NAP

130              NAP
133              NAP
134              NAP
135              NAP
136              NAP
137              NAP

140              Released upon DSCR of 1.25, 90% occupancy and delivery of
                 Tenant Estoppels for PetsMart, DIS Diagnostic and Quizno's
141              NAP
143              NAP
144              NAP
146              NAP

147              NAP
148              NAP
149              NAP
150              NAP
152              NAP
153              NAP
154              NAP
155              NAP
156              NAP
157              Released upon achievement by Borrower of gross rental income of $1,445,331 and occupancy of 70%.
161              NAP
163              NAP

164              NAP



                                                               B-1A-6

                                  EXHIBIT B-1B

                       SCHEDULE OF KEYBANK MORTGAGE LOANS


                             [See Attached Schedule]



                                     B-1B-1

                                                 KeyBank Mortgage Loan Schedule


Control
Number            Loan / Property Name                 Loan Number      Loan Seller            Property Address
-------  ---------------------------------------     ---------------   -------------  -----------------------------------
103      Jefferson Mall                                10016984             Key        4801 Outer Loop
104      Regency Mall                                  10016989             Key        5538 Durand Avenue
-------------------------------------------------------------------------------------------------------------------------
110      Columbia Portfolio                            10016748             Key
110a     Columbia Park Mobile Home Park                10016748a                       7100 Columbia Road
110b     Columbia Shopping Center                      10016748b                       7062-7100 Columbia Road
110c     Brook Park Mobile Home Park                   10016748c                       11800 Brook Park Road
-------------------------------------------------------------------------------------------------------------------------
118      Shurgard Portfolio                            10016548             Key
118a     Shurgard of Westpark Self Storage             10016548a                       17052 Jamboree Road
118b     Shurgard of Cabot Road Self Storage           10016548b                       27201 Cabot Road
118c     Shurgard of Costa Mesa Self Storage           10016548c                       1604 Newport Boulevard
-------------------------------------------------------------------------------------------------------------------------
119      Cathedral City Marketplace                    10015249             Key        34051-34491 Date Palm Drive
125      460 West 34th Street                          10015881             Key        460 West 34th Street
129      Coral Creek Shops                             10017019             Key        6500-6588 North State Road 7
131      The Seville Apartments                        10016543             Key        4501 Alhambra Drive
132      The Commons at Sauk Trail Shopping Center     10013117             Key        1335 East Michigan Avenue
138      Hammonton Square                              10015165             Key        71 South White Horse Pike
139      Big Creek Apartments Phases I & II             4161505             Key        11385 Cheyenne Trail
142      Safeway at Ocotillo Retail Shops              10016939             Key        4960 & 4980 South Alma School Road
145      Annex Apartments-Grigsby
         Apartments-Gaston Apartments                  10016485             Key        1001 & 1002 Annex Avenue
151      Pheasant Run Apartments                       10016993             Key        2002 East 73rd Street
158      Otay Mesa Self Storage                        10016528             Key        6630 Camino Maquiladora
159      Villa Primavera Apartments                    10016583             Key        2005-2025 F Avenue
160      Waterford Place Apartments                    10016454             Key        300 Towne Drive
162      Ashley Park Plaza                             10016021             Key        4035 & 4075 Durango Drive
165      Walgreens                                     10016173             Key        3376 Virginia Beach Boulevard
166      Amber Glen Apartments                         10016152             Key        8530 5th Avenue West



                                                               Property
Control                                            Property   Size Unit
Number           City          State    Zip Code     Size       Type
-------   ------------------  --------  ---------- ---------  ---------
103        Louisville            KY      22003      269,317      SF
104        Racine                WI      53408      268,675      SF
-----------------------------------------------------------------------
110
110a       Olmsted Township      OH      44138        1,098     Pads
110b       Olmsted Township      OH      44108       28,634      SF
110c       Cleveland             OH      44130          112     Pads
-----------------------------------------------------------------------
118                                                 214,203
118a       Irvine                CA      92614      109,749      SF
118b       Laguna Niguel         CA      92677       64,237      SF
118c       Costa Mesa            CA      92637       40,217      SF
-----------------------------------------------------------------------
119        Cathedral City        CA      92234      188,718      SF
125        New York              NY      10001      523,250      SF
129        Coconut Creek         FL      33073      105,812      SF
131        Davis                 CA      95616           84     Units
132        Saline                MI      48176       96,726      SF
138        Hammonton             NJ      08037       76,366      SF
139        Parma Heights         OH      44130          160     Units
142        Chandler              AZ      85248       40,764      SF
145        Dallas                TX      75204          106     Units
151        Tulsa                 OK      74136          220     Units
158        San Diego             CA      92154       87,540      SF
159        National City         CA      91950           96     Units
160        Elizabethtown         KY      42701           88     Units
162        Las Vegas             NV      89117       26,712      SF
165        Virginia Beach        VA      23452       12,825      SF
166        Everett               WA      98204           72     Units




                                                            B-1B-2

                                                 Schedule of KeyBank Mortgage Loans


                                                                                     Cross
                                                                                 Collateralized
                                                                Cross               Mortgage
                                                             Collateralized        Loan Group
                                                               (Mortgage            Aggregate                             Original
Control                                                           Loan        Cut-Off Date Principal      Ownership       Principal
Number   Loan / Property Name                                    Group)              Balance              Interest         Balance
-----------------------------------------------------------------------------------------------------------------------------------
103      Jefferson Mall                                            No               45,278,606           Fee Simple      45,400,000
104      Regency Mall                                              No               35,504,810           Fee Simple      35,600,000
-----------------------------------------------------------------------------------------------------------------------------
110      Columbia Portfolio                                        No               32,975,721                           33,000,000
110a     Columbia Park Mobile Home Park                                                                  Fee Simple
110b     Columbia Shopping Center                                                                        Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
110c     Brook Park Mobile Home Park                                                                     Fee Simple
118      Shurgard Portfolio                                        No               14,711,708                           14,760,000
118a     Shurgard of Westpark Self Storage                                                               Fee Simple
118b     Shurgard of Cabot Road Self Storage                                                             Fee Simple
118c     Shurgard of Costa Mesa Self Storage                                                             Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
119      Cathedral City Marketplace                                No               14,404,267           Fee Simple      14,475,000
125      460 West 34th Street                                      No               12,449,923           Fee Simple      12,500,000
129      Coral Creek Shops                                         No               10,258,245           Fee Simple      10,272,000
131      The Seville Apartments                                    No                9,700,000           Fee Simple       9,700,000

132      The Commons at Sauk Trail Shopping Center                 No                9,031,499           Fee Simple       9,040,000
138      Hammonton Square                                          No                6,986,778           Fee Simple       7,000,000
139      Big Creek Apartments Phases I & II                        No                6,756,086           Fee Simple       7,100,000
142      Safeway at Ocotillo Retail Shops                          No                5,913,960           Fee Simple       5,925,000
145      Annex Apartments-Grigsby Apartments-Gaston Apartments     No                5,139,627           Fee Simple       5,150,000
151      Pheasant Run Apartments                                   No                4,649,892           Fee Simple       4,656,000
158      Otay Mesa Self Storage                                    No                4,187,198           Fee Simple       4,200,000
159      Villa Primavera Apartments                                No                4,086,689           Fee Simple       4,100,000
160      Waterford Place Apartments                                No                3,787,409           Fee Simple       3,808,000
162      Ashley Park Plaza                                         No                3,585,988           Fee Simple       3,600,000
165      Walgreens                                                 No                2,914,591           Fee Simple       2,920,000
166      Amber Glen Apartments                                     No                1,994,848           Fee Simple       2,000,000


                                                      Interest                                    Anticipated    Scheduled
Control    Mortgage     Administrative     Rate       Accrual                                     Repayment       Maturity
Number       Rate          Fee Rate        Type       Method        Loan Type       Note Date        Date           Date
------------------------------------------------------------------------------------------------------------------------------
103          6.51%          0.06%          Fixed       30/360        Balloon        06/20/02          NAP         07/11/12
104          6.51%          0.06%          Fixed       30/360        Balloon        06/20/02          NAP         07/11/12
------------------------------------------------------------------------------------------------------------------------------
110          6.44%          0.06%          Fixed     Actual/360      Balloon        07/19/02          NAP         08/01/07
110a
110b
------------------------------------------------------------------------------------------------------------------------------
110c
118          7.10%          0.06%          Fixed     Actual/360      Balloon        05/28/02          NAP         06/01/12
118a
118b
118c
------------------------------------------------------------------------------------------------------------------------------
119          7.76%          0.06%          Fixed     Actual/360      Balloon        03/27/02          NAP         04/01/09
125          7.46%          0.06%          Fixed     Actual/360      Balloon        04/18/02          NAP         05/01/12
129          6.78%          0.06%          Fixed     Actual/360        ARD          06/04/02        07/01/12      07/01/32
131          7.25%          0.06%          Fixed     Actual/360      Partial IO/    04/01/02          NAP         04/01/12
                                                                       Balloon
132          7.88%          0.06%          Fixed     Actual/360      Balloon        06/26/02          NAP         07/01/12
138          7.37%          0.06%          Fixed     Actual/360      Balloon        05/06/02          NAP         06/01/12
139          6.88%          0.06%          Fixed       30/360        Balloon        06/02/98          NAP         07/01/08
142          7.42%          0.06%          Fixed     Actual/360      Balloon        05/10/02          NAP         06/01/12
145          7.13%          0.06%          Fixed     Actual/360      Balloon        05/31/02          NAP         06/01/12
151          6.85%          0.06%          Fixed     Actual/360      Balloon        06/07/02          NAP         07/01/12
158          7.46%          0.06%          Fixed     Actual/360      Balloon        05/14/02          NAP         06/01/12
159          7.14%          0.06%          Fixed     Actual/360      Balloon        05/13/02          NAP         06/01/12
160          7.24%          0.06%          Fixed     Actual/360      Balloon        03/21/02          NAP         04/01/12
162          7.60%          0.06%          Fixed     Actual/360        ARD          04/18/02        05/01/12      05/01/27
165          7.54%          0.11%          Fixed     Actual/360        ARD          06/07/02        07/01/12      07/01/27
166          7.20%          0.06%          Fixed     Actual/360      Balloon        04/25/02          NAP         05/01/12




                                                               B-1B-3


                                                 Schedule of KeyBank Mortgage Loans

                                                                                              Original
                                                                                                Term            Stated
                                                         Monthly                                 to            Original
                                                          Debt                   Interest     Maturity/        Amortization
Control                                                  Service        Grace      Only          ARD             Term
Number     Loan / Property Name                          Payment        Period    Period       (months)        (months)
-------  -----------------------------------------    -------------    -------- ---------    -----------      -----------
103        Jefferson Mall                              306,827.80          0       NAP           120              300
104        Regency Mall                                240,596.25          0       NAP           120              300
--------------------------------------------------------------------------------------------------------------------------------
110        Columbia Portfolio                          207,282.01          5       NAP            60              360
110a       Columbia Park Mobile Home Park
110b       Columbia Shopping Center
110c       Brook Park Mobile Home Park
--------------------------------------------------------------------------------------------------------------------------------
118        Shurgard Portfolio                          105,264.08          5       NAP           120              300
118a       Shurgard of Westpark Self Storage
118b       Shurgard of Cabot Road Self Storage
118c       Shurgard of Costa Mesa Self Storage
--------------------------------------------------------------------------------------------------------------------------------
119        Cathedral City Marketplace                  109,428.89          5       NAP            84              300
125        460 West 34th Street                         92,048.91          5       NAP           120              300
129        Coral Creek Shops                            66,828.97          5       NAP           120              360
131        The Seville Apartments                       66,171.10          5        6            120              360
132        The Commons at Sauk Trail Shopping Center    65,577.65          5       NAP           120              360
138        Hammonton Square                             48,323.41          5       NAP           120              360
139        Big Creek Apartments Phases I & II           46,665.67         10       NAP           120              360
142        Safeway at Ocotillo Retail Shops             41,104.37          5       NAP           120              360
145        Annex Apartments-Grigsby                     34,713.89          5       NAP           120              360
           Apartments-Gaston Apartments
151        Pheasant Run Apartments                      30,508.87          5       NAP           120              360
158        Otay Mesa Self Storage                       30,928.43          5       NAP           120              300
159        Villa Primavera Apartments                   29,345.14          5       NAP           120              300
160        Waterford Place Apartments                   27,499.96          5       NAP           120              300
162        Ashley Park Plaza                            26,838.29          5       NAP           120              300
165        Walgreens                                    21,654.57          5       NAP           120              300
166        Amber Glen Apartments                        13,575.76          5       NAP           120              360


                                  Stated
              Remaining          Remaining         Cut-off
               Term to          Amortization         Date            Loan
Control     Maturity/ARD           Term            Principal       Balance at
Number        (months)           (months)           Balance        Maturity/ARD
-------    --------------      --------------     -----------     --------------

103             118                 298           45,278,606.01    35,200,512.50
104             118                 298           35,504,810.00    27,602,163.73
-----------------------------------------------------------------------------------
110              59                 359           32,975,721.32    31,046,845.46
110a
110b
110c
-----------------------------------------------------------------------------------
118             117                 297           14,711,707.94    11,846,122.16
118a
118b
118c
-----------------------------------------------------------------------------------
119
125              79                 295          14,404,266.65     12,863,549.21
129             116                 296          12,449,922.77     10,145,066.18
131             118                 358          10,258,244.74      8,908,319.54
132             115                 360           9,700,000.00      8,597,656.49
138             118                 358           9,031,498.80      8,064,529.25
139             117                 357           6,986,778.25      6,165,112.71
142              70                 310           6,756,085.65      6,075,370.26
145             117                 357           5,913,960.03      5,224,975.54
                117                 357           5,139,627.38      4,507,704.33
151             118                 358           4,649,892.17      4,045,549.44
158             117                 297           4,187,197.91      3,408,108.55
159             117                 297           4,086,689.42      3,294,662.90
160             115                 295           3,787,409.37      3,069,551.05
162             116                 296           3,585,988.27      2,934,069.49
165             118                 298           2,914,591.18      2,375,502.03
166             116                 356           1,994,848.30      1,754,030.17



                                                               B-1B-4



                                                  Schedule of KeyBank Mortgage Loans


                                                                                               Yield              Yield
                                                                                              Mainten-           Mainten-
                                                           Defease-                             ance              ance
                                                            ance            Defease-           Period            Period
Control                                                     Start           ance End           Start              End
Number     Loan / Property Name                             Date              Date             Date               Date
-------------------------------------------------------------------------------------------------------------------------------
103        Jefferson Mall                                 07/11/05           01/10/12           NAP                NAP
104        Regency Mall                                   07/11/05           01/10/12           NAP                NAP
-------------------------------------------------------------------------------------------------------------------------------
110        Columbia Portfolio                             10/01/04           05/30/07           NAP                NAP
110a       Columbia Park Mobile Home Park
110b       Columbia Shopping Center
110c       Brook Park Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
118        Shurgard Portfolio                             10/01/04           03/31/12           NAP                NAP
118a       Shurgard of Westpark Self Storage
118b       Shurgard of Cabot Road Self Storage
118c       Shurgard of Costa Mesa Self Storage
-------------------------------------------------------------------------------------------------------------------------------
119        Cathedral City Marketplace                     10/01/04           01/31/09           NAP                NAP
125        460 West 34th Street                           10/01/04           02/29/12           NAP                NAP
129        Coral Creek Shops                              10/01/04           03/31/12           NAP                NAP
131        The Seville Apartments                         10/01/04           01/31/12           NAP                NAP

132        The Commons at Sauk Trail Shopping Center      10/01/04           04/30/12           NAP                NAP
138        Hammonton Square                               10/01/04           03/31/12           NAP                NAP
139        Big Creek Apartments Phases I & II             NAP                NAP             06/01/03            12/31/07

142        Safeway at Ocotillo Retail Shops
145        Annex Apartments-Grigsby Apartments-           10/01/04           03/31/12           NAP                NAP
           Gaston Apartments                              10/01/04           03/31/12           NAP                NAP
151        Pheasant Run Apartments                        10/01/04           04/30/12           NAP                NAP
158        Otay Mesa Self Storage                         NAP                NAP             05/14/02            01/31/12

159        Villa Primavera Apartments                     10/01/04           03/31/12           NAP                NAP
160        Waterford Place Apartments                     10/01/04           01/31/12           NAP                NAP
162        Ashley Park Plaza                              10/01/04           01/31/12           NAP                NAP
165        Walgreens                                      10/01/04           03/31/12           NAP                NAP
166        Amber Glen Apartments                          10/01/04           02/29/12           NAP                NAP


                                                                          Yield
                                                                        Maintenance
                                                                         Interest
         Prepayment      Prepayment      Yield            Yield            Rate                 Yield
          Penalty         Penalty     Maintenance      Maintenance     Converted to          Maintenance
Control    Start            End       Calculation        Interest        Monthly             Interest Rate
Number     Date             Date         Method            Rate        Mortgage Rate        Reference Date
--------------------------------------------------------------------------------------------------------------
103         NAP             NAP          NAP                 NAP             NAP                   NAP
104         NAP             NAP          NAP                 NAP             NAP                   NAP
--------------------------------------------------------------------------------------------------------------
110         NAP             NAP          NAP                 NAP             NAP                   NAP
110a
110b
110c
---------------------------------------------------------------------------------------------------------------
118         NAP            NAP           NAP                 NAP             NAP                   NAP
118a
118b
118c
---------------------------------------------------------------------------------------------------------------
119         NAP            NAP           NAP                 NAP             NAP                   NAP
125         NAP            NAP           NAP                 NAP             NAP                   NAP
129         NAP            NAP           NAP                 NAP             NAP                   NAP
131         NAP            NAP           NAP                 NAP             NAP                   NAP

132         NAP            NAP           NAP                 NAP             NAP                   NAP
138         NAP            NAP           NAP                 NAP             NAP                   NAP
139         NAP            NAP           Present             T-Flat          Yes                   Maturity
                                         Value
142
145         NAP            NAP           NAP                 NAP             NAP                   NAP
            NAP            NAP           NAP                 NAP             NAP                   NAP
151         NAP            NAP           NAP                 NAP             NAP                   NAP
158         NAP            NAP           Present             T-Flat          Yes                   Maturity
                                         Value

159         NAP            NAP           NAP                 NAP             NAP                   NAP
160         NAP            NAP           NAP                 NAP             NAP                   NAP
162         NAP            NAP           NAP                 NAP             NAP                   NAP
165         NAP            NAP           NAP                 NAP             NAP                   NAP
166         NAP            NAP           NAP                 NAP             NAP                   NAP




                                                               B-1B-5

                                                 Schedule of KeyBank Mortgage Loans



                                                                                                Holdback
                                                                                 Holdback        Current         Holdback is
Control                                                                          Original       Balance as       a Letter of
Number        Loan / Property Name                               Originator      Balance        of 6/1/02          Credit
----------------------------------------------------------------------------------------------------------------------------
103     Jefferson Mall                                          KeyBank, N.A.      NAP             NAP              NAP
104     Regency Mall                                            KeyBank, N.A.      NAP             NAP              NAP
----------------------------------------------------------------------------------------------------------------------------
110     Columbia Portfolio                                      KeyBank, N.A.   6,000,000      6,000,000            No



110a    Columbia Park Mobile Home Park                          KeyBank, N.A.      NAP             NAP              NAP
110b    Columbia Shopping Center                                KeyBank, N.A.      NAP             NAP              NAP
110c    Brook Park Mobile Home Park                             KeyBank, N.A.      NAP             NAP              NAP
----------------------------------------------------------------------------------------------------------------------------
118     Shurgard Portfolio                                      KeyBank, N.A.      NAP             NAP              NAP
118a    Shurgard of Westpark Self Storage                       KeyBank, N.A.      NAP             NAP              NAP
118b    Shurgard of Cabot Road Self Storage                     KeyBank, N.A.      NAP             NAP              NAP
118c    Shurgard of Costa Mesa Self Storage                     KeyBank, N.A.      NAP             NAP              NAP
----------------------------------------------------------------------------------------------------------------------------
119     Cathedral City Marketplace                              KeyBank, N.A.      NAP             NAP              NAP
125     460 West 34th Street                                    KeyBank, N.A.      NAP             NAP              NAP
129     Coral Creek Shops                                       KeyBank, N.A.      NAP             NAP              NAP

131     The Seville Apartments                                  KeyBank, N.A.      NAP             NAP              NAP
132     The Commons at Sauk Trail Shopping Center               KeyBank, N.A.      NAP             NAP              NAP
138     Hammonton Square                                        KeyBank, N.A.    442,000         442,000            Yes
139     Big Creek Apartments Phases I & II                      KeyBank, N.A.      NAP             NAP              NAP

142     Safeway at Ocotillo Retail Shops                        KeyBank, N.A.      NAP             NAP              NAP
145     Annex Apartments-Grigsby Apartments-Gaston Apartments   KeyBank, N.A.    325,000         325,093            No
151     Pheasant Run Apartments                                 KeyBank, N.A.      NAP             NAP              NAP
158     Otay Mesa Self Storage                                  KeyBank, N.A.    300,000         300,180            No
159     Villa Primavera Apartments                              KeyBank, N.A.      NAP             NAP              NAP

160     Waterford Place Apartments                              KeyBank, N.A.      NAP             NAP              NAP
162     Ashley Park Plaza                                       KeyBank, N.A.      NAP             NAP              NAP
165     Walgreens                                               KeyBank, N.A.      NAP             NAP              NAP
166     Amber Glen Apartments                                   KeyBank, N.A.      NAP             NAP              NAP




Control
Number               Holdback Description
--------------------------------------------------------------------------------------
103        NAP
104        NAP
--------------------------------------------------------------------------------------
110        To be released upon achieving specified operating income
           and dismissal, final settlement or final order with respect to pending
           litigation.If not satisfied within 18 months, the reserve will be applied against the outstanding principal balance of the loan.
110a       NAP
110b       NAP
110c       NAP
--------------------------------------------------------------------------------------
118        NAP
118a       NAP
118b       NAP
118c       NAP
--------------------------------------------------------------------------------------
119        NAP
125        NAP
129        NAP

131        NAP
132        NAP
138        Letter of Credit; Cost to relocate other tenants if Super Fresh expands.
139        NAP

142        NAP
145        Occupancy & EGI driven holdback.
151        NAP
158        Performance holdback.
159        NAP

160        NAP
162        NAP
165        NAP
166        NAP




                                                               B-1B-6

                                  EXHIBIT B-1C

                       SCHEDULE OF COLUMN MORTGAGE LOANS


                            [See Attached Schedule]




                                    B-1C-1

                                                   Column Mortgage Loan Schedule



                                                                                                                        Property
Control                            Loan      Loan                                                           Property    Size Unit
Number    Loan / Property Name    Number    Seller      Property Address         City      State  Zip Code    Size        Type
---------------------------------------------------------------------------------------------------------------------------------
102    Westgate Mall             10016990   Column  205 West Blackstock Road  Spartanburg   SC     29301     432,856       SF

105    Westfarms Mall (a)        10017088   Column  500 Westfarms Mall        Farmington    CT     06032     600,148       SF


Footnotes:
---------------------------
(a)  Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3 of the Prospectus Supplement dated
     September 17, 2002.



                                                               B-1C-2

                                                 Schedule of Column Mortgage Loans


                                                          Cross
                                                      Collateralized
                                                         Mortgage
                                         Cross          Loan Group
                                    Collateralized      Aggregate
                                       (Mortgage       Cut-Off Date                        Original                  Administrative
Control                                   Loan          Principal          Ownership       Principal     Mortgage         Fee
Number      Loan / Property Name         Group)          Balance           Interest        Balance         Rate           Rate
------------------------------------------------------------------------------------------------------------------------------------
102    Westgate Mall                      No           56,248,958      Fee in part and     56,400,000      6.50%          0.06%
                                                                         Leasehold in
                                                                              part

105    Westfarms Mall (a)                 No           78,872,149      Fee Simple          79,000,000      5.89%          0.06%







                     Interest                                 Anticipated      Scheduled
Control  Rate         Accrual                       Note       Repayment        Maturity
Number   Type         Method        Loan Type       Date         Date             Date
------------------------------------------------------------------------------------------------
102      Fixed        30/360         Balloon       06/20/02       NAP           07/11/12



105      Fixed       Actual/360        ARD         07/01/02     07/11/12        07/11/32

Footnotes:
----------------------
(a)  Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3 of the Prospectus Supplement dated September 17,
     2002.
(b)  Based on the amortization schedule shown in Annex A-3 of the Prospectus Supplement dated September 17, 2002.




                                                               B-1C-3

                                                 Schedule of Column Mortgage Loans



                                                                                   Original         Stated        Remaining
                                                                                    Term to        Original        Term to
                                          Monthly                   Interest       Maturity     Amortization      Maturity
Control                                Debt Service     Grace         Only           / ARD           Term           / ARD
Number      Loan / Property Name          Payment       Period       Period         (months)       (months)       (months)
------------------------------------------------------------------------------------------------------------------------------
102     Westgate Mall                   380,816.84        0            NAP            120            300             118

105     Westfarms Mall (a)              463,888.93        0            NAP            120            360             118


            Stated
           Remaining
          Amortization
Control       Term           Cut-off Date         Loan Balance at
Number      (months)       Principal Balance      Maturity / ARD
--------------------------------------------------------------------
102           298           56,248,958.35         43,716,406.58

105           358           78,872,149.20(b)      67,212,359.92(a)

Footnotes:
-----------------------
(a)  Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3 of the Prospectus Supplement dated September 17,
     2002.
(b)  Based on the amortization schedule shown in Annex A-3 of the Prospectus Supplement dated September 17, 2002.




                                                               B-1C-4

                                                 Schedule of Column Mortgage Loans




                                                                         Yield           Yield
                                                                       Maintenance     Maintenance    Prepayment      Prepayment
Control                                   Defeaseance    Defeaseance     Period         Period          Penalty         Penalty
Number        Loan / Property Name        Start Date      End Date     Start Date      End Date       Start Date        End Date
---------------------------------------------------------------------------------------------------------------------------------
102     Westgate Mall                      07/11/05       01/10/12        NAP            NAP             NAP              NAP

105     Westfarms Mall (a)                 10/11/04       04/10/12        NAP            NAP             NAP              NAP


                                                 Yield
                                              Maintenance
              Yield                           Interest Rate            Yield
          Maintenance         Yeild           Converted to          Maintenance
Control   Calculation      Maintenance           Monthly            Interest Rate
Number       Method        Interest Rate      Mortgage Rate        Reference Date
---------------------------------------------------------------------------------------
102           NAP              NAP                NAP                   NAP

105           NAP              NAP                NAP                   NAP

Footnotes:
----------------------
(a)  Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3 of the Prospectus Supplement dated September 17, 2002.



                                                               B-1C-5

                                                 Schedule of Column Mortgage Loans


                                                              Holdback       Holdback        Holdback is a
Control                                                       Original    Current Balance     Letter of
Number      Loan / Property Name          Originator          Balance      as of 6/1/02        Credit         Holdback Description
----------------------------------------------------------------------------------------------------------------------------------

102      Westgate Mall               Column Finacial, Inc.      NAP            NAP               NAP                   NAP

105      Westfarms Mall (a)          Column Finacial, Inc.      NAP            NAP               NAP                   NAP


Footnotes:
------------------
(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3 of the Prospectus Supplement dated September 17, 2002.



                                                               B-1C-6

                                                       EXHIBIT B-1D

                                       SCHEDULE OF EARLY DEFEASANCE MORTGAGE LOANS



  Control                                          Loan                    Cut-off Date Principal
  Number        Loan / Property Name              Number     Originator           Balance                Defeasance Date
---------------------------------------------------------------------------------------------------------------------------

137         Chatsworth Imperial Mobile           6602999        SBRC            7,243,656.88                03/21/03
            Home Park
143         Dana Point Marina Mobile Home        6603000        SBRC            5,426,235.04                03/21/03
            Park
163         35 Engel Street                      6601322        SBRC            3,024,622.84                10/01/01
164         Northwest Plaza Shopping Center      6603456        SBRC            2,937,848.59                09/30/03



                                                         B-1D-1

                                  EXHIBIT B-1E

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS














                                     [None]




                                      B-1E-1

                                  EXHIBIT B-1F

                  SCHEDULE OF PRIMARY SERVICED MORTGAGE LOANS






Control                                     Loan                      Cut-off Date                                        Primary
 Number        Loan / Property Name         Number   Originator     Principal Balance       Primary Servicer           Servicing Fee
------------------------------------------------------------------------------------------------------------------------------------

  111    Wilton Executive Campus           7003003      SBRC         24,430,112.23     L.J. Melody & Company/GEMSA         0.060%
                                                                                       Loan Services, L.P.
  113    Northlake Apartments              7004458      SBRC         19,803,899.89     GMAC Commercial Mortgage Corp.      0.050%
  115    Cedar Crest Apartments            7004284      SBRC         16,944,314.21     GMAC Commercial Mortgage Corp.      0.075%
  116    Villas at Sunrise Mountain        7004771      SBRC         16,465,347.37     L.J. Melody & Company/GEMSA         0.060%
                                                                                       Loan Services, L.P.
  117    The Shops at Town Center          7003378      SBRC         16,000,000.00     GMAC Commercial Mortgage Corp.      0.080%
  122    Oak Mill Apartments               7004456      SBRC         13,600,749.44     GMAC Commercial Mortgage Corp.      0.050%
  123    Plaza de Hacienda                 7004294      SBRC         12,959,762.99     L.J. Melody & Company/GEMSA         0.080%
                                                                                       Loan Services, L.P.
  124    Shenandoah Square                 7003587      SBRC         12,934,050.48     L.J. Melody & Company/GEMSA         0.070%
                                                                                       Loan Services, L.P.
  126    Heritage Mall                     7003287      SBRC         12,384,772.73     L.J. Melody & Company/GEMSA         0.070%
                                                                                       Loan Services, L.P.
  127    Seekonk Crossing                  7003996      SBRC         12,331,089.11     L.J. Melody & Company/GEMSA         0.050%
                                                                                       Loan Services, L.P.
  134    Parker Towne Centre               7001097      SBRC          8,382,038.68     L.J. Melody & Company/GEMSA         0.090%
                                                                                       Loan Services, L.P.
  135    Food 4 Less                       7002471      SBRC          8,054,456.94     GMAC Commercial Mortgage Corp.      0.060%
  136    AAA Quality Storage-Long Beach    7003632      SBRC          7,259,431.52     L.J. Melody & Company/GEMSA         0.080%
                                                                                       Loan Services, L.P.
  141    202 Tillary Street                7004263      SBRC          5,970,563.95     L.J. Melody & Company/GEMSA         0.080%
                                                                                       Loan Services, L.P.
  146    Broad Creek Crossing Shopping     7003456      SBRC          5,067,561.69     GMAC Commercial Mortgage Corp.      0.100%
           Center
  148    Lincoln Plaza Shopping Center     7003332      SBRC          4,840,871.29     GMAC Commercial Mortgage Corp.      0.100%
  149    East-West Medical Center          7001423      SBRC          4,763,377.89     L.J. Melody & Company/GEMSA         0.090%
                                                                                       Loan Services, L.P.
  154    Three Fountains III Apartments    6603083      SBRC          4,557,765.70     L.J. Melody & Company/GEMSA         0.100%
                                                                                       Loan Services, L.P.
  155    Normandy Business Center          7001555      SBRC          4,448,758.82     L.J. Melody & Company/GEMSA         0.090%
                                                                                       Loan Services, L.P.
  161    Oxford Crest Apartments           7004350      SBRC          3,590,468.72     GMAC Commercial Mortgage Corp.      0.100%
  164    Northwest Plaza Shopping Center   6603456      SBRC          2,937,848.59     Financial Federal Savings Bank      0.080%



                                                               B-1F-1

                                  EXHIBIT B-1G

                     SCHEDULE OF CLASS X-2 REFERENCE RATES


   Interest                      Class X-2    Interest               Class X-2
    Accrual                      Reference     Accrual    Payment    Reference
    Period      Payment Date        Rate       Period       Date        Rate
   -----------------------------------------------------------------------------
       1          10/18/02        6.8557%        43       04/18/06    7.0536%
       2          11/18/02        7.0527%        44       05/18/06    6.8563%
       3          12/18/02        6.8558%        45       06/18/06    7.0537%
       4          01/18/03        6.8559%        46       07/18/06    6.8565%
       5          02/18/03        6.8560%        47       08/18/06    7.0539%
       6          03/18/03        6.8566%        48       09/18/06    7.0540%
       7          04/18/03        7.0531%        49       10/18/06    6.8567%
       8          05/18/03        6.8561%        50       11/18/06    7.0542%
       9          06/18/03        7.0533%        51       12/18/06    6.8538%
       10         07/18/03        6.8563%        52       01/18/07    6.8549%
       11         08/18/03        7.0534%        53       02/18/07    6.8560%
       12         09/18/03        7.0535%        54       03/18/07    6.8548%
       13         10/18/03        6.8565%        55       04/18/07    7.0511%
       14         11/18/03        7.0537%        56       05/18/07    6.8541%
       15         12/18/03        6.8566%        57       06/18/07    7.0513%
       16         01/18/04        7.0539%        58       07/18/07    6.8804%
       17         02/18/04        6.8578%        59       08/18/07    7.0771%
       18         03/18/04        6.8570%        60       09/18/07    7.0774%
       19         04/18/04        7.0541%        61       10/18/07    6.8811%
       20         05/18/04        6.8570%        62       11/18/07    7.0779%
       21         06/18/04        7.0543%        63       12/18/07    6.8970%
       22         07/18/04        6.8571%        64       01/18/08    7.0881%
       23         08/18/04        7.0545%        65       02/18/08    6.9001%
       24         09/18/04        7.0546%        66       03/18/08    6.8995%
       25         10/18/04        6.8573%        67       04/18/08    7.0920%
       26         11/18/04        7.0547%        68       05/18/08    6.9000%
       27         12/18/04        6.8575%        69       06/18/08    7.0928%
       28         01/18/05        6.8586%        70       07/18/08    6.9008%
       29         02/18/05        6.8597%        71       08/18/08    7.0941%
       30         03/18/05        6.8584%        72       09/18/08    7.0943%
       31         04/18/05        7.0551%        73       10/18/08    6.9032%
       32         05/18/05        6.8578%        74       11/18/08    7.0948%
       33         06/18/05        7.0553%        75       12/18/08    6.9036%
       34         07/18/05        6.8580%        76       01/18/09    6.9048%
       35         08/18/05        7.0555%        77       02/18/09    6.9192%
       36         09/18/05        7.0556%        78       03/18/09    6.8875%
       37         10/18/05        6.8582%        79       04/18/09    7.0675%
       38         11/18/05        7.0558%        80       05/18/09    6.8784%


                                    B-1G-1

       39         12/18/05        6.8584%        81       06/18/09    7.0616%
       40         01/18/06        6.8595%        82       07/18/09    6.8728%
       41         02/18/06        6.8628%        83       08/18/09    7.0616%
       42         03/18/06        6.8569%        84       09/18/09    7.0557%



                                    B-1G-2

                                 EXHIBIT B-1H

                     SCHEDULE OF MORTGAGE LOANS COVERED BY
                       GROUP TERRORISM INSURANCE POLICY






Control Number      Loan / Property Name                       Renewal Date
--------------      --------------------                       ------------

    106a         Greentree Apartments                       Septemeber 24, 2003

    106b         The Commons Apartments                     Septemeber 24, 2003

    107          Del Oro Apartments                         Septemeber 24, 2003

    108          Country Club Villas Apartments             Septemeber 24, 2003

    109          Royal Crest Apartments                     Septemeber 24, 2003

    127          Seekonk Crossing                           Septemeber 24, 2003

    128          Pines of Northwest Crossing Apartments     Septemeber 24, 2003

    164          Northwest Plaza Shopping Center            Septemeber 24, 2003



                                    B-1H-1

                                  EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY





September 30, 2002                                                                                               Exception Report

                                           Salomon Brothers Mortgage Securities, VII, Inc.
                                   Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2

-----------------------------------------------------------------------------------------------------------------------------
Collateral ID     Borrower Name                       Investor ID  Alternate Loan ID  Loan Amount      Doc Type   Exception
-------------     -------------                       -----------  -----------------  -----------      --------   ---------
-----------------------------------------------------------------------------------------------------------------------------
  1022002KEY2   Westgate Mall                         Column             10016990     56,400,000.00    MORT       20
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  1512002KEY2   Pheasant Run Apartments               Key                10016993     4,656,000.00     MORT       04

-----------------------------------------------------------------------------------------------------------------------------
  1512002KEY2   Pheasant Run Apartments               Key                10016993     4,656,000.00     MORT       68
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  1012002KEY2   Exchange Place                        SBRC               7001724      165,000,000.00   MORT       20
-----------------------------------------------------------------------------------------------------------------------------
  1412002KEY2   202 Tillary Street                    SBRC               7004263      6,000,000.00     MORT       20
-----------------------------------------------------------------------------------------------------------------------------
  1462002KEY2   Broad Creek Crossing Shopping Center  SBRC               7003456      5,100,000.00     MORT       20
-----------------------------------------------------------------------------------------------------------------------------
  1632002KEY2   35 Engel Street                       SBRC               6601322      3,360,000.00     MORT       20
-----------------------------------------------------------------------------------------------------------------------------
  1612002KEY2   Oxford Crest Apartments               SBRC               7004350      3,600,000.00     MORT       68
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
Collateral ID     Exception Description      Notation
-------------     ---------------------      --------
-----------------------------------------------------------------------
  1022002KEY2     UNRECORDED ORIGINAL
-----------------------------------------------------------------------

-----------------------------------------------------------------------
  1512002KEY2     PAGES ARE MISSING FROM     PAGES 22,23,24,25 MISSING
                  DOCUMENT
-----------------------------------------------------------------------
  1512002KEY2     CERTIFIED TRUE COPY
-----------------------------------------------------------------------

-----------------------------------------------------------------------
  1012002KEY2     UNRECORDED ORIGINAL
-----------------------------------------------------------------------
  1412002KEY2     UNRECORDED ORIGINAL
-----------------------------------------------------------------------
  1462002KEY2     UNRECORDED ORIGINAL
-----------------------------------------------------------------------
  1632002KEY2     UNRECORDED ORIGINAL
-----------------------------------------------------------------------
  1612002KEY2     CERTIFIED TRUE COPY
-----------------------------------------------------------------------



                                                               B-2-1

                                  EXHIBIT B-3

                        FORM OF CUSTODIAL CERTIFICATION


                                     [date]


Salomon Brothers Mortgage             Wells Fargo Bank Minnesota, N.A.
  Securities VII, Inc.                45 Broadway, 12th Floor
388 Greenwich Street                  New York, New York  10006
New York, New York  10013

Salomon Brothers Realty Corp.         KeyCorp Real Estate Capital Markets, Inc.
388 Greenwich Street                  d/b/a Key Commercial Mortgage
New York, New York  10013             911 Main Street, Suite 1500
                                      Kansas City, Missouri 64105

ARCap Special Servicing, Inc.         KeyBank National Association
ARCap CMBS Fund REIT, Inc.            911 Main Street, Suite 1500
5605 North MacArthur Blvd.            Kansas City, Missouri 64105
Irving, Texas 75038

Column Financial, Inc.
3414 Peachtree Road, N.E., Suite 1140
Atlanta, Georgia 30326

          Re:  Salomon Brothers Mortgage Securities VII, Inc.,
               Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
               ---------------------------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of September 11, 2002 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: if such Mortgage Loan is a Serviced Mortgage Loan, the original Mortgage Note specified in clause (a)(i) of the definition of "Mortgage File" in the Agreement and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and



                                    B-3-1
indemnity" certifying that the original of such Mortgage Note has been lost), the original or a copy of each document specified in clauses (a)(ii), (a)(iv), and (a)(vii) of the definition of "Mortgage File" in the Agreement, originals or copies of any documents specified in clauses (a)(iii), (a)(v), (a)(ix),
(a)(x), (a)(xi), (a)(xii), (a)(xiii) and (a)(xiv) of the definition of "Mortgage File" in the Agreement (to the extent that the Trustee has actual knowledge that such documents exist), and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received by the Trustee or a Custodian on its behalf; (ii) if such Mortgage Loan is the Westfarms Mall Mortgage Loan, the original Mortgage Note specified in clause (b)(i) of the definition of "Mortgage File" in the Agreement and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and indemnity" certifying that the original of such Mortgage Note has been lost), and the original or a copy of each document specified in clauses (b)(ii), (b)(iii) and
(b)(iv) of the definition of "Mortgage File" in the Agreement, have been received by the Trustee or a Custodian on its behalf; (iii) if such report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) in the Agreement (except in the case of the Westfarms Mall Mortgage Loan) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iv) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower and Lender), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(iii)(A) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File.

          Pursuant to Section 2.02(c) of the Agreement, the Trustee is not under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e) of the Agreement, the Trustee shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          In performing the reviews contemplated by Section 2.02(a) and
Section 2.02(b) of the Agreement, the Trustee or a Custodian on its behalf may have conclusively relied on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i), (a)(ii), (a)(iii) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(iv), (a)(v) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(vi) (to the extent that the Trustee has actual knowledge that such documents exist),
(a)(vii), (a)(ix) through (a)(xiii) (to the extent that the Trustee has actual knowledge that such documents exist), (a)(xiv), (b)(i), (b)(ii), (b)(iii) and
(b)(iv) of the definition of "Mortgage File" in the Agreement have been received and such additional information as will be necessary for making and/or delivering the certifications required by Section 2.02(a) and Section 2.02(b) of the Agreement. Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Section 2.02 of the Agreement, that one state level UCC filing and one county level UCC filing was made for each Mortgaged Property operated as a healthcare or hospitality property.



                                    B-3-2

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                     Respectfully,

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     not in its individual capacity but solely as Custodian


                                     By:   ____________________________________
                                     Name:
                                     Title:



                                    B-3-3

                                   EXHIBIT C

                        LETTERS OF REPRESENTATIONS AMONG
                        DEPOSITOR AND INITIAL DEPOSITORY




                                    C-1-1

                                                                     Exhibit C

                                  [DTC LOGO]



         Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
           Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           Letter of Representations
                    [To be Completed by Issuer and Agent]

               Salomon Brothers Mortgage Securities VII, Inc.**
          ---------------------------------------------------------
                               [Name of Issuer]

                       Wells Fargo Bank Minnesota, N.A.
          ---------------------------------------------------------
                                [Name of Agent]



                                                        September 26, 2002
                                                        -----------------------
                                                                   [Date]



Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

                Re:  SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                     --------------------------------------------------

                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     --------------------------------------------------

                     SERIES 2002-KEY2
                     --------------------------------------------------
                          [Issue description (the "Securities")]

Ladies and Gentlemen:

       This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement") among Salomon Brothers among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as Master Servicer, ARCap Special Servicing, Inc., as Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee. Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald
Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") are distributing the Securities through The Depository Trust Company ("DTC").




-------------------
**All obligations hereunder of the Issuer will be performed by the Depositor or the Depositor will cause the Issuer to perform such obligations.

       To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

       1. Prior to closing on the Securities on September 26, 2002 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

       [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

       On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

       On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

       Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

       2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

       3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Proxy Unit
                        Reorganization Department
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY 10041-0099

       4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, NY 11530-4719

       5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                      Manager, Reorganization Department
                      Reorganization Window
                      The Depository Trust Company
                      55 Water Street 50th Floor
                      New York, NY  10041-0099

       6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

       Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Put Bond Unit
                        Reorganization Department
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY 10041-0099

       7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

       8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        55 Water Street 25th Floor
                        New York, NY 10041-0099

       9. Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.] The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

       10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

       11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

       12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning
(212) 855-4430.

       13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

       14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

       15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

       16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

       17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

       18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

       19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

       20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

       21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

       22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

       23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

       24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933;
(b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

       25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

       26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

       27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

RIDER 1: Representations for Rule 144A Securities
-------------------------------------------------------------------------

RIDER 2: Representations for Rule 144A Securities (Portal)
-------------------------------------------------------------------------

Notes:
-----

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                               Very truly yours,


                                 Salomon Brothers Mortgage Securities VII, Inc.
                                 -----------------------------------------------
                                                  [Issuer]

                                 By: ___________________________________________
                                        [Authorized Officer's Signature]

                                 Wells Fargo Bank Minnesota, N.A.
                                 -----------------------------------------------
                                                [Agent]

                                 By: ___________________________________________
                                        [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY












cc:    Underwriter/Placement Agent
       Underwriter's/Placement Agent's Counsel


                                                                SCHEDULE A
                                                                -----------

                Salomon Brothers Mortgage Securities VII, Inc.
                 Commercial Mortgage Pass-Through Certificates
                               Series 2002-KEY2


---------------- ------------------- --------------------- ------------------ -----------------------
Class                CUSIP No.         Principal Amount        Maturity       Initial Pass-Through
-----                ---------         ----------------        --------       --------------------
                                                                                     Rate(1)
                                                                                     -------
---------------- ------------------- --------------------- ------------------ -----------------------
A-1                  79548CCN4       $        87,597,000       July 2007             3.2220%
---------------- ------------------- --------------------- ------------------ -----------------------
A-2                  79548CCP9       $       425,000,000     February 2012           4.4670%
---------------- ------------------- --------------------- ------------------ -----------------------
A-3                  79548CCQ7       $       252,265,000       July 2012             4.8650%
---------------- ------------------- --------------------- ------------------ -----------------------
B                    79548CCR5       $        39,643,000       July 2012             5.0150%
---------------- ------------------- --------------------- ------------------ -----------------------
C                    79548CCS3       $         9,327,000       July 2012             5.0450%
---------------- ------------------- --------------------- ------------------ -----------------------
D                    79548CCT1       $         9,328,000       July 2012             5.0740%
---------------- ------------------- --------------------- ------------------ -----------------------
E                    79548CCU8       $        13,991,000       July 2012             5.0840%
---------------- ------------------- --------------------- ------------------ -----------------------
F                    79548CCV6       $         9,328,000       July 2012             5.1630%
---------------- ------------------- --------------------- ------------------ ----------------------
H(3)                 79548CCZ7       $        6,996,000        July 2012             5.5590%
---------------- ------------------- --------------------- ------------------ ----------------------
J(3)                 79548CDA1       $       13,992,000        July 2012             5.6580%
---------------- ------------------- --------------------- ------------------ ----------------------
K(3)                 79548CDB9       $        9,327,000        July 2012             5.9540%
---------------- ------------------- --------------------- ------------------ ----------------------
L(3)                 79548CDC7       $       13,991,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
M(3)                 79548CDD5       $        9,328,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
N(3)                 79548CDE3       $        4,663,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
P(3)                 79548CDF0       $        2,332,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
Q(3)                 79548CDG8       $        6,996,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
S(3)                 79548CDH6       $        6,996,000        July 2012             6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
T(3)                 79548CDJ2       $       11,659,715     September 2018           6.1500%
---------------- ------------------- --------------------- ------------------ ----------------------
X-1(3)               79548CDK9       $     932,759,715(2)   September 2018           1.3579%
---------------- ------------------- --------------------- ------------------ ----------------------
X-2(3)               79548CDL7       $     409,554,000(2)   September 2009           2.0424%
---------------- ------------------- --------------------- ------------------ ----------------------



(1) Approximate
(2) Notional Amount
(3) Rule 144A Securities

                                                                SCHEDULE B
                                                                ----------


                      SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

       1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

       2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

       3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

       4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

       5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

       [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

       7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

       8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

       [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

       10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

       11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

       12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                  [DTC LOGO]


                  Representations for Rule 144A Securities--
               to be included in DTC Letter of Representations
               ------------------------------------------------

                         (Class X-1, X-2, H, J and K)


       1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,/1/ eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

       2. Issuer represents that the Securities are: [Note: Issuer must represent one of the following, and shall cross out the other.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

       3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

       4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.


-----------------------------

(1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                  [DTC LOGO]


                  Representations for Rule 144A Securities--
               to be included in DTC Letter of Representations
               -----------------------------------------------
                        (Class L, M, N, P, Q, S and T)

       1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,1 eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

       2. Issuer represents that the Securities are: [Note: Issuer must represent one of the following, and shall cross out the other.]

[included within PORTAL (for the Class, L, M, N, P, Q, S and T), a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System").]

       3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

       4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

-----------------------------
       1 A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                Salomon Brothers Mortgage Securities VII, Inc.
                Commercial Mortgage Pass-Through Certificates,
                               Series 2002-KEY2

                    Riders to DTC Letter of Representations



Rider 1

Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement") among Salomon Brothers among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as Master Servicer, ARCap Special Servicing, Inc., as Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee.

Rider 2

Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") are

Rider 3

The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

**All obligations hereunder of the Issuer will be performed by the Depositor or the Depositor will cause the Issuer to perform such obligations.


                                                                               Schedule A

                Salomon Brothers Mortgage Securities VII, Inc.
                 Commercial Mortgage Pass-Through Certificates
                               Series 2002-KEY2

Class        CUSIP No.         Principal Amount        Maturity       Initial Pass-Through
                                                                             Rate(1)
-----        ---------         ----------------        --------       --------------------

A-1          79548CCN4       $        87,597,000       July 2007             3.2220%
A-2          79548CCP9       $       425,000,000     February 2012           4.4670%
A-3          79548CCQ7       $       252,265,000       July 2012             4.8650%
B            79548CCR5       $        39,643,000       July 2012             5.0150%
C            79548CCS3       $         9,327,000       July 2012             5.0450%
D            79548CCT1       $         9,328,000       July 2012             5.0740%
E            79548CCU8       $        13,991,000       July 2012             5.0840%
F            79548CCV6       $         9,328,000       July 2012             5.1630%
H(3)         79548CCZ7       $        6,996,000        July 2012             5.5590%
J(3)         79548CDA1       $       13,992,000        July 2012             5.6580%
K(3)         79548CDB9       $        9,327,000        July 2012             5.9540%
L(3)         79548CDC7       $       13,991,000        July 2012             6.1500%
M(3)         79548CDD5       $        9,328,000        July 2012             6.1500%
N(3)         79548CDE3       $        4,663,000        July 2012             6.1500%
P(3)         79548CDF0       $        2,332,000        July 2012             6.1500%
Q(3)         79548CDG8       $        6,996,000        July 2012             6.1500%
S(3)         79548CDH6       $        6,996,000        July 2012             6.1500%
T(3)         79548CDJ2       $       11,659,715     September 2018           6.1500%
X-1(3)       79548CDK9       $     932,759,715(2)   September 2018           1.3579%
X-2(3)       79548CDL7       $     409,554,000(2)   September 2009           2.0424%


(1) Approximate
(2) Notional Amount
(3) Rule 144A Securities

                                  EXHIBIT D-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                    [date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services, Salomon Brothers Commercial Mortgage
            Trust 2002-KEY2, Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

           Re:  Salomon Brothers Mortgage Securities VII, Inc.,
                Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
                ---------------------------------------------------------------

         In connection with the administration of the Mortgage Files held by you as Custodian on behalf of the trustee under a certain Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, the undersigned as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee, the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

         ______   1.   Mortgage Loan paid in full.

                  The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

         ______   2.   Other.  (Describe) _____________________________________
             __________________________________________________________________
             __________________________________________________________________


The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has



                                    D-1-1
been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                   d/b/a KEY COMMERCIAL MORTGAGE
                                   as Master Servicer


                                   By:_______________________________________
                                      Name:
                                      Title:




                                    D-1-2

                                  EXHIBIT D-2

                 FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                    [date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:   Corporate Trust Services,
             Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

                 Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Pass-Through Certificates, Series 2002-KEY2
                       ------------------------------------------------------

         In connection with the administration of the Mortgage Files held by you as Custodian on behalf of the Trustee (as defined below) under a certain Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, the undersigned as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian on behalf of the Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

         ______   1.       The Mortgage Loan is being foreclosed.

         ______   2.       Other.  (Describe) _________________________________
              _________________________________________________________________
              _________________________________________________________________


The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.


                                    D-2-1

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       ARCAP SPECIAL SERVICING, INC.,
                                       as Special Servicer


                                       By:__________________________________
                                          Name:
                                          Title:




                                    D-2-2

                                  EXHIBIT E-1

                    FORM OF STATEMENT TO CERTIFICATEHOLDERS


                                [See Attached]




                                    E-1-1




                                                                                                                       EXHIBIT E-1

   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                              DISTRIBUTION DATE STATEMENT

                                                   Table of Contents



                    STATEMENT SECTIONS                                                    PAGE(s)
                    Certificate Distribution Detail                                          2
                    Certificate Factor Detail                                                3
                    Reconciliation Detail                                                    4
                    Other Required Information                                               5
                    Ratings Detail                                                           6
                    Current Mortgage Loan and Property Stratification Tables                7-9
                    Mortgage Loan Detail                                                    10
                    Principal Prepayment Detail                                             11
                    Historical Detail                                                       12
                    Delinquency Loan Detail                                                 13
                    Specially Serviced Loan Detail                                        14 - 15
                    Modified Loan Detail                                                    16
                    Liquidated Loan Detail                                                  17



                  Depositor                               Master Servicer                            Special Servicer

Salomon Brothers Mortgage Securities VII, Inc.   KeyCorp Real Estate Capital Markets,  Inc.
388 Greenwich Street                             d/b/a Key Commercial Mortgage                 ARCap Special Servicing, Inc.
New York, NY 10013                               911 Main Street, Suite 1500                   5605 N. MacArthur Blvd.
                                                 Kansas City, MO 64105                         Irving, TX 75038

Contact:       General Information Number        Contact:       Marty O'Conner                 Contact:  Chris Crouch
Phone Number:  (212) 816-6000                    Phone Number:  (816) 221-8800                 Phone Number: (972) 580-1688 Ext 30





This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer, and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A.
expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 1 of 17






   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                  Certificate Distribution Detail

                                                                                               Realized Loss/
                      Pass-                                                                      Additional
  Class\             Through      Original   Beginning   Principal     Interest     Prepayment     Trust         Total
Component   CUSIP     Rate        Balance     Balance  Distribution   Distribution    Premium   Fund Expenses  Distribution

   A-1               0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
   A-2               0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
   A-3               0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    B                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    C                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    D                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    E                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    F                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    H                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    J                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    K                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    L                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    M                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    N                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    P                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    Q                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    S                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    T                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    R                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00
    Y                0.000000%      0.00        0.00       0.00           0.00         0.00        0.00          0.00

Totals                              0.00        0.00       0.00           0.00         0.00        0.00          0.00



                         Current
  Class\     Balance   Subordination
Component    Ending      Level(1)

   A-1        0.00        0.00
   A-2        0.00        0.00
   A-3        0.00        0.00
    B         0.00        0.00
    C         0.00        0.00
    D         0.00        0.00
    E         0.00        0.00
    F         0.00        0.00
    H         0.00        0.00
    J         0.00        0.00
    K         0.00        0.00
    L         0.00        0.00
    M         0.00        0.00
    N         0.00        0.00
    P         0.00        0.00
    Q         0.00        0.00
    S         0.00        0.00
    T         0.00        0.00
    R         0.00        0.00
    Y         0.00        0.00

Totals        0.00        0.00



                        Pass-       Original    Beginning                                               Ending
                       Through     Notional     Notional      Interest     Prepayment     Total        Notional
  Class      CUSIP      Rate        Amount       Amount     Distribution    Premium     Distribution    Amount

   X-1                0.000000       0.00         0.00         0.00           0.00         0.00           0.00
   X-2                0.000000       0.00         0.00         0.00           0.00         0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 2 of 17



   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002



                                                      Certificate Factor Detail


                                                                                                   Realized Loss/
    Class/                    Beginning         Principal          Interest         Prepayment    Additional Trust       Ending
  Component      CUSIP         Balance         Distribution      Distribuiton        Premium        Fund Expenses       Balance

       A-1                    0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
       A-2                    0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
       A-3                    0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        B                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        C                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        D                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        E                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        F                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        H                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        J                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        K                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        L                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        M                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        N                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        P                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        Q                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        S                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        T                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        R                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000
        Y                     0.00000000        0.00000000         0.00000000       0.00000000        0.00000000       0.00000000



                                  Beginning                                                  Ending
                                  Notional             Interest           Prepayment        Notional
  Class         CUSIP              Amount            Distribution           Premium          Amount

   X-1                           0.00000000           0.00000000          0.00000000        0.00000000
   X-2                           0.00000000           0.00000000          0.00000000        0.00000000


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 3 of 17






   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002



                                                       Reconciliation Detail

             Advance Summary                                                     Master Servicing Fee Summary

P & I Advances Outstanding                    0.00           Current Period Accrued Master Servicing Fees                    0.00
Servicing Advances Outstanding                0.00           Less Master Servicing Fees on Delinquent Payments               0.00
Reimbursements for Interest on P&I            0.00           Less Reductions to Master Servicing Fees                        0.00
Advances paid from general collections                       Plus Master Servicing Fees on Delinquent Payments Received      0.00
                                                             Plus Adjustments for Prior Master Servicing Calculation         0.00
Reimbursements for Interest on Servicing      0.00           Total Master Servicing Fees Collected                           0.00
Advances paid from general collections


                              Certificate Interest Reconciliation


                                                              Distributable
              Accrued      Net Aggregate       Distributable   Certificate    Additional                      Remaining Unpaid
            Certificate     Prepayment         Certificate     Interest       Trust Fund      Interest         Distributable
  Class      Interest    Interest Shortfall     Interest       Adjustment      Expenses     Distribution    Certificate Interest

   A-1         0.00            0.00               0.00            0.00           0.00           0.00                 0.00
   A-2         0.00            0.00               0.00            0.00           0.00           0.00                 0.00
   A-3         0.00            0.00               0.00            0.00           0.00           0.00                 0.00
   X-1         0.00            0.00               0.00            0.00           0.00           0.00                 0.00
   X-2         0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    B          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    C          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    D          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    E          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    F          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    H          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    J          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    K          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    L          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    M          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    N          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    P          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    Q          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    S          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    T          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    R          0.00            0.00               0.00            0.00           0.00           0.00                 0.00
    Y          0.00            0.00               0.00            0.00           0.00           0.00                 0.00

 Totals        0.00            0.00               0.00            0.00           0.00           0.00                 0.00


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 4 of 17





   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002






                                                    Other Required Information


                                                                                 Appraisal Reduction Amount

               Available Distribution Amount                           0.00                Appraisal     Cumulative    Most Recent
                                                                                 Loan      Reduction       ASER          App. Red.
                                                                                Number     Effected       Amount            Date

               Aggregate Number of Outstanding Loans                      0
               Aggregate Unpaid Principal Balance of Loans             0.00
               Aggregate Stated Principal Balance of Loans             0.00


               Aggregate Amount of Servicing Fee                       0.00
               Aggregate Amount of Special Servicing Fee               0.00
               Aggregate Primary Servicing Fee                         0.00

               Aggregate Amount of Trustee Fee                         0.00

               Aggregate Trust Fund Expenses                           0.00       Total


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 5 of 17





   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                          Ratings Detail



                                               Original Ratings                 Current Ratings  (1)
     Class             CUSIP
                                       Fitch      Moody's      S & P        Fitch      Moody's      S & P

     A-1
     A-2
     A-3
     X-1
     X-2
      B
      C
      D
      E
      F
      H
      J
      K
      L
      M
      N
      P
      Q
      S
      T


NR - Designates that the class was not rated by the above agency at the time of original issuance.
X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.



Fitch, Inc.                                   Moody's Investors Service                Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                         55 Water Street
New York, New York 10004                      New York, New York 10007                 New York, New York 10041
(212) 908-0500                                (212) 553-0300                           (212) 438-2430



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 6 of 17






   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                     Current Mortgage Loan and Property Stratification Tables

                         Scheduled Balance                                                        State   (3)

                                 % of                                                             % of
Scheduled    # of    Scheduled    Agg.   WAM           Weighted               # of     Scheduled   Agg.   WAM           Weighted
 Balance     loans    Balance     Bal.   (2)   WAC    Avg DSCR(1)     State   Props.    Balance    Bal.   (2)    WAC   Avg DSCR(1)










Totals                                                                  Totals

See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 7 of 17






   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




           Current Mortgage Loan and Property Stratification Tables


                  Debt Service Coverage Ratio


                                            % of
  Debt Service       # of     Scheduled      Agg.     WAM           Weighted
 Coverage Ratio     loans       Balance      Bal.     (2)   WAC    Avg DSCR(1)










   Totals


                              Property Type (3)


                                         % of
                 # of     Scheduled       Agg.    WAM            Weighted
Property Type    Props.    Balance        Bal.    (2)   WAC     Avg DSCR(1)










   Totals


                                   Note Rate


                                         % of
                 # of     Scheduled       Agg.    WAM            Weighted
  Note Rate      loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)










   Totals




                                   Seasoning


                                         % of
                 # of     Scheduled       Agg.    WAM            Weighted
 Seasoning       loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)










   Totals

See footnotes on last page of this section.
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 8 of 17






   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




           Current Mortgage Loan and Property Stratification Tables

              Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated                               % of
 Remaining        # of     Scheduled       Agg.    WAM            Weighted
  Term (2)        loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)











   Totals


                Remaining Stated Term (Fully Amortizing Loans)


Remaining                                 % of
 Stated           # of     Scheduled       Agg.    WAM            Weighted
  Term            loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)










   Totals


              Remaining Amortization Term (ARD and Balloon Loans)


Remaining                                 % of
Amortization      # of     Scheduled       Agg.    WAM            Weighted
  Term            loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)










   Totals


                            Age of Most Recent NOI


                                          % of
Age of Most       # of     Scheduled       Agg.    WAM            Weighted
Recent NOI        loans     Balance        Bal.    (2)   WAC     Avg DSCR(1)











   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The
Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 9 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                       Mortgage Loan Detail



                                                                                            Anticipated                   Neg.
 Loan                 Property                        Interest      Principal     Gross      Repayment      Maturity     Amort
Number      ODCR       Type(1)    City      State      Payment       Payment      Coupon       Date           Date        (Y/N)










         Totals


             Beginning      Ending      Paid      Appraisal      Appraisal       Res.        Mod.
 Loan       Scheduled     Scheduled     Thru      Reduction      Reduction      Strat.       Code
Number       Ba;amce       Balance      Date        Date          Amount         (2)         (3)










         Totals



       (1)  Property Type Code                                         (2)  Resolution Strategy Code


MF - Multi-Family        OF - Office               1 - Modification      6 - DPO                     10 - Deed In Lieu Of
RT - Retail              MU - Mixed Use            2 - Foreclosure       7 - REO                          Foreclosure
HC - Health Care         LO - Lodging              3 - Bankruptcy        8 - Resolved                11 - Full Payoff
IN - Industrial          SS - Self Storage         4 - Extension         9 - Pending Return          12 - Reps and Warranties
WH - Warehouse           OT - Other                5 - Note Sale             to Master Servicer      13 - Other or TBD
MH - Mobile Home Park


(3)  Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 10 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                    Principal Prepayment Detail


                 Offering Document           Principal Prepayment Amount                    Prepayment Penalties
Loan Number       Cross-Reference        Payoff Amount    Curtailment Amount     Prepayment Premium       Yeild Maintenance Charge












 Totals


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 11 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                         Historical Detail

                                Delinquencies                                                                   Prepayments

Distribution   30-59 Days     60-89 Days   90 Days or More  Foreclosure       REO         Modifications   Curtailments     Payoff
   Date       #  Balance     #  Balance     #  Balance     #  Balance     #  Balance     #  Balance      #  Balance     #  Balance










                             Rate and Maturities
Distribution       Net Weighted Avg.
   Date            Coupon          Remit          WAM










Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 12 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                      Delinquency Loan Detail



                   Offering            # of                        Current       Outstanding      Status of      Resolution
                   Document           Months      Paid Through      P & I          P & I          Mortgage        Strategy
Loan Number     Cross-Reference       Delinq.         Date         Advances       Advances         Loan(1)         Code(2)













  Totals

                                                       Actual       Outstanding
                    Servicing         Foreclosure       Loan         Servicing     Bankruptcy      REO
Loan Number       Transfer Date         Date           Balance        Advances        Date         Date










  Totals


                   (1) Status of Mortgage Loan

A - Payments Not Received            2 - Two Months Delinquent
    But Still in Grace Period        3 - Three or More Months Delinquent
B - Late Payment But Less            4 - Assumed Scheduled Payment
    Than 1 Month Delinquent              (Performing Matured Loan)
0 - Current                          7 - Foreclosure
1 - One Month Deliquent              9 - REO



                     (2) Resolution Strategy Code

1 - Modification       6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                       Foreclosure
3 - Bankruptcy         8 - Resolved             11 - Full Payoff
4 - Extension          9 - Pending Return       12 - Reps and Warranties
5 - Note Sale              to Master Servicer   13 - Other or TBD



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 13 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                              Specially Serviced Loan Detail - Part 1



                                 Offering        Servicing      Resolution
 Distribution       Loan         Document         Transfer       Strategy        Scheduled      Property                 Interest
   Date            Number     Cross-Reference       Date          Code(1)         Balance        Type(2)      State        Rate











                                   Net                                                                   Remaining
 Distribution     Actual         Operating        NOI                           Note       Maturity     Amoritization
   Date          Balance          Income          Date          DSCR            Date         Date           Term










                     (1) Resolution Strategy Code                                  (2)  Property Type Code

1 - Modification       6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family        OF - Office
2 - Foreclosure        7 - REO                       Foreclosure            RT - Retail              MU - Mixed Use
3 - Bankruptcy         8 - Resolved             11 - Full Payoff            HC - Health Care         LO - Lodging
4 - Extension          9 - Pending Return       12 - Reps and Warranties    IN - Industrial          SS - Self Storage
5 - Note Sale              to Master Servicer   13 - Other or TBD           WH - Warehouse           OT - Other
                                                                            MH - Mobile Home Park


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 14 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                              Specially Serviced Loan Detail - Part 2


                               Offering         Resolution        Site
Distribution      Loan         Document          Strategy       Inspection                       Appraisal      Appraisal
    Date         Number     Cross-Reference       Code(1)         Date         Phase 1 Date         Date          Value












Distribution                 Other REO
    Date                   Property Revenue                    Comment












                     (1) Resolution Strategy Code

1 - Modification       6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                       Foreclosure
3 - Bankruptcy         8 - Resolved             11 - Full Payoff
4 - Extension          9 - Pending Return       12 - Reps and Warranties
5 - Note Sale              to Master Servicer   13 - Other or TBD



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 15 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                       Modified Loan Detail

               Offering
 Loan          Document          Pre-Modification
Number      Cross-Reference         Balance          Modification DAte                  Modification Description











 Totals



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 16 of 17







   WELLS
   FARGO

                                                                                         For Additional Information please contact
                                     Salomon Brothers Mortgage Securities VII, Inc.                 CTSLink Customer Service
Wells Fargo Bank Minnesota, N.A.     Commercial Mortgage Pass-Through Certificates                     (301) 815-6600
Corporate Trust Services                          Series 2002-KEY2                        Reports Available on the World Wide Web
9062 Old Annapolis Road                                                                               @ www.ctslink.com/cmbs
Columbia, MD 21045-1951
                                                                                            Payment Date:           10/18/2002
                                                                                            Record Date:            09/30/2002




                                                      Liquidated Loan Detail


                         Final Recovery       Offering                                                              Gross Proceeds
 Loan                    Determination        Document          Appraisal     Appraisal      Actual       Gross       as a % of
Number                      Date          Cross-Reference        Date          Value        Balance     Proceeds    Actual Balance












  Current Total

Cumulative Total


                             Aggregate         Net          Net Proceeds                     Repurchased
 Loan                        Liquidation      Liqidation      as a % of        Realized        by Seller
Number                       Expenses*       Proceeds      Actual Balance       Loss           (Y/N)












  Current Total

Cumulative Total


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                                                                Page 17 of 17



                                                       EXHIBIT E-2

                                            CMSA Servicer Watch List Criteria


----------------------------------------------------------------------------------------------------------------------------------
Property Type:  ALL
----------------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                                     Review Threshold                    Release Threshold
----------------------------------------------------------------------------------------------------------------------------------
Financial Conditions
----------------------------------------------------------------------------------------------------------------------------------
   1 A         Delinquent P&I Payments                      >2 payments. Due                    Current
----------------------------------------------------------------------------------------------------------------------------------
   1 B         Delinquent taxes.                            Servicer has knowledge that the     Taxes are brought current including
                                                            taxes are more than 30 days past    all interest and penalties
                                                            due
----------------------------------------------------------------------------------------------------------------------------------
   1 C         Delinquent or Forced Placed Insurance        The earlier of 30 days delinquent   Receipt of proof of satisfactory
                                                            or insurance is forced placed       insurance in force
----------------------------------------------------------------------------------------------------------------------------------
   1 D         Outstanding servicing advances (L38 and/or   >30 days delinquent                 Servicing Advances have been repaid
               L39)
----------------------------------------------------------------------------------------------------------------------------------
   1 E         DSCR Absolute Level based on normalized Net  < 1.10; <1.20 for healthcare &      DSCR above threshold or at
               Cash Flow.  Use yr. End normalized numbers   lodging; exclude CTL, ground        servicer's discretion after 3 mos.
               or use the most recent  trailing 12 mos.     leases and single tenant NNN
               Normalized or most recent ytd normalized if
               available.  (Ytd normalized should only be
               used if the property is not impacted by
               seasonality issues).
---------------------------------------------------------------------------------------------------------------------------------
   1 F         DSCR Decrease from U/W.  Absolute Level      <75% UW DSCR; Excludes CTL,         DSCR above threshold or at
               based on normalized Net Cash Flow.  Use yr.  ground leases and single tenant     servicer's discretion after 3 mos.
               End normalized numbers or use the most       NNN.
               recent trailing 12 mos. Normalized or most
               recent ytd normalized if available.
               (Ytd normalized should only be used
               the property is not impacted by seasonality
               issues).
----------------------------------------------------------------------------------------------------------------------------------
   1 G         Floater DSCR - DSCR Decrease from U/W or     DSCR <.95 or <70% U/W stablized     DSCR above threshold or at
               absolute level based on annualized Net Cash  NCF number.  Excludes CTL, ground   servicer's discretion after 3 mos.
               Flow.  Absolute Level based on annualized    leases and single tenant NNN
               normalized Net Cash Flow.  Use yr. End
               normalized numbers for the most recent
               trailing 12 mos. Normalized or most recent
               ytd normalized if available.  (Ytd
               normalized should only be used the property
               is not impacted by seasonality issues).
----------------------------------------------------------------------------------------------------------------------------------
   1 H         Defaulted or matured senior lien and/or      When notice received by Servicer    Default cured or lien paid off
               mechanics lien in excess of 5% of UPB.
----------------------------------------------------------------------------------------------------------------------------------
   1 I         Defaulted, matured, or discovery of          When notice received by Servicer    Default has been cured or loan
               previously undisclosed, subordinate lien                                         assumed by subordinate lienholder
               including mezzanine debt                                                         or mezzanine debt is approved by
                                                                                                the Servicer.
----------------------------------------------------------------------------------------------------------------------------------
   1 J         Any unplanned draw on a LOC or reserve to    Any Occurrence                      After funds or LOC replaced if
               pay debt service.                                                                required by the documents
----------------------------------------------------------------------------------------------------------------------------------
Borrower Issues
----------------------------------------------------------------------------------------------------------------------------------
   2 A         Substantive required repairs reserved for    If required repair not completed    Satisfactory verification that
               at closing or otherwise disclosed to         within 60 days following the due    repairs have been completed
               Servicer not completed by due date.          date (including extensions
                                                            approved by Servicer)
----------------------------------------------------------------------------------------------------------------------------------





                                                          E-2-1

----------------------------------------------------------------------------------------------------------------------------------
Property Type:  ALL
----------------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                                     Review Threshold                    Release Threshold
----------------------------------------------------------------------------------------------------------------------------------
   2 B         Remediation or O & M plan                    Any knowledge of deficiency that    When plan deficiencies have been
               deficiencies/non-compliance reservied for    adversely affects the               cured
               at closing or otherwise disclosed to         performance/value of the property.
               Servicer
----------------------------------------------------------------------------------------------------------------------------------
   2 C         Occurrence of servicing trigger event in     Any Occurrence                      Cure of the event that required
               the mortgage loan documents (for example:                                        action under the mortgage
               Springing Lockbox, Management or Franchise                                       documents, or satisfying relevant
               change based on minimum NOI/DSCR threshold                                       mortgage loan provisions or after
               levels)                                                                          the establishment of reserve, LOC
                                                                                                or lockbox.
----------------------------------------------------------------------------------------------------------------------------------
   2 D         Unsubordinated or subordinated ground lease  When notice received by Servicer    When default cured
               default
----------------------------------------------------------------------------------------------------------------------------------
   2 E         Expiration of unsubordinated ground lease    Any Occurrence                      New lease or option has been
               within 6 months                                                                  exercised
----------------------------------------------------------------------------------------------------------------------------------
   2 F         Operating license or franchise agreement     When notice received by Servicer    New franchise or license in place,
               default                                                                          or default under franchise or
                                                                                                license has been cured
----------------------------------------------------------------------------------------------------------------------------------
   2 G         Bankruptcy of Borrower/owner, principal      Upon receipt of notice by Servicer  Bankruptcy resolved or six months
               backer or guarantor bankruptcy that comes                                        after bankruptcy is filed,
               to the knowledge of Lender/Servicer                                              whichever occurs first.
----------------------------------------------------------------------------------------------------------------------------------
   2 H         Federal/State Survey for Nursing Homes that  Servicer has not received a new     Annual survey submitted or
               require the report per the loan documents.   survey within 18 months of the      deficiency cured
                                                            last survey received by the
                                                            Servicer or the latest survey
                                                            indicates a deficiency level of F
                                                            or higher
----------------------------------------------------------------------------------------------------------------------------------
Property Condition Issues
----------------------------------------------------------------------------------------------------------------------------------
   3 A         Inspection reveals Poor or Not Accessible    Any Occurrence                      Determination by Servicer in its
               condition as defined by the MBA/CMSA                                             discretion that property
               Property Inspection Form                                                         deficiencies have been cured, or
                                                                                                access allowed and inspection
                                                                                                completed
----------------------------------------------------------------------------------------------------------------------------------
   3 B         Inspection reveals new and uninsured         The Servicer becomes aware in       Determination by Servicer in its
               potentially harmful environmental issue      ordinary course of an inspection.   discretion that property
                                                                                                deficiencies have been cured
----------------------------------------------------------------------------------------------------------------------------------
   3 C         When notice received by lender of a          When Servicer becomes aware of a    Determination by Servicer in its
               property affected by major casualty or       casualty or condemnation equal to   discretion that all necessary
               condemnation proceeding affecting future     the lesser of 10% of UPB or         repairs have been completed
               cashflows.                                   $500,000                            satisfactorily or that condemnation
                                                                                                proceedings have been completed and
                                                                                                that the asset can perform at
                                                                                                satisfactory levels
----------------------------------------------------------------------------------------------------------------------------------
Lease Rollover, Tenant Issues and Vacancy
----------------------------------------------------------------------------------------------------------------------------------
   4 A         Occupancy decrease (excludes lodging)        <80% of UW                          When condition no longer exists
----------------------------------------------------------------------------------------------------------------------------------
   4 B         Reduced EGI for all property types           <80% U/W EGI and <1.10 DSCR all     DSCR above threshold
               (including lodging) Use yr. End normalized   property types except use <80% U/W
               numbers or the most recent  trailing 12      EGI and <1.20 for healthcare and
               mos. Normalized or most recent ytd           lodging
               normalized if available.  (Ytd normalized
               should only be used if the property is not
               impacted by seasonality issues).
----------------------------------------------------------------------------------------------------------------------------------
   4 C         Single tenant or any tenant with a lease>    Single tenant or any one tenant>    When condition no longer exists
               30% NRA expiring within the next 12 months.  30% NRA; Excludes Multifamily,
                                                            Lodging, Healthcare, MH Park &
                                                            Self Storage as well as
                                                            fully

----------------------------------------------------------------------------------------------------------------------------------




                                                          E-2-2

----------------------------------------------------------------------------------------------------------------------------------
Property Type:  ALL
----------------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                                     Review Threshold                    Release Threshold
----------------------------------------------------------------------------------------------------------------------------------
                                                            amortizing CTL loans
                                                            when the lease expires
                                                            co-terminus with
                                                            the loan.
----------------------------------------------------------------------------------------------------------------------------------
   4 D         Any top 3 tenant with a lease expiring that  Cumulative lease expirations        When condition no longer exists
               occupies > 5% of the NRA and the             within the next 12 months are >
               combination of those expiring leases within  30% of the NRA and each underlying
               the next 12 months that are > 30% of the     lease of the Cumulative lease
               NRA.                                         expirations is > 5%
----------------------------------------------------------------------------------------------------------------------------------
   4 E         Bankruptcy of major tenant, licenser or      > 30% NRA; Excludes Multifamily,    When condition no longer exists
               franchiser.                                  Lodging, MH Park & Self Storage;
                                                            For Healthcare bankruptcy of
                                                            tenant under master lease or of
                                                            management company
----------------------------------------------------------------------------------------------------------------------------------
   4 F         Major tenant lease is in default,            > 30% NRA and < 1.20 DSCR;          When condition no longer exists
               terminated or is dark                        Excludes Multifamily, Lodging, MH
                                                            Park & Self Storage; For
                                                            Healthcare failure to comply with
                                                            Regulatory Requirements
----------------------------------------------------------------------------------------------------------------------------------
Maturity
----------------------------------------------------------------------------------------------------------------------------------
   5 A         Pending loan maturity or anticipated         < 90 days                           Until loans is extended or paid
               repayment date with balloon balance due                                          off, or for ARD loans not other WL
                                                                                                trigger or event has occurred.
----------------------------------------------------------------------------------------------------------------------------------
Other
----------------------------------------------------------------------------------------------------------------------------------
   6 A         Any other situation that indicates an        As determined by Servicer           When condition no longer exists
               increased level of default risk that may
               create potential losses to investors.
----------------------------------------------------------------------------------------------------------------------------------





                                                          E-2-3


                                                       EXHIBIT E-3

                                  CONTROLLING CLASS REPRESENTATIVE'S REPORTS CHECKLIST


---------------------------------------------------------------------------------------------------------------------
               Information                                           Format                    Frequency
---------------------------------------------------------------------------------------------------------------------
       Property Operating Statement              Actual              PDF/TIF             As received/Quarterly
---------------------------------------------------------------------------------------------------------------------
            Property Rent Roll                   Actual              PDF/TIF             As received/Quarterly
---------------------------------------------------------------------------------------------------------------------
   Other Financials as required by loan          Actual              PDF/TIF                  As received
                documents
----------------------------------------------------------------------------------- ---------------------------------
           Property Inspection                   Actual              PDF/TIF             As received/Quarterly
----------------------------------------------------------------------------------- ---------------------------------
  Payments Received After Determination          Monthly              Excel         Master Servicer Remittance Date
             Date Report (1)
---------------------------------------------------------------------------------------------------------------------
   Mortgage Loans Delinquent Report (2)          Monthly              Excel                30th of each month
---------------------------------------------------------------------------------------------------------------------
    Interest on Advance Reconciliation           Monthly              Excel                Distribution Date
---------------------------------------------------------------------------------------------------------------------
CMSA Setup File (Issuer/Trustee/Servicer)       CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
            CMSA Property File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
      CMSA Loan Periodic Update File            CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
           CMSA Financial File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
     Distribution Statement (Trustee)            Monthly            Excel/PDF          Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
         CMSA Bond File (Trustee)               CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
      CMSA Collateral File (Trustee)            CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
        CMSA Supplemental Reports               CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
   Operating Statement Analysis Report          CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
         NOI Adjustment Worksheet               CMSA IRP          Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------
Documentation Exceptions Report (Trustee)       Quarterly         Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------



Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Master Servicer Remittance Date. This list should represent all delinquent loans that required a P and I Advance be made.

(2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.





                                     E-3-1

(3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.

Ricka Moore                                        Larry Duggins
Director Bond/Mortgage Surveillance                President
ARCap REIT, Inc.                                   ARCap REIT, Inc.
rmoore@arcap.com                                   lduggins@arcap.com
(972) 580-1688 ext. 29                             (972) 580-1688 ext. 11





                                    E-3-2



                                                       EXHIBIT E-4

                                Form of Payments Received after Determination Date Report

Servicer

Deal Name                                                                                      EXHIBIT

For the Collection Period Ending:

Master Servicer Remittance Date:

PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT


   Primary                                       Scheduled   Scheduled      Current      Current      Paid To      Updated
  Servicer          Prospectus     Primary       Principal    Interest     Principal     Interest     Date at      Paid To
     ID             Loan Number  Loan Number       Amount      Amount        Amount      Advance   Determination    Date
------------------------------------------------------------------------------------------------------------------------------
07                      66            1           3,418.94    26,389.96     3,418.94    26,389.96     1/1/2001   02/01/2001
                                              ----------------------------------------------------
Count for Servicer:      1                        3,418.94    26,389.96     3,418.94    26,389.96

67                      81            10          3,514.47    21,633.35     3,514.47    21,633.35     1/1/2001   02/01/2001
                                              ----------------------------------------------------
Count for Servicer:      1                        3,514.47    21,633.35     3,514.47    21,633.35

68                      10            12         11,963.80   101,994.57    11,963.80   101,994.57     1/1/2001   02/01/2001
                                              ----------------------------------------------------
Count for Servicer:      1                       11,963.80   101,994.57    11,963.80   101,994.57

01                      15            25         15,938.77    85,512.32    15,938.77    85,512.32     1/1/2001
01                      26            26          5,613.32    62,169.85     5,613.32    62,169.85     1/1/2001   02/01/2001
01                      28            78          4,670.62    61,305.46     4,670.62    61,305.46     1/1/2001   02/01/2001
01                      32            66          3,795.11    56,680.17     3,795.11    56,680.17     1/1/2001   02/01/2001
01                      40            58          8,045.30    38,453.73     8,045.30    38,453.73     1/1/2001
01                      53            51          6,682.28    34,856.39     6,682.28    19,715.89     1/1/2001
01                      54            52          6,336.59    35,769.60     6,336.59    24,573.61     1/1/2001
01                      56            53          4,529.09    29,973.27     4,529.09    29,973.27     1/1/2001   02/01/2001
01                      58            56          4,022.52    30,914.96     4,022.52    30,914.96     1/1/2001   02/01/2001
01                      64            45          6,101.99    31,228.53     6,101.99    31,228.53     1/1/2001
01                      69            15          5,580.88    27,630.09     5,580.88    27,630.09     1/1/2001   02/01/2001
01                      95            49          6,299.93    16,815.46     6,299.93    16,815.46     1/1/2001   02/01/2001
01                     100            70          1,232.52    14,268.98     1,232.52    14,268.98     1/1/2001
01                     102            39          1,097.59    13,299.82     1,097.59    13,299.82     1/1/2001
01                     104            84            881.08    14,115.78       881.08    14,115.78     1/1/2001   02/01/2001
01                     115            67            808.33    11,402.47       808.33    11,402.47     1/1/2001   02/01/2001
01                     118           206          1,639.27    10,278.41     1,639.27    10,278.41     1/1/2001   02/01/2001
                                         -----------------------------------------------------------------
Count for Servicer:   17                         83,275.19   574,675.29    83,275.19   548,338.80

                                         -----------------------------------------------------------------
Grand Total:   20                               102,172.40   724,693.17   102,172.40   698,356.68



   Primary               Primary       Sub         Master
  Servicer               Servicer    Servicer     Servicer      Retained
     ID                    Fees        Fees         Fees          Fees          Net Advance
-----------------------------------------------------------------------------------------
07                          0.00       193.33       225.56         0.00
                       ----------------------------------------------------------------------
Count for Servicer:         0.00       193.33       225.56         0.00             0.00

67                          0.00       201.64       201.64         0.00
                       ----------------------------------------------------------------------
Count for Servicer:         0.00       201.64       201.64         0.00             0.00

68                          0.00       912.99       912.99         0.00
                       ----------------------------------------------------------------------
Count for Servicer:         0.00       912.99       912.99         0.00             0.00

01                        577.79         0.00       231.11         0.00       100,642.19
01                        409.01         0.00       163.60         0.00
01                        537.09         0.00       537.09         0.00
01                        345.19         0.00       138.08         0.00
01                        222.28         0.00        88.91         0.00        46,187.84
01                        195.82         0.00        78.33         0.00        26,124.02
01                        194.61         0.00        77.84         0.00        30,637.75
01                        193.88         0.00        77.55         0.00
01                        188.51         0.00        75.40         0.00
01                        176.83         0.00        70.73         0.00        37,082.96
01                        157.35         0.00        62.94         0.00
01                        101.91         0.00        40.76         0.00
01                         85.34         0.00        34.14         0.00        15,382.02
01                         85.26         0.00        34.10         0.00        14,278.05
01                        118.05         0.00       118.05         0.00
01                         70.47         0.00        28.19         0.00
01                         67.71         0.00        27.08         0.00
                       ----------------------------------------------------------------------
Count for Servicer:     3,727.10         0.00     1,883.90         0.00       270,334.83

                       ----------------------------------------------------------------------
Grand Total:   20       3,727.10     1,307.96     3,224.09         0.00       270,334.83
                                                                             ================




                                                         E-4-1



                                                       EXHIBIT E-5

                                        Form of Mortgage Loans Delinquent Report



                                            Mortgage Loans Delinquency Report
                                             As of Month End ______________
                                    Deal Name


                                                                                                    Outstanding  Outstanding
Loan          Loan      Pro-Sup   Property      Ending      Scheduled      Late      Unallocated      P & I       Servicing
Nbr           Officer     Id        Name      Sch.Prin.Bal.  Payment       Fees        Suspense      Advances      Advances

010012213     abby              34 XYZ         519,504.30    5,059.04       787.73         0.00       10,118.00      400.00
                                  Building






                                                                                                      .



Specially Serviced Loans
------------------------
010003938     an                 43 xxx        541,866.64    6,461.77     6,718.74          0.00
010007088     an                 44 bbb      1,638,421.35   12,354.52     3,989.05          0.00
010003604     an                 45 ccc      2,994,388.87   33,671.76    11,785.13    388,686.54




Loan              Paid      First Due   Grace
Nbr              To Date      Date       Days   Comments

010012213         01/01/01   11/01/2000     6   2/26/01: Servicer has begun legal action.
                                                Borrower states that additional time is
                                                needed to become current. Servicer will not
                                                stop legal action until loan is brought
                                                completely current. 2/22/01: Drafted final
                                                default letter for approval by management.
                                                Pending management approval, will also
                                                instruct Servicer counsel to send final
                                                default notice.

Specially
Serviced
 Loans
-----------
010003938 an      10/10/00   06/01/1998     11  Loan in Special Servicing
010007088 an      10/10/00   12/01/1998      8  Loan in Special Servicing
010003604 an      10/10/00   03/01/1999      6  Loan in Special Servicing




                                                         E-5-1

                                  EXHIBIT E-6

             ARCap Naming Convention for Electronic File Delivery


ARCap Naming Convention for Electronic File Delivery

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1,2,3,etc).

The Statement Types are:  OS   - Operating Statement  (PDF or TIF format)
                          OSAR - Operating Statement Analysis Report &
                                 NOI ADJ Worksheet (Excel Format
                                 named individually, not rolling
                                 format)
                          FS  -  Borrower Financial Statement (PDF or TIF)
                          RR  -  Rent Roll (Excel or PDF or TIF)
                          PI --  Property Inspection (Excel format)
                          HS  -  Healthcare Survey
                          FR  -  Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001.

The Months Covered by the Statement should range from 01 to 12.



                                    E-6-1

                                 EXHIBIT F-1A

                       FORM I OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                             HELD IN PHYSICAL FORM


                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services, Salomon Brothers Commercial Mortgage
           Trust 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

          Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class ____, [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $__________] [evidencing a____%
               Percentage Interest in the related Class] (The "Transferred Certificates")
               ---------------------------------------------------------------

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                    1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                    2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a



                                    F-1A-1

          Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                    3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

          ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

          ___  (e) Other. (Please specify brief description of method)

              --------------------------------------------------------------

              ---------------------------------------------------------------

              ---------------------------------------------------------------




                                    F-1A-2

                    4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                        (a) the following instruments and interests shall be
               excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                         (b) the aggregate value of the securities shall be the
               cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

                         (c) securities owned by subsidiaries of the entity that
               are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
               Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

               5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.P. 6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                        Very truly yours,

                                        (Transferor)


                                        By:
                                             ---------------------------------
                                             Name:
                                             Title:





                                    F-1A-3

                                 EXHIBIT F-1B

                       FORM II OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                             HELD IN PHYSICAL FORM


                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services, Salomon Brothers Commercial Mortgage
           Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class ____, [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $__________] [evidencing a _______________
                ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                _____________________________________________________________

Dear Sirs:

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a




                                    F-1B-1

     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                    Very truly yours,

                                    (Transferor)


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:




                                    F-1B-2

                                 EXHIBIT F-1C

                        FORM OF TRANSFEROR CERTIFICATE
          FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES
                  FOR CLASSES OF NON-REGISTERED CERTIFICATES


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services, Salomon Brothers Commercial Mortgage
           Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class ____, [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $_________] the "Transferred Certificates")
                _____________________________________________________________


Ladies and Gentlemen:

              This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates, which beneficial ownership interest is to be converted into a Definitive Certificate. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as Master Servicer, ARCap Special Servicing, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any



                                    F-1C-1
     manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                     Very truly yours,

                                     ------------------------------------------
                                     (Transferor)



                                     By:
                                          -------------------------------------
                                          Name:
                                                    ---------------------------
                                          Title:
                                                    ---------------------------




                                    F-1C-2

                                 EXHIBIT F-2A

                       FORM I OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                             HELD IN PHYSICAL FORM


                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services, Salomon Brothers Commercial Mortgage
           Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

           Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class ____, [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $__________] [evidencing a _______________
                ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                _____________________________________________________________


Ladies and Gentlemen::

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Transferred Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

              1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
     (b) pursuant to another exemption from registration under the Securities
     Act.


                                    F-2A-1

               2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                         Very truly yours,

                                         (Transferee)

                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:


                            Nominee Acknowledgment
                            ----------------------

              The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                            (Nominee)

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:





                                    F-2A-2

                                                       ANNEX 1 TO EXHIBIT F-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]


              The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [Name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

              2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
     144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16

--------
1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2A-3
          months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _____________________________________________________

         _____________________________________________________________________


               3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer,
     (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting


                                    F-2A-4
     principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

              5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___      ___      Will the Transferee be purchasing the Transferred
        Yes      No       Certificates only for the Transferee's own account?

              6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

              7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

               8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                               ------------------------------------------
                               Print Name of Transferee



                               By:
                                   --------------------------------------
                                   Name:
                                   Title:
                                   Date:






                                    F-2A-5

                                                       ANNEX 2 TO EXHIBIT F-2A
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------
          [For Transferees That Are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [Name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

               2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment


                                    F-2A-6

     Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

               5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

               ___      ___     Will the Transferee be purchasing the
               Yes      No      Transferred Certificates only for the
                                Transferee's own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

               8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                             Print Name of Transferee or Adviser


                             By:
                                 -----------------------------------------------
                                      Name:
                                      Title:



                             IF AN ADVISER:

                             Print Name of Transferee


                             ---------------------------------------------------
                             Date:


                                    F-2A-7

                                 EXHIBIT F-2B

                       FORM II OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                             HELD IN PHYSICAL FORM


                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

                Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class ____, [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                     ---------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

               2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from


                                    F-2B-1
     such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

               3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
          SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT
          REFERRED TO HEREIN.

               4. Neither the Transferee nor anyone acting on its behalf has
     (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any


                                    F-2B-2
     manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

               5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

               6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

               7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                Very truly yours,

                                (Transferee)


                                By:
                                    ----------------------------------------
                                         Name:
                                         Title:
                                         Date:


                                    F-2B-3

                            Nominee Acknowledgment
                            ----------------------

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                 (Nominee)


                                 By:
                                     ---------------------------------------
                                          Name:
                                          Title:


                                    F-2B-4

                                 EXHIBIT F-2C

                        FORM OF TRANSFEREE CERTIFICATE
          FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES
                  FOR CLASSES OF NON-REGISTERED CERTIFICATES


                                    [Date]


[TRANSFEROR]

          Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class _________, having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date" of $__________ (the "Transferred Certificates")
               --------------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

               2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.


                                    F-2C-1

               3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                             Very truly yours,

                             (Transferee)


                             By:
                                  ---------------------------------------------
                                      Name:
                                      Title:


                                    F-2C-2

                                                       ANNEX 1 TO EXHIBIT F-2C
                                                       -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

               2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
     144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16


--------
1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2C-3
          months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)______________________________________________________
          ____________________________________________________________________
          ____________________________________________________________________

               3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such


                                    F-2C-4

     Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ___      ___      Will the Transferee be acquiring interests in the
          Yes      No       Transferred Certificates only for the Transferee's
                            own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

               8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                (Transferee)

                                By:
                                     ------------------------------------------
                                         Name:
                                         Title:
                                         Date:


                                    F-2C-5

                                                       ANNEX 2 TO EXHIBIT F-2C
                                                       -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

               2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____      The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment


                                    F-2C-6

     Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

               5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          ___      ___      Will the Transferee be acquiring interests in the
          Yes      No       Transferred Certificates only for the Transferee's
                            own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.


                                    F-2C-7

               8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                 (Transferee or Adviser)


                                 By:
                                      ------------------------------------------
                                          Name:
                                          Title:



                                 IF AN ADVISER:



                                 -----------------------------------------------
                                 Print Name of Transferee

                                 Date:


                                    F-2C-8

                                 EXHIBIT F-3A

                        FORM OF TRANSFEROR CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                    [Date]


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013

          Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (the "Certificates")
               ----------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

               1. The Transferor is the lawful owner of the Excess Servicing Rights, with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has
     (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses
     (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.


                                    F-3A-1

                                Very truly yours,


                                -----------------------------------------------
                                (Transferor)


                                By:
                                     ------------------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------


                                    F-3A-2

                                 EXHIBIT F-3B

                        FORM OF TRANSFEREE CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                    [Date]


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013

KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, Missouri 64105

          Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
               ----------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Excess Servicing Fee Right established pursuant to the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor and initial Master Servicer, respectively, that:

               1. The Transferee is acquiring the Excess Servicing Fee Right for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

               2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) the Master Servicer and the Depositor have


                                    F-3B-1
     received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

               3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

               4. Neither the Transferee nor anyone acting on its behalf has
     (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

               5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

               6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and
     (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

               7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by the Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate


                                    F-3B-2
     pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

               8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                Very truly yours,


                                -----------------------------------------------
                                (Transferor)


                                By:
                                     ------------------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------


                                    F-3B-3

                                  EXHIBIT G-1

               FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH
                ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Corporate Trust Services, Salomon Brothers Commercial Mortgage
              Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc.,
              Series 2002-KEY2

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class _____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                          ----------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 11, 2002, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

          ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.


                                    G-1-1

          ___ The Transferred Certificates are Class _____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, a Special Servicer, any Sub-Servicer, any Person responsible for servicing the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
               (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                  Very truly yours,


                                  (Transferee)

                                  By:
                                      ----------------------------------------
                                           Name:
                                           Title:



                                    G-1-2

                                  EXHIBIT G-2

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
                   (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                    [Date]


[TRANSFEROR]


          Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class _____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 26, 2002 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               --------------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

          ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
               (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan.

          ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of
               Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.



                                    G-2-1

          ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, a Special Servicer, any Sub-Servicer, any Person responsible for servicing the Westfarms Mall Mortgage Loan or any Westfarms Mall REO Property or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
               (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                          (Transferee)


                                          By:
                                                ------------------------------
                                                Name:
                                                Title:



                                    G-2-2

                                  EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF CLASS R CERTIFICATES



STATE OF                            )
                                    ) ss:
COUNTY OF                           )

          ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Salomon Brothers Mortgage Securities Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, a Non-United States Person, a domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the



                                    H-1-1
income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificate.

          7. The Transferee's taxpayer identification number is
_________________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

          (a) The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,



                                    H-1-2
in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected in
Exhibit A to this letter;                                              _______

          or

          (b) the Transferee (i) is an "eligible corporation" as defined in
Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of Class R Certificates will only be subject to taxation in the United States,
(ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth
in this letter.                                                        _______

          11. The Transferee will not cause the income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base.

          12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          13. For purposes of this Affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.



                                    H-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                      [TRANSFEREE]


                                      By:
                                           ----------------------------
                                      [Name of Officer]
                                      [Title of Officer]


[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary


          Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ______ day of __________________, ________.



-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.


                                    H-1-4

                                  EXHIBIT H-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                             CLASS R CERTIFICATES

                                    [date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Corporate Trust Services, Salomon Brothers Commercial Mortgage
              Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc.,
              Series 2002-KEY2

               Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2, Class R Certificates, evidencing ____% Percentage Interest in such Class (the "Residual Interest Certificates")
                    ----------------------------------------------------------


Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual



                                    H-2-1

     Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,

                                   (Transferor)

                                   By:
                                       ------------------------------------
                                            Name:
                                            Title:


                                    H-2-2

                                  EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGMENT
                  CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                    [date]


Moody's Investors Service
99 Church Street, 6th Floor
New York, New York  10007
Attention:  Commercial MBS Monitoring Department

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York  10041

          Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
               ----------------------------------------------------

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of September 11, 2002, and relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated __________________ to serve as the Special Servicer under the Agreement.

          The designation of ________________________as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A. the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.



                                    I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                           Very truly yours,

                           WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                           By:
                               --------------------------------------------
                                    Name:
                                    Title:


Receipt acknowledged:

MOODY'S INVESTORS SERVICE


By:  ____________________________________
         Name:
         Title:
         Date:


STANDARD & POOR'S RATINGS SERVICES


By:  _____________________________________
         Name:
         Title:
         Date:



                                    I-1-2

                                  EXHIBIT I-2

              FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                    [date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Corporate Trust Services, Salomon Brothers Commercial Mortgage
               Trust 2002-KEY2, Salomon Brothers Mortgage Securities VII,
               Inc., Series 2002-KEY2

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbus, Maryland 21045

KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, Missouri 64105

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

          Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
               ---------------------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of September 11, 2002 relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ___________________________.



                                    I-2-1

                                   By:
                                       ---------------------------------------
                                            Name:
                                            Title:



                                    I-2-2

                                   EXHIBIT J

                       FORM OF UCC-1 FINANCING STATEMENT


Debtor:

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

Secured Party:

Wells Fargo Bank Minnesota, N.A.

as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc.,
Commercial Mortgage Pass-Through Certificates,
Series 2002-KEY2
9062 Old Annapolis Road
Columbia, Maryland 21045



Text:

See Exhibit 1 Attached Hereto






---------------------------

* Notices to the Secured Party should be sent to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services, SBMS VII, Series 2002-KEY2.

                                                        EXHIBIT 1 to EXHIBIT J
                                                        ----------------------


          This Schedule I is attached to and incorporated in a financing statement pertaining to Salomon Brothers Mortgage Securities VII, Inc. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2002-KEY2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among the Debtor as Depositor, the Secured Party as Trustee, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer and ARCap Special Servicing, Inc. as Special Servicer, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (collectively, the "Series 2002-KEY2 Certificates") and pursuant to which the Debtor has transferred to the Secured Party certain commercial and multifamily mortgage loans identified on the schedule attached hereto as Exhibit A (such mortgage loans, the "Mortgage Loans"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, including, without limitation, the following:

     1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans;

     2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

     3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

     4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     5.   All REO Property;

     6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

     8. (a) the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or the Special Servicer; and

     10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                           Exhibit A to Exhibit 1 to Exhibit J
                                           -----------------------------------

                            MORTGAGE LOAN SCHEDULE

                            [See Attached Schedule]

                                  EXHIBIT K-1

                  INFORMATION REQUEST FROM CERTIFICATEHOLDER
                             OR CERTIFICATE OWNER

                                    [date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
                       -----------------------------------------------

          In accordance with the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.



                                    K-1-1

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

          Capitalized terms used herein but not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                             [BENEFICIAL HOLDER OF A CERTIFICATE]


                             By:
                                 ---------------------------------------------
                                      Name:
                                      Title:
                                      Telephone No.:



                                    K-1-2

                                  EXHIBIT K-2

                 INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                    [date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2002-KEY2 Salomon Brothers Mortgage Securities VII, Inc., Series 2002-KEY2

               Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2
                    ----------------------------------------------------

          In accordance with the Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a/ Key Commercial Mortgage as Master Servicer, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class ____ Certificates.

          2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.



                                    K-2-1

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to
Section 5 of the Securities Act.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                  [PROSPECTIVE PURCHASER]


                                  By:
                                      -----------------------------------------
                                           Name:
                                           Title:
                                           Telephone No.:



                                    K-2-2

                                   EXHIBIT L

                     SCHEDULE OF DESIGNATED SUB-SERVICERS



                                                                     Cut-off Date
  Control     Loan                                                     Principal      Primary
  Number     Number          Loan / Property Name        Originator     Balance    Servicing Rate        Primary Servicer
  ------     ------          --------------------        ----------     -------    --------------        ----------------

                                                                                                  L.J. Melody & Company/GEMSA
    111     7003003   Wilton Executive Campus                SBRC     24,430,112.23    0.060%     Loan Services, L.P.

    113     7004458   Northlake Apartments                   SBRC     19,803,899.89    0.050%     GMAC Commercial Mortgage Corp.

    115     7004284   Cedar Crest Apartments                 SBRC     16,944,314.21    0.075%     GMAC Commercial Mortgage Corp.
                                                                                                  L.J. Melody & Company/GEMSA
    116     7004771   Villas at Sunrise Mountain             SBRC     16,465,347.37    0.060%     Loan Services, L.P.

    117     7003378   The Shops at Town Center               SBRC     16,000,000.00    0.080%     GMAC Commercial Mortgage Corp.

    122     7004456   Oak Mill Apartments                    SBRC     13,600,749.44    0.050%     GMAC Commercial Mortgage Corp.
                                                                                                  L.J. Melody & Company/GEMSA
    123     7004294   Plaza de Hacienda                      SBRC     12,959,762.99    0.080%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    124     7003587   Shenandoah Square                      SBRC     12,934,050.48    0.070%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    126     7003287   Heritage Mall                          SBRC     12,384,772.73    0.070%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    127     7003996   Seekonk Crossing                       SBRC     12,331,089.11    0.050%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    134     7001097   Parker Towne Centre                    SBRC     8,382,038.68     0.090%     Loan Services, L.P.

    135     7002471   Food 4 Less                            SBRC     8,054,456.94     0.060%     GMAC Commercial Mortgage Corp.
                                                                                                  L.J. Melody & Company/GEMSA
    136     7003632   AAA Quality Storage-Long Beach         SBRC     7,259,431.52     0.080%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    141     7004263   202 Tillary Street                     SBRC     5,970,563.95     0.080%     Loan Services, L.P.

    146     7003456   Broad Creek Crossing Shopping          SBRC     5,067,561.69     0.100%     GMAC Commercial Mortgage Corp.
                      Center

    148     7003332   Lincoln Plaza Shopping Center          SBRC     4,840,871.29     0.100%     GMAC Commercial Mortgage Corp.
                                                                                                  L.J. Melody & Company/GEMSA
    149     7001423   East-West Medical Center               SBRC     4,763,377.89     0.090%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    154     6603083   Three Fountains III Apartments         SBRC     4,557,765.70     0.100%     Loan Services, L.P.
                                                                                                  L.J. Melody & Company/GEMSA
    155     7001555   Normandy Business Center               SBRC     4,448,758.82     0.090%     Loan Services, L.P.

    161     7004350   Oxford Crest Apartments                SBRC     3,590,468.72     0.100%     GMAC Commercial Mortgage Corp.

    164     6603456   Northwest Plaza Shopping Center        SBRC     2,937,848.59     0.080%     Financial Federal Savings Bank



                                                                 L-1

                                   EXHIBIT M

                     FORM OF S&P DEFEASANCE CERTIFICATION

      For any loan that is not among ten (10) largest loans in pool, with outstanding balance of (a) $20,000,000 or less, or (b) less than 5% of outstanding pool balance, whichever is less

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance

         Moody's Investors Service, Inc.
         99 Church Street, 6th floor
         New York, New York 10007

From: KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among the Master Servicer, Salomon Brothers Mortgage Securities VII, Inc. as Depositor, ARCap Special Servicing, Inc. as Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee.

Date:    _________, 20___

Re:      Salomon Brothers Mortgage Securities VII, Inc.
         Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2

         Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

                  --------------------

     Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                    ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                    ____ a partial defeasance of the payments scheduled to be
                         due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

          2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               a. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b.   The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by Standard & Poor's,
                    (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                        CUSIP RATE MAT PAY DATES ISSUED
                        -------------------------------

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                    ____ the related Borrower was a Single-Purpose Entity (as
                         defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                    ____ the related Borrower designated a Single-Purpose
                         Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                    ____ the Master Servicer designated a Single-Purpose
                         Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible

                    Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

               h. The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j.   The agreements executed in connection with the defeasance
                    (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

               k. The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$20,000,000 or less or less than five percent of pool balance, whichever is less] which is less than 5% of the aggregate Certificate Principal Balance of the Certificates as of the date of the most recent Certificateholder Report received by us (the "Current Report").

               l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate
                    Certificate Balance of the Certificates as of the date of the Current Report.

          3. Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance (or waived such conditions), subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with the Servicing Standard.

          4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been or will be transmitted to the Trustee or Custodian on its behalf for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Servicing File.

          5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

          6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

          7. Agree to provide copies of all items listed in Exhibit B to you upon request.

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                    KeyCorp Real Estate Capital Markets, Inc.
                                    d/b/a Key Commercial Mortgage
                                    as Master Servicer


                                    By:_______________________________________
                                         Name:
                                         Title: